Exhibit 10.12

Project Maryland
Mortgage - Fixed Crossed

                                                                    ,

collectively, as Grantor

to

WACHOVIA BANK, NATIONAL ASSOCIATION,

as Lender

MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS

AND FIXTURE FILING

Dated:  June     , 2006

PREPARED BY AND UPON RECORDATION RETURN TO:

Proskauer Rose LLP

1585 Broadway

New York, New York  10036

Attention:  David J. Weinberger, Esq.

THIS MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND FIXTURE FILING (the “Security Instrument”) is made as of the          day of June, 2006, by the parties set forth as “Grantor” on the signature page hereof, having its chief executive office c/o RLJ Urban Lodging Funds, 6903 Rockledge Drive, Suite 910, Bethesda, Maryland  20817 (hereinafter collectively referred to as “Grantor”), to WACHOVIA BANK, NATIONAL ASSOCIATION, having an address at Wachovia Bank, National Association, Commercial Real Estate Services, 8739 Research Drive URP 4, NC 1075, Charlotte, North Carolina  28262 (hereinafter referred to as “Lender”).

W I T N E S S E T H:

WHEREAS, Lender has authorized a loan (hereinafter referred to as the “Loan”) to the Cross-collateralized Borrowers in the maximum principal sum of                          AND NO/100 DOLLARS ($                    ) (hereinafter referred to as the “Loan Amount”), which Loan is evidenced by certain promissory notes, dated the date hereof given by the fee owner of the Premises (“Borrower”) and certain Affiliates thereof, as maker, to Lender as payee (together with any supplements, amendments, modifications or extensions thereof, hereinafter collectively referred to as the “Note”).

WHEREAS, in consideration of the Loan, the Cross-collateralized Borrowers have agreed to make payments in amounts sufficient to pay and redeem, and provide for the payment and redemption of the principal of, premium, if any, and interest on the Note when due;

WHEREAS, Grantor desires by this Security Instrument to provide for, among other things, the issuance of the Note and for the deposit, deed and pledge by Grantor with, and the creation of a security interest in favor of, Lender, as security for the Cross-collateralized Borrowers’ obligations to Lender from time to time pursuant to the Note and the other Loan Documents;

WHEREAS, Grantor and Lender intend these recitals to be a material part of this Security Instrument; and

WHEREAS, all things necessary to make this Security Instrument the valid and legally binding obligation of Grantor in accordance with its terms, for the uses and purposes herein set forth, have been done and performed.

NOW THEREFORE, to secure the payment of the principal of, prepayment premium (if any) and interest on the Note and all other obligations, liabilities or sums due or to become due under this Security Instrument, the Note or any other Loan Document, including, without limitation, interest on said obligations, liabilities or sums (said principal, premium, interest and other sums being hereinafter referred to as the “Debt”), and the performance of all other covenants, obligations and liabilities of the Cross-collateralized Borrowers pursuant to the Loan Documents, Grantor has executed and delivered this Security Instrument; and Grantor has irrevocably granted, and by these presents and by the execution and delivery hereof does hereby irrevocably grant, bargain, sell, alien, demise, release, convey, assign, transfer, deed, hypothecate, pledge, set over, warrant, mortgage and confirm to Lender, forever with power of sale, all right, title and interest of Grantor in and to all of the following property, rights, interests and estates:

(a)           the plot(s), piece(s) or parcel(s) of real property described in Exhibit A attached hereto and made a part hereof (individually and collectively, hereinafter referred to as the “Premises”);

(b)           (i) all buildings, foundations, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements of every kind or nature now or hereafter located on the Premises (hereinafter collectively referred to as the “Improvements”); and (ii) to the extent permitted by law, the name or names, if any, as may now or hereafter be used for any of the Improvements, and the goodwill associated therewith;

(c)           all easements, servitudes, rights-of-way, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, ditches, ditch rights, reservoirs and reservoir rights, air rights and development rights, lateral support, drainage, gas, oil and mineral rights, tenements, hereditaments and appurtenances of any nature whatsoever, in any way belonging, relating or pertaining to the Premises or the Improvements and the reversion and reversions, remainder and remainders, whether existing or hereafter acquired, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Premises to the center line thereof and any and all sidewalks, drives, curbs, passageways, streets, spaces and alleys adjacent to or used in connection with the Premises and/or Improvements and all the estates, rights, titles, interests, property, possession, claim and demand whatsoever, both in law and in equity, of Grantor of, in and to the Premises and Improvements and every part and parcel thereof, with the appurtenances thereto;

(d)           all machinery, equipment, systems, fittings, apparatus, appliances, furniture, furnishings, tools, fixtures, Inventory (as hereinafter defined) and articles of personal property and accessions thereof and renewals, replacements thereof and substitutions therefor (including, but not limited to, all plumbing, lighting and elevator fixtures, office furniture, beds, bureaus, chiffonniers, chests, chairs, desks, lamps, mirrors, bookcases, tables, rugs, carpeting, drapes, draperies, curtains, shades, venetian blinds, wall coverings, screens, paintings, hangings, pictures, divans, couches, luggage carts, luggage racks, stools, sofas, chinaware, flatware, linens, pillows, blankets, glassware, foodcarts, cookware, dry cleaning facilities, dining room wagons, keys or other entry systems, bars, bar fixtures, liquor and other drink dispensers, icemakers, radios, television sets, intercom and paging equipment, electric and electronic equipment, dictating equipment, telephone systems, computerized accounting systems, engineering equipment, vehicles, medical equipment, potted plants, heating, lighting and plumbing fixtures, fire prevention and extinguishing apparatus, theft prevention equipment, cooling and air-conditioning systems, elevators, escalators, fittings, plants, apparatus, stoves, ranges, refrigerators, laundry machines, tools, machinery, engines, dynamos, motors, boilers, incinerators, switchboards, conduits, compressors, vacuum cleaning systems, floor cleaning, waxing and polishing equipment, call systems, brackets, signs, bulbs, bells, ash and fuel, conveyors, cabinets, lockers, shelving, spotlighting equipment, dishwashers, garbage disposals, washers and dryers), other customary hotel equipment, inventory and other property of every kind and nature whatsoever owned by Grantor, or in which Grantor has or shall have an interest, now or hereafter located upon, or in, or used in connection with the Premises or the Improvements, or appurtenant thereto, and all building equipment, materials and supplies of any nature whatsoever owned by Grantor, or in which Grantor has or shall have an interest, now or hereafter located upon, or in, or used in connection with the Premises or the Improvements or appurtenant thereto, (hereinafter, all of the foregoing items described in this paragraph (d) are collectively called the “Equipment”), all of which, and any replacements, modifications, alterations and additions thereto, to the extent permitted by applicable law, shall be deemed to constitute fixtures (the “Fixtures”), and are part of the real estate and security for the payment of the Debt and the performance of Grantor’s obligations.  To the extent any portion of the Equipment is not real property or fixtures under applicable law, it shall be deemed to be personal property, and this Security Instrument shall constitute a security agreement creating a security interest therein in favor of Lender under the UCC;

(e)           all awards or payments, including interest thereon, which may hereafter be made with respect to the Premises, the Improvements, the Fixtures, or the Equipment, whether from the exercise of the right of eminent domain (including but not limited to any transfer made in lieu of or in anticipation of the exercise of said right), or for a change of grade, or for any other injury to or decrease in the value of the Premises, the Improvements or the Equipment or refunds with respect to the payment of property taxes and assessments, and all other proceeds of the conversion, voluntary or involuntary, of the Premises, Improvements, Equipment, Fixtures or any other Property or part thereof into cash or liquidated claims;

(f)            all leases, tenancies, franchises, licenses and permits, Property Agreements and other agreements affecting the use, enjoyment or occupancy of the Premises, the Improvements, the Fixtures, or the Equipment or any portion thereof now or hereafter entered into, whether before or after the filing by or against Grantor of any petition for relief under the Bankruptcy Code and all reciprocal easement agreements, license agreements and other agreements with Pad Owners, including, without limitation the existing Operating Lease (hereinafter collectively referred to as the “Leases”), together with all receivables, revenues, rentals, credit card receipts, receipts and all payments received which relate to the rental, lease, franchise and use of space at the Premises and rental and use of guest rooms or meeting rooms or banquet rooms or recreational facilities or bars, beverage or food sales, vending machines, mini-bars, room service, telephone, video and television systems, electronic mail, internet connections, guest laundry, bars, the provision or sale of other goods and services, and all other payments received from guests or visitors of the Premises, and other items of revenue, receipts or income as identified in the Uniform System of Accounts (as hereinafter defined), all cash or security deposits, lease termination payments, advance rentals and payments of similar nature and guarantees or other security held by, or issued in favor of,

Grantor in connection therewith to the extent of Grantor’s right or interest therein and all remainders, reversions and other rights and estates appurtenant thereto, and all base, fixed, percentage or additional rents, and other rents, oil and gas or other mineral royalties, and bonuses, issues, profits and rebates and refunds or other payments made by any Governmental Authority from or relating to the Premises, the Improvements, the Fixtures or the Equipment plus all rents, common area charges and other payments now existing or hereafter arising, whether paid or accruing before or after the filing by or against Grantor of any petition for relief under the Bankruptcy Code (the “Rents”) and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt;

(g)           all proceeds of and any unearned premiums on any insurance policies covering the Premises, the Improvements, the Fixtures, the Rents or the Equipment, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Premises, the Improvements, the Fixtures or the Equipment and all refunds or rebates of Impositions, and interest paid or payable with respect thereto;

(h)           all deposit accounts, securities accounts, funds or other accounts maintained or deposited with Lender, or its assigns, in connection herewith, including, without limitation, the Security Deposit Account (to the extent permitted by law), the Escrow Accounts, the Central Account, the Rent Account, and the Sub-Accounts and all monies and investments deposited or to be deposited in such accounts;

(i)            all accounts receivable, contract rights, franchises, interests, estate or other claims, both at law and in equity, now existing or hereafter arising, and relating to the Premises, the Improvements, the Fixtures or the Equipment, not included in Rents;

(j)            all now existing or hereafter arising claims against any Person with respect to any damage to the Premises, the Improvements, the Fixtures or the Equipment, including, without limitation, damage arising from any defect in or with respect to the design or construction of the Improvements, the Fixtures or the Equipment and any damage resulting therefrom;

(k)           all deposits or other security or advance payments, including rental payments now or hereafter made by or on behalf of Grantor to others, with respect to (i) insurance policies, (ii) utility services, (iii) cleaning, maintenance, repair or similar services, (iv) refuse removal or sewer service, (v) parking or similar services or rights and (vi) rental of Equipment, if any, relating to or otherwise used in the operation of the Premises, the Improvements, the Fixtures or the Equipment;

(l)            all intangible property now or hereafter relating to the Premises, the Improvements, the Fixtures or the Equipment or its operation, including, without limitation, software, letter of credit rights, trade names, trademarks (including, without limitation, any licenses of or agreements to license trade names or trademarks now or hereafter entered into by Grantor), logos, building names and goodwill;

(m)          all now existing or hereafter arising advertising material, guaranties, warranties, building permits, other permits, licenses, plans and specifications, shop and working drawings, soil tests, appraisals and other documents, materials and/or personal property of any kind now or hereafter existing in or relating to the Premises, the Improvements, the Fixtures, and the Equipment;

(n)           all now existing or hereafter arising drawings, designs, plans and specifications prepared by architects, engineers, interior designers, landscape designers and any other consultants or professionals for the design, development, construction, repair and/or improvement of the Property, as amended from time to time;

(o)           the right, in the name of and on behalf of Grantor, to appear in and defend any now existing or hereafter arising action or proceeding brought with respect to the Premises, the Improvements, the Fixtures or the Equipment and to commence any action or proceeding to protect the interest of Lender in the Premises, the Improvements, the Fixtures or the Equipment; and

(p)          all proceeds, products, substitutions and accessions (including claims and demands therefor) of each of the foregoing.

All of the foregoing items (a) through (p), together with all of the right, title and interest of Grantor therein, are collectively referred to as the “Property”.

TO HAVE AND TO HOLD the above granted and described Property unto Lender, and the successors and assigns of Lender in fee simple, forever.

PROVIDED, ALWAYS, and these presents are upon this express condition, if Grantor shall well and truly pay and discharge the Debt and perform and observe the terms, covenants and conditions set forth in the Loan Documents, then these presents and the estate hereby granted shall cease and be void.

AND Grantor covenants with and warrants to Lender that:

ARTICLE I:  DEFINITIONS

Section 1.01.  Certain Definitions.

For all purposes of this Security Instrument, except as otherwise expressly provided or unless the context clearly indicates a contrary intent:

(i)            the capitalized terms defined in this Section have the meanings assigned to them in this Section, and include the plural as well as the singular;

(ii)           all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and

(iii)          the words “herein”, “hereof”, and “hereunder” and other words of similar import refer to this Security Instrument as a whole and not to any particular Section or other subdivision.

“Adjusted Net Cash Flow” shall mean, as of any date of calculation, the Net Operating Income for all of the Cross-collateralized Properties over the twelve (12)-month period preceding the date of calculation less the Recurring Replacement Reserve Monthly Installment multiplied by twelve (12) for the subsequent twelve (12) month period for which sums were not deposited into the Recurring Replacement Reserve Escrow Account.  The Adjusted Net Cash Flow shall be calculated by Grantor and shall be subject to the reasonable review and approval of Lender.

“Affiliate” of any specified Person shall mean any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such specified Person.

“Aggregate Debt Service Coverage” shall mean the quotient obtained by dividing the aggregate Adjusted Net Cash Flow for all of the Cross-collateralized Properties by the sum of the (a) aggregate payments of interest and principal due for such specified period under the Note (determined as of the date the calculation of Aggregate Debt Service Coverage is required or requested hereunder) and (b) aggregate payments of interest and principal due for such specified period pursuant to the terms of subordinate or mezzanine financing, if any, then affecting or related to the Cross-collateralized Properties or, if Aggregate Debt Service Coverage is being calculated in connection with a request for consent to any subordinate financing, then proposed.  In determining Aggregate Debt Service Coverage, the applicable interest rate for any floating rate loan referred to in clause (b) above, if any, shall be (1) the applicable margin over the applicable index, plus the then current applicable index rate, with respect to any loan described in clause (b) above or (2) in the event that Grantor or its Affiliates with respect to any loan referenced under clause (b) obtains an interest rate protection agreement in form and substance and from a counterparty reasonably acceptable to Lender, the strike price under any interest rate protection agreement entered into by Grantor or any of its Affiliates with respect to the loan referenced under clause (b) plus the applicable margin over the applicable index.

“Allocated Loan Amount” shall mean the Initial Allocated Loan Amount of each Cross-collateralized Property as such amount may be adjusted from time to time as hereinafter set forth.  Upon each adjustment of the Principal Amount (each a “Total Adjustment”), whether as a result of amortization or prepayment or as otherwise expressly provided herein or in any other Loan Document, each Allocated Loan Amount shall be increased or decreased, as the case may be, by an amount equal to the product of:

(i)            the Total Adjustment, and

(ii)           a fraction, the numerator of which is the applicable Allocated Loan Amount (prior to the adjustment in question) and the denominator of which is the Principal Amount prior to the adjustment to the Principal Amount which results in the recalculation of the Allocated Loan Amount.

However, when the Principal Amount is reduced as a result of Lender’s receipt of a Release Price or, in connection with a Release, funds sufficient to prepay a portion of the Principal Amount in the amount of the Release Price, the Allocated Loan Amount for the Cross-collateralized Property being released and discharged from the encumbrance of the applicable Cross-collateralized Mortgage and related Loan Documents shall be reduced to zero (the amount by which such Allocated Loan Amount is reduced being referred to as the “Released Allocated Amount”), and each other Allocated Loan Amount shall be decreased by an amount equal to the product of:

(i)            the excess of (A) the Release Price over (B) the Released Allocated Amount and

(ii)           a fraction, the numerator of which is the applicable Allocated Loan Amount (prior to the adjustment in question) and the denominator of which is the aggregate of all of the Allocated Loan Amounts other than the Allocated Loan Amount applicable to the Cross-collateralized Property for which the Release Price was paid; and

when the Principal Amount is reduced as a result of Lender’s receipt of Net Proceeds, the Allocated Loan Amount for the Cross-collateralized Property with respect to which the Net Proceeds were received shall be reduced to zero (the amount by which such Allocated Loan Amount is reduced being referred to as the “Foreclosed Allocated Amount”) and each other Allocated Loan Amount shall;

(A)          if the Net Proceeds exceed the Foreclosed Allocated Amount (such excess being referred to as the “Surplus Net Proceeds”), be decreased by an amount equal to the product of:

(i)            the Surplus Net Proceeds and

(ii)           a fraction, the numerator of which is the applicable Allocated Loan Amount (prior to the adjustment in question) and the denominator of which is the aggregate of all of the Allocated Loan Amounts (prior to the adjustment in question) other than the Allocated Loan Amount applicable to the Cross-collateralized Property with respect to which the Net Proceeds were received (such fraction being referred to as the “Net Proceeds Adjustment Fraction”), or

(B)           if the Foreclosed Allocated Amount exceeds the Net Proceeds (such excess being referred to as the “Net Proceeds Deficiency”), be increased by an amount equal to the product of (i) the Net Proceeds Deficiency and (ii) the Net Proceeds Adjustment Fraction, or

(C)           if the Net Proceeds equal the Foreclosed Allocated Amount, remain unadjusted; and

when the Principal Amount is reduced as a result of Lender’s receipt of Loss Proceeds or partial prepayments made in accordance with Section 15.01 hereof, the Allocated Loan Amount for the

Cross-collateralized Property with respect to which the Loss Proceeds or partial prepayments were received shall be decreased by an amount equal to the sum of:

(i)            with respect to Loss Proceeds, Loss Proceeds which are applied towards the reduction of the Principal Amount as set forth in Article III hereof, if any, and

(ii)           with respect to partial prepayments, the amount of any such partial prepayment which is applied towards the reduction of the Principal Amount in accordance with the provisions of the Note, if any;

but in no event shall the Allocated Loan Amount for the Cross-collateralized Property with respect to which the Loss Proceeds or partial prepayments were received be reduced to an amount less than zero (the amount by which such Allocated Loan Amount is reduced being referred to as the “Loss Proceeds or Prepayment Allocated Amount”) and each other Allocated Loan Amount shall be decreased by an amount equal to the product of:

(i)            the excess of (A) the Loss Proceeds or such partial prepayments over (B) the Loss Proceeds or Prepayment Allocated Amount, and

(ii)           a fraction, the numerator of which is the applicable Allocated Loan Amount (prior to the adjustment in question) and the denominator of which is the aggregate of all of the Allocated Loan Amounts (prior to the adjustment in question) other than the Allocated Loan Amount applicable to the Cross-collateralized Property to which such Loss Proceeds or partial prepayments were applied.

“Annual Budget” shall mean an annual budget submitted by Grantor to Lender in accordance with the terms of Section 2.09 hereof.

“Appraisal” shall mean the appraisal of the Property and all supplemental reports or updates thereto previously delivered to Lender in connection with the Loan.

“Appraiser” shall mean the Person who prepared the Appraisal.

“Approved Annual Budget” shall mean each Annual Budget approved by Lender in accordance with the terms hereof.

“Approved Manager Standard” shall mean the standard of business operations, practices and procedures customarily employed by entities having a senior executive with at least seven (7) years’ experience in the management of first class “upscale” hotels which manage not less than five (5) first class “limited,” “focused” or “select service” hotel properties having 700 rooms in the aggregate, including, without limitation, certain first class “limited,” “focused” or “select service” hotels which contain more than 500 rooms.

“Approved Replacement Management Agreement” shall have the meaning set forth in Section 5.01 hereof.

“Architect” shall have the meaning set forth in Section 3.04(b)(i) hereof.

“Assignment” shall mean the Assignment of Leases and Rents and Security Deposits of even date herewith relating to the Property given by Grantor to Lender, as the same may be modified, amended or supplemented from time to time.

“Bank” shall mean the bank, trust company, savings and loan association or savings bank designated by Lender, in its sole and absolute discretion, in which the Central Account shall be located.

“Bankruptcy Code” shall mean 11 U.S.C. §101 et seq., as amended from time to time.

“Basic Carrying Costs” shall mean the sum of the following costs associated with the Property:  (a) Real Estate Taxes and (b) insurance premiums.

“Basic Carrying Costs Escrow Account” shall mean the Escrow Account maintained pursuant to Section 5.06 hereof.

“Basic Carrying Costs Monthly Installment” shall mean Lender’s estimate of one-twelfth (1/12th) of the annual amount for Basic Carrying Costs.  “Basic Carrying Costs Monthly Installment” shall also include, if required by Lender, a sum of money which, together with such monthly installments, will be sufficient to make the payment of each such Basic Carrying Cost at least thirty (30) days prior to the date initially due.  Should such Basic Carrying Costs not be ascertainable at the time any monthly deposit is required to be made, the Basic Carrying Costs Monthly Installment shall be determined by Lender in its reasonable discretion on the basis of the aggregate Basic Carrying Costs for the prior Fiscal Year or month or the prior payment period for such cost.  As soon as the Basic Carrying Costs are fixed for the then current Fiscal Year, month or period, the next ensuing Basic Carrying Costs Monthly Installment shall be adjusted to reflect any deficiency or surplus in prior monthly payments.  If at any time during the term of the Loan Lender determines that there will be insufficient funds in the Basic Carrying Costs Escrow Account to make payments when they become due and payable, Lender shall have the right to adjust the Basic Carrying Costs Monthly Installment such that there will be sufficient funds to make such payments.  Notwithstanding the foregoing, provided that no Event of Default exists, if Grantor is depositing a sum with Manager on a monthly basis pursuant to the Management Agreement to be used for the payment of Basic Carrying Costs, Lender has a perfected first priority security interest in the account in which such sums are deposited and Grantor shall have delivered, or cause to be delivered to Lender proof that the Basic Carrying Costs with respect to which Manager is receiving deposits are paid not less than five (5) Business Days prior to the date upon which they are due and payable, the Basic Carrying Costs Monthly Installment shall be reduced by the amount of Basic Carrying Costs which are deposited with Manager.

“Basic Carrying Costs Sub-Account” shall mean the Sub-Account of the Central Account established pursuant to Section 5.02 into which the Basic Carrying Costs Monthly Installments shall be deposited.

“Business Day” shall mean any day other than (a) a Saturday or Sunday, or (b) a day on which banking and savings and loan institutions in the State of New York or the State of North

Carolina are authorized or obligated by law or executive order to be closed, or at any time during which the Loan is an asset of a Securitization, the cities, states and/or commonwealths used in the comparable definition of “Business Day” in the Securitization documents.

“CAP Escrow Agreement” shall have the meaning set forth in Section 5.12 hereof.

“Capital Expenditures” shall mean for any period, the amount expended for items capitalized under GAAP including expenditures for building improvements or major repairs, leasing commissions and tenant improvements.

“Cash Expenses” shall mean for any period, the operating expenses (excluding Capital Expenditures) for the Property as set forth in an Approved Annual Budget to the extent that such expenses are actually incurred by Grantor excluding payments into the Basic Carrying Costs Sub-Account, the Debt Service Payment Sub-Account and the Recurring Replacement Reserve Sub-Account.

“Central Account” shall mean an Eligible Account, maintained at the Bank, in the name of Lender or its successors or assigns (as secured party) as may be designated by Lender.

“Closing Date” shall mean the date of the Note.

“Code” shall mean the Internal Revenue Code of 1986, as amended and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto.

“Condemnation Proceeds” shall mean all of the proceeds in respect of any Taking or purchase in lieu thereof.

“Contractual Obligation” shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of the property owned by it is bound.

“Control” means, when used with respect to any specific Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person whether through ownership of voting securities, beneficial interests, by contract or otherwise.  The definition is to be construed to apply equally to variations of the word “Control” including “Controlled,” “Controlling” or “Controlled by.”

“CPI” shall mean “The Consumer Price Index (New Series) (Base Period 1982-84=100) (all items for all urban consumers)” issued by the Bureau of Labor Statistics of the United States Department of Labor (the “Bureau”).  If the CPI ceases to use the 1982-84 average equaling 100 as the basis of calculation, or if a change is made in the term, components or number of items contained in said index, or if the index is altered, modified, converted or revised in any other way, then the index shall be adjusted to the figure that would have been arrived at had the change in the manner of computing the index in effect at the date of this Security Instrument not been made.  If at any time during the term of this Security Instrument the CPI shall no longer be published by the Bureau, then any comparable index issued by the Bureau or similar agency of the United States issuing similar indices shall be used in lieu of the CPI.

“Credit Card Company” shall have the meaning set forth in Section 5.01 hereof.

“Credit Card Payment Direction Letter” shall have the meaning set forth in Section 5.01 hereof.

“Cross-collateralization Agreement” shall mean that certain Cross-collateralization Agreement of even date herewith between Grantor, the other Cross-collateralized Borrowers and Lender.

“Cross-collateralized Borrowers” shall mean each Person that has executed the Note.

“Cross-collateralized Mortgage” shall mean each mortgage, deed of trust, deed to secure debt, security agreement, assignment of rents and fixture filing as originally executed or as same may hereafter from time to time be supplemented, amended, modified or extended by one or more indentures supplemental thereto granted by a Cross-collateralized Borrower to Lender as security for the Note.

“Cross-collateralized Property” shall mean each parcel or parcels of real property encumbered by a Cross-collateralized Mortgage as identified on Exhibit C attached hereto and made a part hereof;  provided, however, at such time, if any, that a Cross-collateralized Mortgage is released by Lender, the property which was encumbered by such Cross-collateralized Property shall no longer constitute a Cross-collateralized  Property.

“Curtailment Reserve Escrow Account” shall mean the Escrow Account maintained pursuant to Section 5.11 hereof into which sums shall be deposited during an O&M Operative Period.

“Curtailment Reserve Sub-Account” shall mean the Sub-Account of the Central Account established pursuant to Section 5.02 hereof into which excess cash flow shall be deposited pursuant to Section 5.05.

“Debt” shall have the meaning set forth in the Recitals hereto.

“Debt Service” shall mean the amount of interest and principal payments due and payable in accordance with the Note during an applicable period.

“Debt Service Coverage” shall mean the quotient obtained by dividing Adjusted Net Cash Flow by the sum of the (a) aggregate payments of interest and principal due for such specified period under the Note (determined as of the date the calculation of Debt Service Coverage is required or requested hereunder) and (b) aggregate payments of interest and principal due for such specified period pursuant to the terms of subordinate or mezzanine financing, if any, then affecting or related to the Property or, if Debt Service Coverage is being calculated in connection with a request for consent to any subordinate or mezzanine financing, then proposed.  In determining Debt Service Coverage, the applicable interest rate for any floating rate loan referred to in clause (b) above, if any, shall be (1) the applicable margin over the applicable index, plus the then current applicable index rate, with respect to any loan described in clause (b) above or (2) in the event that Grantor or its Affiliates with respect to any loan referenced under clause (b) obtains an interest rate protection agreement in form and substance and from a counterparty reasonably acceptable to Lender, the strike price under any interest rate protection agreement entered into by Grantor or any of its Affiliates with respect to the loan referenced under clause (b) plus the applicable margin over the applicable index.

“Debt Service Payment Sub-Account” shall mean the Sub-Account of the Central Account established pursuant to Section 5.02 hereof into which the Required Debt Service Payment shall be deposited.

“Debt Yield” shall mean Adjusted Net Cash Flow divided by the sum of (a) the unpaid Principal Amount and (b) the outstanding principal balance of any subordinate or mezzanine financing including, without limitation, the Mez Loan then affecting or related to the Property or any interest therein (determined as of the date of the calculation of Debt Yield).

“Default” shall mean any Event of Default or event which would constitute an Event of Default if all requirements in connection therewith for the giving of notice, the lapse of time, and the happening of any further condition, event or act, had been satisfied.

“Default Rate” shall mean the lesser of (a) the highest rate allowable at law and (b) five percent (5%) above the interest rate set forth in the Note.

“Default Rate Interest” shall mean, to the extent the Default Rate becomes applicable, interest in excess of the interest which would have accrued on (a) the Principal Amount and (b) any accrued but unpaid interest, if the Default Rate was not applicable.

“Defeasance Deposit” shall mean an amount equal to the total cost incurred or to be incurred in the purchase on behalf of Grantor of Federal Obligations necessary to meet the Scheduled Defeasance Payments.

“Defeased Note” shall have the meaning set forth in Section 15.01 hereof.

“Development Laws” shall mean all applicable subdivision, zoning, environmental protection, wetlands protection, or land use laws or ordinances, and any and all applicable rules and regulations of any Governmental Authority promulgated thereunder or related thereto.

“Disclosure Document” shall mean a prospectus, prospectus supplement, private placement memorandum, or similar offering memorandum or offering circular, in each case in preliminary or final form, used to offer securities in connection with a Securitization.

“Dollar” and the sign “$” shall mean lawful money of the United States of America.

“Eligible Account” shall mean a segregated account which is either (a) an account or accounts maintained with a federal or state chartered depository institution or trust company the long term unsecured debt obligations of which are rated by each of the Rating Agencies (or, if not rated by Fitch, Inc. (“Fitch”), otherwise acceptable to Fitch, as confirmed in writing that such account would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any certificates issued in connection with a Securitization) in its highest rating category at all times (or, in the case of the Basic Carrying Costs Escrow Account, the long term unsecured debt obligations of which are rated at least “AA” (or its equivalent)) by each of the Rating Agencies (or, if not rated by Fitch, otherwise acceptable to Fitch, as confirmed in writing that such account would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any certificates issued in connection with a Securitization) or, if the funds in such account are to be held in such account for less than thirty (30) days, the short term obligations of which are rated by each of the Rating Agencies (or, if not rated by Fitch, otherwise acceptable to Fitch, as confirmed in writing that such account would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any certificates issued in connection with a Securitization) in its highest rating category at all times or (b) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution is subject to regulations substantially similar to 12 C.F.R. § 9.10(b), having in either case a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal and state authority, or otherwise acceptable (as evidenced by a written confirmation from each Rating Agency that such account would not, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings assigned to any certificates issued in connection with a Securitization) to each Rating Agency, which may be an account maintained by Lender or its agents.  Eligible Accounts may bear interest.  The title of each Eligible Account shall indicate that the funds held therein are held in trust for the uses and purposes set forth herein.

“Engineer” shall have the meaning set forth in Section 3.04(b)(i) hereof.

“Engineering Escrow Account” shall mean an Escrow Account established and maintained pursuant to Section 5.12 hereof relating to payments for any Required Engineering Work.

“Environmental Problem” shall mean any of the following:

(a)           the presence of any Hazardous Material on, in, under, or above all or any portion of the Property;

(b)           the release or threatened release of any Hazardous Material from or onto the Property;

(c)           the violation or threatened violation of any Environmental Statute with respect to the Property; or

(d)           the failure to obtain or to abide by the terms or conditions of any permit or approval required under any Environmental Statute with respect to the Property.

A condition described above shall be an Environmental Problem regardless of whether or not any Governmental Authority has taken any action in connection with the condition and regardless of whether that condition was in existence on or before the date hereof.

“Environmental Report” shall mean the environmental audit report for the Property and any supplements or updates thereto, previously delivered to Lender in connection with the Loan.

“Environmental Statute” shall mean any federal, state or local statute, ordinance, rule or regulation, any judicial or administrative order (whether or not on consent) or judgment applicable to Grantor or the Property including, without limitation, any judgment or settlement based on common law theories, and any provisions or condition of any permit, license or other authorization binding on Grantor relating to (a) the protection of the environment, the safety and health of persons (including employees) or the public welfare from actual or potential exposure (or effects of exposure) to any actual or potential release, discharge, disposal or emission (whether past or present) of any Hazardous Materials or (b) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Materials, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §9601 et seq., the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Solid and Hazardous Waste Amendments of 1984, 42 U.S.C. §6901 et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. §1251 et seq., the Toxic Substances Control Act of 1976, 15 U.S.C. §2601 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §1101 et seq., the Clean Air Act of 1966, as amended, 42 U.S.C. §7401 et seq., the National Environmental Policy Act of 1975, 42 U.S.C. §4321, the Rivers and Harbors Act of 1899, 33 U.S.C. §401 et seq., the Endangered Species Act of 1973, as amended, 16 U.S.C. §1531 et seq., the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §651 et seq., and the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. §300(f) et seq., and all rules, regulations and guidance documents promulgated or published thereunder.

“Equipment” shall have the meaning set forth in granting clause (d) of this Security Instrument.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.  Section references to ERISA are to ERISA, as in effect at the date of this Security Instrument and, as of the relevant date, any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” shall mean any corporation or trade or business that is a member of any group of organizations (a) described in Section 414(b) or (c) of the Code of which Grantor or Guarantor is a member and (b) solely for purposes of potential liability under Section 302(c)(11)

of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which Grantor or Guarantor is a member.

“Escrow Account” shall mean each of the Engineering Escrow Account, the Basic Carrying Costs Escrow Account, the Recurring Replacement Reserve Escrow Account, the Operation and Maintenance Expense Escrow Account and the Curtailment Reserve Escrow Account, each of which shall be an Eligible Account or book entry sub-account of an Eligible Account.

“Event of Default” shall have the meaning set forth in Section 13.01 hereof.

“Extraordinary Expense” shall mean an extraordinary operating expense or capital expense not set forth in the Approved Annual Budget or allotted for in the Recurring Replacement Reserve Sub-Account.

“Federal Obligations” shall mean non-callable direct obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States of America or any agency or instrumentality thereof provided that such obligations are backed by the full faith and credit of the United States of America as chosen by Grantor, subject to the approval of Lender.

“Fiscal Year” shall mean the twelve (12) month period commencing on January 1 and ending on December 31 during each year of the term of this Security Instrument, or such other fiscal year of Grantor as Grantor may select from time to time with the prior written consent of Lender.

“Fixtures” shall have the meaning set forth in granting clause (d) of this Security Instrument.

“Franchise Agreement” shall mean any franchise agreement relating to the operation of the Premises, together with all renewals and replacements thereof.

“GAAP” shall mean generally accepted accounting principles in the United States of America, as of the date of the applicable financial report, consistently applied.

“General Partner” shall mean, if Grantor is a partnership, each general partner of Grantor and, if Grantor is a limited liability company, each managing member of Grantor.

“Governmental Authority” shall mean, with respect to any Person, any federal or State government or other political subdivision thereof and any entity, including any regulatory or administrative authority or court, exercising executive, legislative, judicial, regulatory or administrative or quasi-administrative functions of or pertaining to government, and any arbitration board or tribunal, in each case having jurisdiction over such applicable Person or such Person’s property and any stock exchange on which shares of capital stock of such Person are listed or admitted for trading.

“Grantor” shall mean the Person named herein as “Grantor” and any successor to the obligations of Grantor.

“Grantor Account” shall mean an Eligible Account maintained in the name of Grantor.

“Guarantor” shall mean any Person guaranteeing, in whole or in part, the obligations of Grantor under the Loan Documents.

“Hazardous Material” shall mean any flammable, explosive or radioactive materials, hazardous materials or wastes, hazardous or toxic substances, pollutants or related materials, asbestos or any material containing asbestos, molds, spores and fungus which may pose a risk to human health or the environment or any other substance or material as defined in or regulated by any Environmental Statutes.

“Impositions” shall mean all taxes (including, without limitation, all real estate, ad valorem, sales (including those imposed on lease rentals), use, single business, gross receipts, value added, intangible, transaction, privilege or license or similar taxes), assessments (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not commenced or completed within the term of this Security Instrument), ground rents, water, sewer or other rents and charges, excises, levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Property and/or any Rent (including all interest and penalties thereon), which at any time prior to, during or in respect of the term hereof may be assessed or imposed on or in respect of or be a lien upon (a) Grantor (including, without limitation, all franchise, single business or other taxes imposed on Grantor for the privilege of doing business in the jurisdiction in which the Property or any other collateral delivered or pledged to Lender in connection with the Loan is located) or Lender, (b) the Property or any part thereof or any Rents therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the Property, or any part thereof, or the leasing or use of the Property, or any part thereof, or the acquisition or financing of the acquisition of the Property, or any part thereof, by Grantor.

“Improvements” shall have the meaning set forth in granting clause (b) of this Security Instrument.

“Indemnified Parties” shall have the meaning set forth in Section 12.01 hereof.

“Independent” shall mean, when used with respect to any Person, a Person who (a) is in fact independent, (b) does not have any direct financial interest or any material indirect financial interest in Grantor, or in any Affiliate of Grantor or any constituent partner, shareholder, member or beneficiary of Grantor, (c) is not connected with Grantor or any Affiliate of Grantor or any constituent partner, shareholder, member or beneficiary of Grantor as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions and (d) is not a member of the immediate family of a Person defined in (b) or (c) above.  Whenever it is herein provided that any Independent Person’s opinion or certificate shall be provided, such opinion or certificate shall state that the Person executing the same has read this definition and is Independent within the meaning hereof.

“Initial Allocated Loan Amount” shall mean the portion of the Loan Amount initially allocated to each Cross-collateralized Property as set forth on Exhibit C annexed hereto and made a part hereof.

“Initial Engineering Deposit” shall equal the amount set forth on Exhibit B attached hereto and made a part hereof.

“Institutional Lender” shall mean any of the following Persons:  (a) any bank, savings and loan association, savings institution, trust company or national banking association, acting for its own account or in a fiduciary capacity, (b) any charitable foundation, (c) any insurance company or pension and/or annuity company, (d) any fraternal benefit society, (e) any pension, retirement or profit sharing trust or fund within the meaning of Title I of ERISA or for which any bank, trust company, national banking association or investment adviser registered under the Investment Advisers Act of 1940, as amended, is acting as trustee or agent, (f) any investment company or business development company, as defined in the Investment Company Act of 1940, as amended, (g) any small business investment company licensed under the Small Business Investment Act of 1958, as amended, (h) any broker or dealer registered under the Securities Exchange Act of 1934, as amended, or any investment adviser registered under the Investment Adviser Act of 1940, as amended, (i) any government, any public employees’ pension or retirement system, or any other government agency supervising the investment of public funds, or (j) any other entity all of the equity owners of which are Institutional Lenders; provided that each of said Persons shall have net assets in excess of $1,000,000,000 and a net worth in excess of $500,000,000, be in the business of making commercial mortgage loans, secured by properties of like type, size and value as the Property and have a long term credit rating which is not less than “BBB-” (or its equivalent) from each Rating Agency.

“Insurance Proceeds” shall mean all of the proceeds received under the insurance policies required to be maintained by Grantor pursuant to Article III hereof.

“Insurance Requirements” shall mean all terms of any insurance policy required by this Security Instrument, all requirements of the issuer of any such policy, and all regulations and then current standards applicable to or affecting the Property or any use or condition thereof, which may, at any time, be recommended by the Board of Fire Underwriters, if any, having jurisdiction over the Property, or such other Person exercising similar functions.

“Interest Accrual Period” shall mean the period commencing on the Closing Date through and including the tenth (10th) day of the calendar month in which the Closing Date occurs if the Closing Date occurs on or prior to the tenth (10th) day of such calendar month, or the tenth (10th) day of the calendar month immediately subsequent to the calendar month in which the Closing Date occurs if the Closing Date occurs subsequent to the tenth (10th) day of a calendar month and, thereafter, each one (1) month period, which shall commence on the eleventh (11th)

day of each calendar month and end on and include the tenth (10th) day of the next occurring calendar month.

“Interest Rate” shall have the meaning set forth in the Note.

“Interest Shortfall” shall mean any shortfall in the amount of interest required to be paid with respect to the Loan Amount on any Payment Date.

“Inventory” shall have the meaning given such term in the Uniform Commercial Code applicable in the State in which the Property is located, including, without limitation, provisions in storerooms, refrigerators, pantries and kitchens, beverages in wine cellars and bars, other merchandise for sale, fuel, mechanical supplies, stationery and other expenses, supplies and similar items, as defined in the Uniform System of Accounts.

“Late Charge” shall have the meaning set forth in Section 13.09 hereof.

“Leases” shall have the meaning set forth in granting clause (f) of this Security Instrument.

“Legal Requirement” shall mean, as to any Person, the certificate of incorporation, by-laws, certificate of limited partnership, agreement of limited partnership or other organization or governing documents of such Person, and any law, statute, order, ordinance, judgement, decree, injunction, treaty, rule or regulation (including, without limitation, Environmental Statutes, Development Laws and Use Requirements) or determination of an arbitrator or a court or other Governmental Authority and all covenants, agreements, restrictions and encumbrances contained in any instruments, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Lender” shall mean the Lender named herein and its successors or assigns.

“Loan” shall have the meaning set forth in the Recitals hereto.

“Loan Amount” shall have the meaning set forth in the Recitals hereto.

“Loan Documents” shall mean this Security Instrument, the Note, the Assignment, and any and all other agreements, instruments, certificates or documents executed and delivered by Grantor, any of the Cross-collateralized Borrowers or any Affiliate of Grantor in connection with the Loan, together with any supplements, amendments, modifications or extensions thereof.

“Loan-to-Value Ratio” shall mean, at the time of calculation, the ratio of (a) the Principal Amount to (b) the aggregate value of the Cross-collateralized Properties.  The value of each of the Cross-collateralized Properties shall be determined by Lender in its reasonable discretion and the aggregate value of the Cross-collateralized Properties shall equal the aggregate of the value of each of the Cross-collateralized Properties as so determined by Lender; provided, however, the value of each of the Cross-collateralized Properties shall be subject to the review and approval of the Cross-collateralized Borrower owning such Cross-collateralized Property and if such Cross-collateralized Borrower objects in writing to Lender’s determination of the value of any Cross-collateralized Property at any time, Lender will commission, at such Cross-collateralized Borrower’s sole cost and expense, a third-party independent appraiser reasonably satisfactory to Lender and such Cross-collateralized Borrower to prepare an appraisal of the value of such Cross-collateralized Property in form and substance acceptable to Lender, in its reasonable discretion, which appraisal and the appraised value of such Cross-collateralized Property therein shall be binding on Lender and such Cross-collateralized Borrower for purposes hereof and used as the value of such Cross-collateralized Property for purposes of calculating the Loan-to-Value Ratio at such time.

“Loan Year” shall mean each 365 day period (or 366 day period if the month of February in a leap year is included) commencing on the first day of the month following the Closing Date (provided, however, that the first Loan Year shall also include the period from the Closing Date to the end of the month in which the Closing Date occurs).

“Lockout Expiration Date” shall have the meaning set forth in Section 15.01 hereof.

“Loss Proceeds” shall mean, collectively, all Insurance Proceeds and all Condemnation Proceeds.

“Major Space Lease” shall mean any Space Lease of a tenant or Affiliate of such tenant where such tenant, together with such Affiliate, leases, in the aggregate, 5,000 square feet or more and each restaurant, bar and/or casino lease.

“Management Agreement” shall have the meaning set forth in Section 7.02 hereof.

“Manager” shall mean the Person, other than Grantor, which manages the Property on behalf of Grantor.

“Manager Certification” shall have the meaning set forth in Section 2.09 hereof.

“Material Adverse Effect” shall mean any event or condition that has a material adverse effect on (a) the Property, (b) the business, prospects, profits, management, operations or condition (financial or otherwise) of Grantor, (c) the enforceability, validity, perfection or priority of the lien of any Loan Document or (d) the ability of Grantor to perform any obligations under any Loan Document.

“Maturity”, when used with respect to the Note, shall mean the Maturity Date set forth in the Note or such other date pursuant to the Note on which the final payment of principal, and premium, if any, on the Note becomes due and payable as therein or herein provided, whether at Stated Maturity or by declaration of acceleration, or otherwise.

“Maturity Date” shall mean the “Maturity Date” as defined in the Note.

“Mez Loan” shall mean a loan which is consented to in writing by Lender, which consent shall not unreasonably be withheld if the following conditions are satisfied to Lender’s satisfaction:  (a) receipt by Lender of an executed intercreditor agreement, in form and substance acceptable to Lender, between the lender of the proposed mezzanine loan and Lender; (b) receipt of written confirmation from each Rating Agency that any rating issued by the Rating Agency in connection with a Securitization will not, as a result of the proposed mezzanine loan, be downgraded from the then current ratings thereof, qualified or withdrawn; (c) a loan-to-value ratio (calculated based upon the aggregate of the Principal Amount plus the maximum principal amount of the proposed mezzanine loan and based upon an “as is” appraised value as set forth in an MAI appraisal in form and substance and prepared by a Person acceptable to Lender) and a debt service coverage, in each case as determined by Lender in its reasonable discretion utilizing its then current underwriting standards, of 80% or lower and **[1.__:00]** or greater, respectively, which is evidenced or to be evidenced by a promissory note executed by a direct or indirect owner of Grantor, secured by, among other things, a first priority pledge of the direct or indirect ownership interest in Grantor pursuant to loan documentation reasonably acceptable to Lender which shall provide, among other things, that such loan matures no earlier than the Maturity Date unless the proposed mezzanine loan fully amortizes during its term; (d) no Event of Default is then existing, (e) if the proposed mezzanine loan bears interest as a floating rate of interest the borrower thereunder has purchased an interest rate cap agreement in the amount of the principal balance of the proposed mezzanine loan with a strike price reasonably acceptable to Lender and a counterparty having a long-term unsecured debt rating from each Rating Agency of not less than “A” (or its equivalent) and (f) payment of any costs and expenses incurred by Lender in connection with the Mez Loan including, without limitation, reasonable attorneys fees and disbursements and any costs of the Rating Agency.  In the event that the Mez Loan does not close as of the Closing Date, (a) the lender of the proposed mezzanine loan must be approved by Lender, which approval shall not be unreasonably withheld, if the lender of the proposed mezzanine loan is a “qualified transferee”, as such term is defined in the form intercreditor agreement attached as Appendix VI to the U.S. CMBS Legal and Structured Finance Criteria published by Standard & Poor’s dated May 1, 2003.

“Monthly Debt Service Payment” shall mean a monthly payment of principal and interest in an amount equal to that which is required pursuant to the Note.

“Multiemployer Plan” shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been, or were required to have been, made by Grantor, Guarantor or any ERISA Affiliate and which is covered by Title IV of ERISA.

“Net Capital Expenditures” shall mean for any period the amount by which Capital Expenditures during such period exceed reimbursements for such items during such period from any fund established pursuant to the Loan Documents.

“Net Operating Income” shall mean in each Fiscal Year or portion thereof during the term hereof, Operating Income less Operating Expenses.

“Net Proceeds” shall mean the excess of (a)(i) the purchase price (at foreclosure or otherwise) actually received by Lender with respect to the Property as a result of the exercise by Lender of its rights, powers, privileges and other remedies after the occurrence of an Event of Default, or (ii) in the event that Lender (or Lender’s nominee) is the purchaser at foreclosure by credit bid, then the amount of such credit bid, in either case, over (b) all costs and expenses, including, without limitation, all attorneys’ fees and  disbursements and any brokerage fees, if applicable, incurred by Lender in connection with the exercise of such remedies, including the sale of such Property after a foreclosure against the Property.

“Note” shall have the meaning set forth in the Recitals hereto.

“O&M Operative Period” shall mean the period of time (a) commencing upon the determination by Lender that the Aggregate Debt Service Coverage  (tested quarterly except during the continuance of an O&M Operative Period, in which event the Aggregate Debt Service Coverage shall be tested monthly and shall be calculated based upon information contained in the reports furnished to Lender pursuant to Section 2.09 hereof) is less than 1.10:1 for each of the prior two (2) calendar quarters (but assuming for the purposes of this definition, a level monthly payment based on a thirty (30) year amortization schedule and the Interest Rate during any interest-only period under the Note) and (b) terminating on the Payment Date next succeeding the date upon which Lender determines that the Aggregate Debt Service Coverage for two (2) consecutive calendar quarters is 1.20:1 or greater.  Notwithstanding the foregoing, the Aggregate Debt Service Coverage shall not be tested for the purpose of determining whether an O&M Operative Period exists prior to the Payment Date occurring in March, 2007.

“OFAC List” shall mean the list of specially designated nationals and blocked persons subject to financial sanctions that is maintained by the U.S. Treasury Department, Office of Foreign Assets Control and accessible through the internet website www.treas.gov/ofac/t11sdn.pdf.

“Officer’s Certificate” shall mean a certificate delivered to Lender by Grantor which is signed on behalf of Grantor by an authorized representative of Grantor and which states that the items set forth in such certificate are true, accurate and complete in all respects.

“Operating Expenses” shall mean, in each Fiscal Year or portion thereof during the term hereof, all expenses directly attributable to the operation, repair and/or maintenance of the Property and/or any fixtures, furniture and/or equipment located at the Premises and used in connection therewith including, without limitation, (a) Impositions, (b) insurance premiums, (c) management fees, whether or not actually paid, equal to the greater of the actual management fees and three percent (3%) of annual Operating Income due under the Leases and (d) costs attributable to the operation, repair and maintenance of the systems for heating, ventilating and air conditioning the Improvements and actually paid for by Grantor.  Operating Expenses shall not include interest, principal and premium, if any, due under the Note or otherwise in connection with the Debt, income taxes, extraordinary capital improvement costs, any non-cash charge or expense such as depreciation or amortization or any item of expense otherwise includable in Operating Expenses which is paid directly by any tenant except real estate taxes paid directly to any taxing authority by any tenant.

“Operating Income” shall mean, in each Fiscal Year or portion thereof during the term hereof, all revenue derived by Grantor arising from the Property including, without limitation, room revenues, vending machines revenues, beverage revenues, food revenues, and packaging revenues, rental revenues (whether denominated as basic rent, additional rent, escalation payments, electrical payments or otherwise) and other fees and charges payable pursuant to Leases or otherwise in connection with the Property, and business interruption, rent or other similar insurance proceeds.  Operating Income shall not include (a) Insurance Proceeds (other than proceeds of rent, business interruption or other similar insurance allocable to the applicable period) and Condemnation Proceeds (other than Condemnation Proceeds arising from a temporary taking or the use and occupancy of all or part of the applicable Property allocable to the applicable period), or interest accrued on such Condemnation Proceeds, (b) proceeds of any financing, (c) proceeds of any sale, exchange or transfer of the Property or any part thereof or interest therein, (d) capital contributions or loans to Grantor or an Affiliate of Grantor, (e) any item of income otherwise includable in Operating Income but paid directly by any tenant to a Person other than Grantor except for real estate taxes paid directly to any taxing authority by any tenant, (f) any other extraordinary, non-recurring revenues, (g) Rent paid by or on behalf of any lessee under an Operating Lease or Space Lease which is the subject of any proceeding or action relating to its bankruptcy, reorganization or other arrangement pursuant to the Bankruptcy Code or any similar federal or state law or which has been adjudicated a bankrupt or insolvent unless such Operating Lease or Space Lease, as applicable, has been affirmed by the trustee in such proceeding or action, (h) Rent paid by or on behalf of any lessee under a Lease the demised premises of which are not occupied either by such lessee or by a sublessee thereof; (i) Rent paid by or on behalf of any lessee under a Lease in whole or partial consideration for the termination of any Lease, or (j) sales tax rebates from any Governmental Authority.

“Operating Lease” shall mean the Lease of the Property or any other agreement (other than the Management Agreement) pursuant to which a Person assumes responsibility for the operation and management of the Property, as the same may be amended from time to time.

“Operating Tenant” shall mean the tenant under the Operating Lease and its successors and assigns.

“Operation and Maintenance Expense Escrow Account” shall mean the Escrow Account maintained pursuant to Section 5.09 hereof relating to the payment of Operating Expenses (exclusive of Basic Carrying Costs).

“Operation and Maintenance Expense Sub-Account” shall mean the Sub-Account of the Central Account established pursuant to Section 5.02 hereof into which sums allocated for the payment of Cash Expenses, Net Capital Expenditures and approved Extraordinary Expenses shall be deposited.

“Pad Owners” shall mean any owner of any fee interest in property contiguous to or surrounded by the Property who has entered into or is subject to a reciprocal easement agreement or other agreement or agreements with Grantor either (a) in connection with an existing or potential improvement on such property or (b) relating to or affecting the Property.

“Payment Date” shall mean, with respect to each month, the first (1st) calendar day in such month, or if such day is not a Business Day, the next following Business Day.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established under ERISA, or any successor thereto.

“Permitted Encumbrances” shall have the meaning set forth in Section 2.05(a) hereof.

“Person” shall mean any individual, corporation, limited liability company, partnership, joint venture, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Plan” shall mean an employee benefit or other plan established or maintained by Grantor, Guarantor or any ERISA Affiliate during the five-year period ended prior to the date of this Security Instrument or to which Grantor, Guarantor or any ERISA Affiliate makes, is obligated to make or has, within the five year period ended prior to the date of this Security Instrument, been required to make contributions (whether or not covered by Title IV of ERISA or Section 302 of ERISA or Section 401(a) or 412 of the Code), other than a Multiemployer Plan.

“Premises” shall have the meaning set forth in granting clause (a) of this Security Instrument.

“Principal Amount” shall mean the Loan Amount as such amount may be reduced from time to time pursuant to the terms of this Security Instrument, the Note or the other Loan Documents.

“Principal Payments” shall mean all payments of principal made pursuant to the terms of the Note.

“Prohibited Person” shall mean any Person and/or any Affiliate thereof identified on the OFAC List or any other Person or foreign country or agency thereof with whom a U.S. Person may not conduct business or transactions by prohibition of Federal law or Executive Order of the President of the United States of America.

“Property” shall have the meaning set forth in the granting clauses of this Security Instrument.

“Property Agreements” shall mean all agreements, grants of easements and/or rights-of-way, reciprocal easement agreements, permits, declarations of covenants, conditions and restrictions, disposition and development agreements, planned unit development agreements, parking agreements, party wall agreements or other instruments affecting the Property, including, without limitation any agreements with Pad Owners, but not including any brokerage agreements, management agreements, service contracts, Space Leases or the Loan Documents.

“Property Available Cash” shall mean all Rent less all Operating Expenses which are to be transferred to the Grantor Account during an O&M Operative Period as set forth in the Approved Budget.

“Qualified Transferee” shall mean any of the following Persons:

(a)           a pension fund, pension trust or pension account that immediately prior to such transfer owns, directly or indirectly, total gross real estate assets of at least $1,000,000,000;

(b)           a pension fund advisor who (i) immediately prior to such transfer, Controls, directly or indirectly, at least $1,000,000,000 of total gross real estate assets and (ii) is acting on behalf of one or more pension funds that, in the aggregate, satisfy the requirements of clause (a) of this definition;

(c)           an insurance company which is subject to supervision by the insurance commissioner, or a similar official or agency, of a state or territory of the United States (including the District of Columbia) (i) with a net worth, determined as of a date no more than six (6) months prior to the date of the transfer of at least $500,000,000 and (ii) which, immediately prior to such transfer, controls, directly or indirectly, total gross real estate assets of at least $1,000,000,000;

(d)           a corporation organized under the banking laws of the United States or any state or territory of the United States (including the District of Columbia) (i) with, immediately prior to such transfer, a combined capital and surplus of at least $250,000,000 or $200,000,000 if the outstanding principal balance of the Loan has been reduced to half of what it was as of the Closing Date and (ii) which, immediately prior to such transfer, controls, directly or indirectly total gross real estate assets of at least $500,000,000 or $400,000,000 if the outstanding principal balance of the Loan has been reduced to half of what it was as of the Closing Date; or

(e)           any Person (i) with a long-term unsecured debt rating from the rating agencies of “BBB+” (or its equivalent) or (ii) who (x) owns or operates at least ten (10) properties (exclusive of the Cross-collateralized Properties) of a type, quality and size similar to the Cross-collateralized Properties totaling in the aggregate no less than 3,000 hotel rooms (exclusive of the Cross-collateralized Properties), (y) has a net worth, determined as of a date no more than six (6) months prior to the date of such transfer, of at least $250,000,000 or $200,000,000 if the outstanding principal balance of the Loan has been reduced to half of what it was as of the Closing Date and (z) immediately prior to such transfer, Controls, directly or indirectly, total gross real estate assets of at least $500,000,000 or $400,000,000 if the outstanding principal balance of the Loan has been reduced to half of what it was as of the Closing Date, provided such Person is reasonably acceptable to Lender based upon, among other things, its credit history and general reputation;

in each event (i) with respect to which Lender shall have received information satisfactory to it confirming that neither the proposed Qualified Transferee nor any Affiliate of the proposed Qualified Transferee is a Prohibited Person or would, if such Person assumes the Loan or obtains an interest in any Cross-collateralized Borrower, cause Lender to be in violation of Legal Requirements and (ii) with respect to which such Person and its property manager shall have sufficient experience in the ownership and management of properties similar to the Cross-collateralized Properties, as determined by Lender in its reasonable discretion, and Lender shall have been provided with reasonable evidence thereof (and Lender reserves the right to approve the proposed transferee without approving the substitution of the Property Manager).

“Rating Agency” shall mean each of Standard & Poor’s Ratings Services, a division of The McGraw-Hill Company, Inc. (“Standard & Poor’s”), Fitch, Inc., and Moody’s Investors Service, Inc. (“Moody’s”) and any successor to any of them; provided, however, that at any time after a Securitization, “Rating Agency” shall mean those of the foregoing rating agencies that from time to time rate the securities issued in connection with such Securitization.

“Real Estate Taxes” shall mean all real estate taxes of every character in respect of the Property (including all interest and penalties thereon), which at any time prior to, during or in respect of the term hereof may be assessed or imposed on or in respect of or be a lien upon the Property or any part thereof or any estate, right, title or interest therein.

“Realty” shall have the meaning set forth in Section 2.05(b) hereof.

“Recurring Replacement Expenditures” shall mean expenditures related to capital repairs, replacements and improvements performed at the Property from time to time.

“Recurring Replacement Reserve Monthly Installment” shall mean the amount per month set forth on Exhibit B attached hereto and made a part hereof (the “Initial Recurring Installments”)  until the end of the first (1st) Loan Year and an amount per month in each subsequent Loan Year or portion thereof occurring prior to the Maturity Date equal to the Replacement Reserve Percentage multiplied by the total revenues of the Property for the prior Loan Year divided by twelve (12).  Notwithstanding the foregoing, if Grantor is depositing a sum with Manager on a monthly basis pursuant to the Management Agreement to be used for the payment of the Recurring Replacement Expenditures, Lender has a perfected first priority security interest in the account in which such sums are deposited and Grantor delivers to Lender proof the Recurring Replacement Expenditures are paid not less than ten (10) Business Days prior to the date upon which they are due and payable, the Recurring Replacement Reserve Monthly Installment shall be $0.

“Recurring Replacement Reserve Escrow Account” shall mean the Escrow Account maintained pursuant to Section 5.08 hereof relating to the payment of Recurring Replacement Expenditures.

“Recurring Replacement Reserve Sub-Account” shall mean the Sub-Account of the Central Account established pursuant to Section 5.02 hereof into which the Recurring Replacement Reserve Monthly Installment shall be deposited.

“Regulation AB” shall mean Regulation AB under the Securities Act and the Securities Exchange Act of 1934 (as amended).

“Release” shall have the meaning set forth in Section 15.02 hereof.

“Release Price” shall have the meaning set forth in Section 15.02 hereof.

“Release Price Percentage” shall mean 120% with respect to the ten (10) largest Cross-collateralized Properties (based on Initial Allocated Loan Amount as set forth in the Cross-collateralization Agreement and, with respect to the other Cross-collateralized Properties, the following:

Aggregate of Loan Amount of
Loan Prepaid
(inclusive of the Allocated Loan
Amount with respect to any Cross-
collateralized property which is the
subject of a release but exclusive of
amounts for the Cross-collateralized
Properties set forth above)

Release Price Percentage
0 - 5%	105%
6 - 15%	110%
16 - 20%	115%
21 - 100%	120%

“Rent Account” shall mean an Eligible Account maintained in a bank acceptable to Lender in the joint names of Grantor and/or Operating Tenant and Lender or such other name as Lender may designate in writing.

“Rents” shall have the meaning set forth in granting clause (f) of this Security Instrument.

“Rent Roll” shall have the meaning set forth in Section 2.05 (o) hereof.

“Replacement Reserve Percentage” shall have the meaning set forth on Exhibit B attached hereto and made a part hereof.

“Required Debt Service Coverage” shall mean a Debt Service Coverage of not less than 1.2:1.

“Required Debt Service Payment” shall mean, as of any Payment Date, the amount of interest and principal then due and payable pursuant to the Note, together with any other sums due thereunder, including, without limitation, any prepayments required to be made or for which notice has been given under this Security Instrument, Default Rate Interest and premium, if any, paid in accordance therewith.

“Required Engineering Work” shall mean the immediate engineering and/or environmental remediation work set forth on Exhibit D attached hereto and made a part hereof.

“Retention Amount” shall have the meaning set forth in Section 3.04(b)(vii) hereof.

“RevPAR” shall mean the average revenues per available room per day.

“RevPAR Yield Index” shall mean the percentage amount determined by dividing the RevPAR of the Property by the RevPAR of the Property’s Competitive Set as determined by Smith Travel Research (“STR”) or if STR is no longer publishing, a successor reasonably acceptable to Lender.

“Scheduled Defeasance Payments” shall mean:

(a)           with respect to a defeasance of the Loan in whole, payments on or prior to, but as close as possible to (i) each scheduled Payment Date, after the date of defeasance and through and including the Lockout Expiration Date, upon which interest payments or interest and Principal Payments are required under the Loan Documents and in amounts equal to the scheduled payments due on such dates under the Loan Documents and (ii) the Lockout Expiration Date, of the Principal Amount and any accrued and unpaid interest thereon; or

(b)           with respect to any defeasance of the Loan in part, payments on or prior to, but as close as possible to, (i) each scheduled Payment Date after the date of defeasance through and including the Lockout Expiration Date, of a proportionate share (based on the percentage of outstanding principal prior to the defeasance represented by the amount of principal defeased) of the monthly installments of principal and interest due on such dates under the Loan Documents and (ii) the Lockout Expiration Date, of the unpaid portion of the portion of the Principal Amount so defeased and any accrued and unpaid interest thereon.

(c)  with respect to any defeasance of the Loan in part which is made in connection with a Release pursuant to Section 15.02 hereof, payments on or prior to, but as close as possible to, (i) each scheduled Payment Date after the date of defeasance through and including the Lockout Expiration Date, of a proportionate share (based on the percentage of outstanding principal prior to the defeasance represented by the Release Price) of the monthly installments of principal and interest due on such dates under the Loan Documents and (ii) the Lockout Expiration Date, of the Release Price and any accrued and unpaid interest thereon.

“Securities Act” shall mean the Securities Act of 1933, as the same shall be amended from time to time.

“Securitization” shall mean a public or private offering of securities by Lender or any of its Affiliates or their respective successors and assigns which are collateralized, in whole or in part, by this Security Instrument.

“Security Agreement” shall have the meaning set forth in Section 15.01 hereof.

“Security Deposit Account” shall have the meaning set forth in Section 5.01 hereof.

“Security Instrument” shall mean this Security Instrument as originally executed or as it may hereafter from time to time be supplemented, amended, modified or extended by one or more indentures supplemental hereto.

“Significant Obligor” shall have the meaning set forth in Item 1101(k) of Regulation AB.

“Single Purpose Entity” shall mean a corporation, partnership, joint venture, limited liability company, trust or unincorporated association, which is formed or organized solely for the purpose of holding, directly, an ownership interest in the Property or, with respect to General Partner, holding an ownership interest in and managing a Person which holds an ownership interest in the Property, does not engage in any business unrelated to, with respect to Grantor, the Property and, with respect to General Partner, its interest in Grantor, does not have any assets other than those related to, with respect to Grantor, its interest in the Property and, with respect to General Partner, its interest in Grantor, or any indebtedness other than as permitted by this Security Instrument or the other Loan Documents, has its own separate books and records and has its own accounts (other than the Rent Account held with the Cross-collateralized Borrowers), in each case which are separate and apart from the books and records and accounts of any other Person, holds itself out as being a Person separate and apart from any other Person and which otherwise satisfies the criteria of the Rating Agency, as in effect on the Closing Date, for a special-purpose bankruptcy-remote entity.

“Solvent” shall mean, as to any Person, that (a) the sum of the assets of such Person, at a fair valuation, exceeds its liabilities, including contingent liabilities, (b) such Person has sufficient capital with which to conduct its business as presently conducted and as proposed to be conducted and (c) such Person has not incurred debts, and does not intend to incur debts, beyond its ability to pay such debts as they mature.  For purposes of this definition, “debt” means any liability on a claim, and “claim” means (a) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (b) a right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured.  With respect to any such contingent liabilities, such liabilities shall be computed in accordance with GAAP at the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can reasonably be expected to become an actual or matured liability.

“Space Leases” shall mean any Lease or sublease thereunder (including, without limitation, any Major Space Lease) or any other agreement providing for the use and occupancy of a portion of the Property as the same may be amended, renewed or supplemented.

“State” shall mean any of the states that are members of the United States of America.

“Stated Maturity” when used with respect to the Note or any installment of interest and/or principal payment thereunder, shall mean the date specified in the Note as the fixed date on which a payment of all or any portion of principal and/or interest is due and payable.

“Sub-Accounts” shall have the meaning set forth in Section 5.02 hereof.

“Substantial Casualty” shall have the meaning set forth in Section 3.04 hereof.

“Taking” shall mean a condemnation or taking pursuant to the lawful exercise of the power of eminent domain.

“Transfer” shall mean the conveyance, assignment, sale, mortgaging, encumbrance, pledging, hypothecation, granting of a security interest in, granting of options with respect to, or other disposition (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) of all or any portion of any legal or beneficial interest (a) in all or any portion of the Property; (b) if Grantor is a corporation or, if Grantor is a partnership and any General Partner is a corporation, in the stock of Grantor or any General Partner; (c) in Grantor (or any trust of which Grantor is a trustee); or (d) if Grantor is a limited or general partnership, joint venture, limited liability company, trust, nominee trust, tenancy in common or other unincorporated form of business association or form of ownership interest, in any Person having a legal or beneficial ownership in Grantor, excluding, provided that no Default exists, any legal or beneficial interest in any constituent limited partner, if Grantor is a limited partnership, or in any non-managing member, if Grantor is a limited liability company, unless such interest would, or together with all other direct or indirect interests in Grantor which were previously transferred, aggregate 49% or more of the partnership or membership, as applicable, interest in Grantor or would result in any Person who, as of the Closing Date, did not own, directly or indirectly, 49% or more of the partnership or membership, as applicable, interest in Grantor, owning, directly or indirectly, 49% or more of the partnership or membership, as applicable, interest in Grantor and excluding any legal or beneficial interest in any General Partner unless such interest would, or together with all other direct or indirect interest in the General Partner which were previously transferred, aggregate 49% or more of the partnership or membership, as applicable, interest in the General Partner (or result in a change in control of the management of the General Partner from the individuals exercising such control immediately prior to the conveyance or other disposition of such legal or beneficial interest) and shall also include, without limitation to the foregoing, the following:  an installment sales agreement wherein Grantor agrees to sell the Property or any part thereof or any interest therein for a price to be paid in installments; an agreement by Grantor leasing all or substantially all of the Property to one or more Persons pursuant to a single or related transactions, or a sale, assignment or other transfer of, or the grant of a security interest in, Grantor’s right, title and interest in and to any Leases or any Rent; any instrument subjecting the Property to a condominium regime or transferring ownership to a cooperative corporation; and the dissolution or termination of Grantor or the merger or consolidation of Grantor with any other Person.  Notwithstanding the foregoing, “Transfer” shall not include transfers to Affiliates of RLJ Lodging Fund II, L.P., provided, in the event any such transfer results in a Person owning 49% or more of the direct or indirect interest in Grantor (whether in one or a series of transactions) which did not, prior to such transfer, own a 49% or greater direct or indirect interest in Grantor, Grantor shall deliver to Lender a substantive non-consolidation opinion in form and substance and from counsel reasonably acceptable to Lender relating to the substantive consolidation of such transferee with Grantor and Grantor shall pay to Lender any reasonable out-of-pocket costs incurred by Lender in connection with such transfer.

“UCC” shall mean the Uniform Commercial Code as in effect on the date hereof in the State in which the Realty is located; provided, however, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection or priority of the security interest in any item or portion of the collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State in which the Realty is located (“Other UCC State”), “UCC” means the Uniform Commercial Code as in effect in such Other UCC State for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or priority.

“Undefeased Note” shall have the meaning set forth in Section 15.01 hereof.

“Uniform System of Accounts” shall mean the Uniform System of Accounts for the Lodging Industry, 9th Revised Edition, Educational Institute of the American Hotel and Motel Association and Hotel Association of New York City (1996), as from time to time amended.

“Unscheduled Payments” shall mean (a) all Loss Proceeds that Grantor has elected or is required to apply to the repayment of the Debt pursuant to this Security Instrument, the Note or any other Loan Documents, (b) any funds representing a voluntary or involuntary principal prepayment other than scheduled Principal Payments and (c) any Net Proceeds.

“Use Requirements” shall mean any and all building codes, permits, certificates of occupancy or compliance, laws, regulations, or ordinances (including, without limitation, health, pollution, fire protection, medical and day-care facilities, waste product and sewage disposal regulations), restrictions of record, easements, reciprocal easements, declarations or other agreements affecting the use of the Property or any part thereof.

“Welfare Plan” shall mean an employee welfare benefit plan as defined in Section 3(1) of ERISA established or maintained by Grantor, Guarantor or any ERISA Affiliate or that covers any current or former employee of Grantor, Guarantor or any ERISA Affiliate.

“Work” shall have the meaning set forth in Section 3.04(a)(i) hereof.

ARTICLE II:  REPRESENTATIONS, WARRANTIES
AND COVENANTS OF BORROWER

Section 2.01.  Payment of Debt.  Grantor will pay the Debt at the time and in the manner provided in the Note and the other Loan Documents, all in lawful money of the United States of America in immediately available funds.

Section 2.02.  Representations, Warranties and Covenants of Grantor.  Grantor represents and warrants to and covenants with Lender:

(a)           Organization and Authority.  Grantor (i) is a limited liability company, general partnership, limited partnership or corporation, as the case may be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, (ii) has all requisite power and authority and all necessary licenses and permits to own and operate the Property and to carry on its business as now conducted and as presently proposed to be conducted and (iii) is duly qualified, authorized to do business and in good standing in the jurisdiction where the Property is located and in each other jurisdiction where the conduct of its business or the nature of its activities makes such qualification necessary.  If Grantor is a limited liability company, limited partnership or general partnership, each general partner or managing member, as applicable, of Grantor which is a corporation is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

(b)           Power.  Grantor and, if applicable, each General Partner has full power and authority to execute, deliver and perform, as applicable, the Loan Documents to which it is a party, to make the borrowings thereunder, to execute and deliver the Note and to grant to Lender a first, prior, perfected and continuing lien on and security interest in the Property, subject only to the Permitted Encumbrances.

(c)           Authorization of Borrowing.  The execution, delivery and performance of the Loan Documents to which Grantor is a party, the making of the borrowings thereunder, the execution and delivery of the Note, the grant of the liens on the Property pursuant to the Loan Documents to which Grantor is a party and the consummation of the Loan are within the powers of Grantor and have been duly authorized by Grantor and, if applicable, the General Partners, by all requisite action (and Grantor hereby represents that no approval or action of any member, limited partner or shareholder, as applicable, of Grantor is required to authorize any of the Loan Documents to which Grantor is a party) and will constitute the legal, valid and binding obligation of Grantor, enforceable against Grantor in accordance with their terms, except as enforcement may be stayed or limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether considered in proceedings at law or in equity) and will not (i) violate any provision of its partnership agreement or partnership certificate or certificate of incorporation or by-laws, or operating agreement, certificate of formation or articles of organization, as applicable, or, to its knowledge, any law, judgment, order, rule or regulation of any court, arbitration panel or other Governmental Authority, domestic or foreign, or other Person affecting or binding upon Grantor or the Property, or (ii) violate any provision of any indenture, agreement, mortgage, deed of trust, contract or other instrument to which Grantor or, if applicable, any General Partner is a party or by which any of their respective property, assets or revenues are bound, or be in conflict with, result in an acceleration of any obligation or a breach of or constitute (with notice or lapse of time or both) a default or require any payment or prepayment under, any such indenture, agreement, mortgage, deed of trust, contract or other instrument, or (iii) result in the creation or imposition of any lien, except those in favor of Lender as provided in the Loan Documents to which it is a party.

(d)           Consent.  Neither Grantor nor, if applicable, any General Partner, is required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any Governmental Authority or other agency in connection with or as a condition to the execution, delivery or performance of this Security Instrument, the Note or the other Loan Documents which has not been so obtained or filed.

(e)           Intentionally Omitted.

(f)            Other Agreements.  Grantor is not a party to nor is it otherwise bound by any agreements or instruments which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect.  Neither Grantor nor, if applicable, any General Partner, is in violation of its organizational documents or other restriction or any agreement or instrument by which it is bound, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or Governmental Authority, or any Legal Requirement, in each case, applicable to Grantor or the Property, except for such violations as would not, individually or in the aggregate, have a Material Adverse Effect.

(g)           Maintenance of Existence.  (i)  Grantor is familiar with the criteria of the Rating Agency required to qualify as a special-purpose bankruptcy-remote entity and Grantor and, if applicable, each General Partner at all times since their formation have been duly formed and existing at all times has preserved and shall preserve and has kept and shall keep in full force and effect their existence as a Single Purpose Entity.

(ii)           Grantor and, if applicable, each General Partner, at all times since their organization have complied, and will continue to comply, with the provisions of its certificate of limited partnership and agreement of limited partnership or certificate of incorporation and by-laws or articles of organization, certificate of formation and operating agreement, as applicable, and the laws of its jurisdiction of organization relating to partnerships, corporations or limited liability companies, as applicable.

(iii)          Grantor and, if applicable, each General Partner have done or caused to be done and will do all things necessary to observe organizational formalities and preserve their existence and Grantor and, if applicable, each General Partner will not, without obtaining the prior written consent of Lender, amend, modify or otherwise change the certificate of limited partnership and agreement of limited partnership or certificate of incorporation and by-laws or articles of organization, certificate of formation and operating agreement, as applicable, or other organizational documents of Grantor and, if applicable, each General Partner.

(iv)          Grantor and, if applicable, each General Partner, have at all times accurately maintained, and will continue to accurately maintain, their respective financial statements, accounting records and other partnership, company or corporate documents separate from those of any other Person and Grantor, have filed and will file its own tax returns or, if Grantor and/or, if applicable, General Partner is part of a consolidated group for purposes of filing tax returns, Grantor and, General Partner, as applicable, has been shown and will be shown as separate members of such group.  Grantor and, if applicable, each General Partner have not at any time since their formation commingled, and will not commingle, their respective assets with those of any other Person other than another

Cross-collateralized Borrower and each has maintained and will maintain their assets in such a manner such that it will not be costly or difficult to segregate, ascertain or identify their individual assets from those of any other Person other than another Cross-collateralized Borrower.  Grantor and, if applicable, each General Partner has not permitted and will not permit any Affiliate independent access to their bank accounts.  Grantor and, if applicable, each General Partner have at all times since their formation accurately maintained and utilized, and will continue to accurately maintain and utilize, their own separate bank accounts, payroll and separate books of account, stationery, invoices and checks.

(v)           Grantor and, if applicable, each General Partner, have at all times paid, and will continue to pay, their own liabilities from their own separate assets and each has allocated and charged and shall each allocate and charge fairly and reasonably any overhead which Grantor and, if applicable, any General Partner, shares with any other Person, including, without limitation, for office space and services performed by any employee of another Person.

(vi)          Grantor and, if applicable, each General Partner, have at all times identified themselves, and will continue to identify themselves, in all dealings with the public, under their own names and as separate and distinct entities and shall correct any known misunderstanding regarding their status as separate and distinct entities.  Grantor and, if applicable, each General Partner, have not at any time identified themselves, and will not identify themselves, as being a division of any other Person.

(vii)         Grantor and, if applicable, each General Partner, have been at all times, and will continue to be, adequately capitalized in light of the nature of their respective businesses.

(viii)        Grantor and, if applicable, each General Partner, (A) have not owned, do not own and will not own any assets or property other than, with respect to Grantor, the Property and any incidental personal property necessary for the ownership, management or operation of the Property and, with respect to General Partner, if applicable, its interest in Grantor, (B) have not engaged and will not engage in any business other than the ownership, management and operation of the Property or, with respect to General Partner, if applicable, its interest in Grantor, (C) have not incurred and will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than, with respect to Grantor, (X) the Loan and (Y) unsecured trade and operational debt which (1) is not evidenced by a note, (2) is incurred in the ordinary course of the operation of the Property, (3) does not exceed in the aggregate two percent (2%) of the Allocated Loan Amount and (4) is, unless being contested in accordance with the terms of this Security Instrument, paid prior to the earlier to occur of the forty-fifth (45th) day after the date incurred and the date when due, (D) have not pledged and will not pledge their assets for the benefit of any other Person, and (E) have not made and will not make any loans or advances to any Person (including any Affiliate).

(ix)           Neither Grantor nor, if applicable, any General Partner will change its name or principal place of business without giving Lender not less than thirty (30) days prior written notice.

(x)            Neither Grantor nor, if applicable, any General Partner has, and neither of such Persons will have, any subsidiaries (other than, with respect to General Partner, Grantor).

(xi)           Grantor has preserved and maintained and will preserve and maintain its existence as a Delaware limited liability company or Delaware limited partnership, as applicable, and all material rights, privileges, tradenames and franchises.  General Partner, if applicable, has preserved and maintained and will preserve and maintain its existence as a Delaware limited liability company or Delaware limited partnership, as applicable, and all material rights, privileges, tradenames and franchises.

(xii)          Neither Grantor, nor, if applicable, any General Partner, will merge or consolidate with, or sell all or substantially all of its respective assets to any Person, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution).  Neither Grantor, nor, if applicable, any General Partner has acquired nor will acquire any business or assets from, or capital stock or other ownership interest of, or be a party to any acquisition of, any Person.

(xiii)         Grantor and, if applicable, each General Partner, have not at any time since their formation assumed, guaranteed or held themselves out to be responsible for, and will not assume, guarantee or hold themselves out to be responsible for the liabilities or the decisions or actions respecting the daily business affairs of their partners, shareholders or members or any predecessor company, corporation or partnership, each as applicable, any Affiliates, or any other Persons other than another Cross-collateralized Borrower as joint and several borrowers under the Loan Documents.  Grantor and, if applicable, each General Partner, have not at any time since their formation acquired, and will not acquire, obligations or securities of its partners or shareholders, members or any predecessor company, corporation or partnership, each as applicable, or any Affiliates (other than, with respect to General Partner, its interest in Grantor).  Grantor and, if applicable, each General Partner, have not at any time since their formation made, and will not make, loans to its partners, members or shareholders or any predecessor company, corporation or partnership, each as applicable, or any Affiliates of any of such Persons.  Grantor and, if applicable, each General Partner, have no known contingent liabilities nor do they have any material financial liabilities under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Person is a party or by which it is otherwise bound other than under the Loan Documents.

(xiv)        Grantor and, if applicable, each General Partner, have not at any time since their formation entered into and were not a party to, and, will not enter into or be a party to, any transaction with its Affiliates, members, partners or shareholders, as applicable, or any Affiliates thereof except in the ordinary course of business of such

Person on terms which are no less favorable to such Person than would be obtained in a comparable arm’s length transaction with an unrelated third party.

(xv)         If Grantor is a limited partnership or a limited liability company, the General Partner shall be a corporation or limited liability company whose sole asset is its interest in Grantor and the General Partner will at all times comply, and will cause Grantor to comply, with each of the representations, warranties, and covenants contained in this Section 2.02(g) as if such representation, warranty or covenant was made directly by such General Partner.

(xvi)        Grantor shall at all times cause there to be at least two duly appointed members of the board of directors or board of managers or other governing board or body, as applicable (each, an “Independent Director”), of, if Grantor is a corporation, Grantor, if Grantor is a limited partnership, of the General Partner, and if Grantor is a limited liability company, of Grantor, reasonably satisfactory to Lender who shall not have been at the time of such individual’s appointment, and may not be or have been at any time (A) a shareholder, officer, director, attorney, counsel, partner, member or employee of Grantor or any of the foregoing Persons or Affiliates thereof, (B) a customer or creditor of, or supplier or service provider to, Grantor or any of its shareholders, partners, members or their Affiliates, (C) a member of the immediate family of any Person referred to in (A) or (B) above or (D) a Person Controlling, Controlled by or under common Control with any Person referred to in (A) through (C) above.  A natural person who otherwise satisfies the foregoing definition except for being the Independent Director of a Single Purpose Entity Affiliated with Grantor or General Partner shall not be disqualified from serving as an Independent Director if such individual is at the time of initial appointment, or at any time while serving as the Independent Director, an Independent Director of a Single Purpose Entity Affiliated with Grantor or General Partner if such individual is an independent director provided by a nationally-recognized company that provides professional independent directors.

(xvii)       Grantor and, if applicable, each General Partner, shall not cause or permit the board of directors or board of managers or other governing board or body, as applicable, of Grantor or, if applicable, each General Partner, to take any action which, under the terms of any certificate of incorporation, by-laws or articles of organization with respect to any common stock, requires a vote of the board of directors of Grantor, or, if applicable, the General Partner, unless at the time of such action there shall be at least two members who are Independent Directors.

(xviii)      Grantor and, if applicable, each General Partner has paid and shall pay the salaries of their own employees and has maintained and shall maintain a sufficient number of employees in light of their contemplated business operations.

(xix)         Grantor shall, and shall cause its Affiliates to, conduct its business so that the assumptions made with respect to Grantor and, if applicable, each General Partner, in that certain opinion letter relating to substantive non-consolidation dated the date hereof

(the “Insolvency Opinion”) delivered in connection with the Loan shall be true and correct in all respects.

Notwithstanding anything to the contrary contained in this Section 2.02(g), provided Grantor is a Delaware single member limited liability company which satisfies the single purpose bankruptcy remote entity requirements of each Rating Agency relating to a single member limited liability company, the foregoing provisions of this Section 2.02(g) shall not apply to the General Partner.

(h)           No Defaults.  No Default or Event of Default has occurred and is continuing or would occur as a result of the consummation of the transactions contemplated by the Loan Documents.  Grantor is not in default in the payment or performance of any of its Contractual Obligations in any respect.

(i)            Consents and Approvals.  Grantor and, if applicable, each General Partner, have obtained or made all necessary (i) consents, approvals and authorizations, and registrations and filings of or with all Governmental Authorities and (ii) consents, approvals, waivers and notifications of partners, stockholders, members, creditors, lessors and other nongovernmental Persons, in each case, which are required to be obtained or made by Grantor or, if applicable, the General Partner, in connection with the execution and delivery of, and the performance by Grantor of its obligations under, the Loan Documents.

(j)            Investment Company Act Status, etc.  Grantor is not (i) an “investment company,” or a company “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended, (ii) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

(k)           Compliance with Law.  Grantor is in compliance in all material respects with all Legal Requirements to which it or the Property is subject, including, without limitation, all Environmental Statutes, the Occupational Safety and Health Act of 1970, the Americans with Disabilities Act and ERISA.  No portion of the Property has been or will be purchased, improved, fixtured, equipped or furnished with proceeds of any illegal activity and, to the best of Grantor’s knowledge, no illegal activities are being conducted at or from the Property.

(l)            Financial Information.  All financial data that has been delivered by Grantor to Lender (i) is true, complete and correct in all material respects, (ii) accurately represents the financial condition and results of operations of the Persons covered thereby as of the date on which the same shall have been furnished, and (iii) in the case of audited financial statements, has been prepared in accordance with GAAP and the Uniform System of Accounts (or such other accounting basis as is reasonably acceptable to Lender) throughout the periods covered thereby.  As of the date hereof, neither Grantor nor, if applicable, any General Partner, has any contingent liability, liability for taxes or other unusual or forward commitment not reflected in such financial statements delivered to Lender.  Since the date of the last financial statements delivered by Grantor to Lender except as otherwise disclosed in such financial statements or notes thereto, there has been no change in the assets, liabilities or financial position of Grantor nor, if applicable, any General Partner, or in the results of operations of Grantor which would have a Material Adverse Effect.  Neither Grantor nor, if applicable, any General Partner, has incurred any obligation or liability, contingent or otherwise not reflected in such financial statements which would have a Material Adverse Effect.

(m)          Transaction Brokerage Fees.  Grantor has not dealt with any financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Security Instrument.  All brokerage fees, commissions and other expenses payable in connection with the transactions contemplated by the Loan Documents have been paid in full by Grantor contemporaneously with the execution of the Loan Documents and the funding of the Loan.  Grantor hereby agrees to indemnify and hold Lender harmless for, from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from (i) a claim by any Person that such Person acted on behalf of Grantor in connection with the transactions contemplated herein or (ii) any breach of the foregoing representation.  The provisions of this subsection (m) shall survive the repayment of the Debt.

(n)           Federal Reserve Regulations.  No part of the proceeds of the Loan will be used for the purpose of “purchasing” or “carrying” any “margin stock” within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulations T, U or X or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of the Loan Documents.

(o)           Pending Litigation.  There are no actions, suits or proceedings pending or, to the best knowledge of Grantor, threatened against or affecting Grantor or the Property in any court or before any Governmental Authority which if adversely determined either individually or collectively has or is reasonably likely to have a Material Adverse Effect.

(p)           Solvency; No Bankruptcy.  Each of Grantor and, if applicable, the General Partner, (i) is and has at all times been Solvent and will remain Solvent immediately upon the consummation of the transactions contemplated by the Loan Documents and (ii) is free from bankruptcy, reorganization or arrangement proceedings or a general assignment for the benefit of creditors and is not contemplating the filing of a petition under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of such Person’s assets or property and Grantor has no knowledge of any Person contemplating the filing of any such petition against it or, if applicable, the General Partner.  None of the transactions contemplated hereby will be or have been made with an intent to hinder, delay or defraud any present or future creditors of Grantor and Grantor has received reasonably equivalent value in exchange for its obligations under the Loan Documents.  Grantor’s assets do not, and immediately upon consummation of the transaction contemplated in the Loan Documents will not, constitute unreasonably small capital to carry out its business as presently conducted or as proposed to be conducted.  Grantor does not intend to, nor does it believe that it will, incur debts and liabilities beyond its ability to pay such debts as they may mature.

(q)           Use of Proceeds.  The proceeds of the Loan shall be applied by Grantor to, inter alia, (i) satisfy certain mortgage loans presently encumbering all or a part of the Property, (ii) purchase the Property or (iii) pay certain transaction costs incurred by Grantor in connection with the Loan.  No portion of the proceeds of the Loan will be used for family, personal, agricultural or household use.

(r)            Tax Filings.  Grantor and, if applicable, each General Partner, have filed all federal, state and local tax returns required to be filed and have paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by Grantor and, if applicable, the General Partners.  Grantor and, if applicable, the General Partners, believe that their respective tax returns properly reflect the income and taxes of Grantor and said General Partner, if any, for the periods covered thereby, subject only to reasonable adjustments required by the Internal Revenue Service or other applicable tax authority upon audit.

(s)           Not Foreign Person.  Grantor is not a “foreign person” within the meaning of §1445(f)(3) of the Code.

(t)            ERISA. (i) The assets of Grantor and Guarantor are not and will not become treated as “plan assets”, whether by operation of law or under regulations promulgated under ERISA.  If any Person having a legal or beneficial ownership interest in Grantor is using (or is deemed under ERISA to be using) “plan assets”, Grantor will qualify as a “real estate operating company” within the meaning of 29 C.F.R. §2510.3-101(e) at all times that the Loan is outstanding.  Each Plan and Welfare Plan, and, to the knowledge of Grantor, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, its terms and the applicable provisions of ERISA, the Code and any other applicable Legal Requirement, and no event or condition has occurred and is continuing as to which Grantor would be under an obligation to furnish a report to Lender under clause (ii)(A) of this Section.  Other than an application for a favorable determination letter with respect to a Plan, there are no pending issues or claims before the Internal Revenue Service, the United States Department of Labor or any court of competent jurisdiction related to any Plan or Welfare Plan under which Grantor, Guarantor or any ERISA Affiliate, directly or indirectly (through an indemnification agreement or otherwise), could be subject to any material risk of liability under Section 409 or 502(i) of ERISA or Section 4975 of the Code.  No Welfare Plan provides or will provide benefits, including, without limitation, death or medical benefits (whether or not insured) with respect to any current or former employee of Grantor, Guarantor or any ERISA Affiliate beyond his or her retirement or other termination of service other than (A) coverage mandated by applicable law, (B) death or disability benefits that have been fully provided for by fully paid up insurance or (C) severance benefits.

(ii)           Grantor will furnish to Lender as soon as possible, and in any event within ten (10) days after Grantor knows or has reason to believe that any of the events or conditions specified below with respect to any Plan, Welfare Plan or Multiemployer Plan has occurred or exists, an Officer’s Certificate setting forth details respecting such event or condition and the action, if any, that Grantor or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC (or any other relevant Governmental Authority) by Grantor or an ERISA Affiliate with respect to such event or condition, if such report or notice is required to be filed with the PBGC or any other relevant Governmental Authority:

(A)          any reportable event, as defined in Section 4043 of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code and of Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code), and any request for a waiver under Section 412(d) of the Code for any Plan;

(B)           the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by Grantor or an ERISA Affiliate to terminate any Plan;

(C)           the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by Grantor or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

(D)          the complete or partial withdrawal from a Multiemployer Plan by Grantor or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by Grantor or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

(E)           the institution of a proceeding by a fiduciary of any Multiemployer Plan against Grantor or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within thirty (30) days;

(F)           the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if Grantor or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections; or

(G)           the imposition of a lien or a security interest in connection with a Plan.

(iii)          Grantor shall not knowingly engage in or permit any transaction in connection with which Grantor, Guarantor or any ERISA Affiliate could be subject to either a civil penalty or tax assessed pursuant to Section 502(i) or 502(l) of ERISA or Section 4975 of the Code, permit any Welfare Plan to provide benefits, including without limitation, medical benefits (whether or not insured), with respect to any current or former employee of Grantor, Guarantor or any ERISA Affiliate beyond his or her retirement or other termination of service other than (A) coverage mandated by applicable law, (B) death or disability benefits that have been fully provided for by paid up insurance or otherwise or (C) severance benefits, permit the assets of Grantor or Guarantor to become “plan assets”, whether by operation of law or under regulations promulgated under ERISA or adopt, amend (except as may be required by applicable law) or increase the amount of any benefit or amount payable under, or permit any ERISA Affiliate to adopt, amend (except as may be required by applicable law) or increase the amount of any benefit or amount payable under, any employee benefit plan (including, without limitation, any employee welfare benefit plan) or other plan, policy or arrangement, except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits expense to Grantor, Guarantor or any ERISA Affiliate.

(u)           Labor Matters.  No organized work stoppage or labor strike is pending or threatened by employees or other laborers at the Property and neither Grantor nor Manager (i) is involved in or threatened with any labor dispute, grievance or litigation relating to labor matters involving any employees and other laborers at the Property, including, without limitation, violation of any federal, state or local labor, safety or employment laws (domestic or foreign) and/or charges of unfair labor practices or discrimination complaints; (ii) has engaged in any unfair labor practices within the meaning of the National Labor Relations Act or the Railway Labor Act; or (iii) is a party to, or bound by, any collective bargaining agreement or union contract with respect to employees and other laborers at the Property and no such agreement or contract is currently being negotiated by Grantor, Manager or any of their Affiliates.

(v)           Grantor’s Legal Status.  Grantor’s exact legal name, as is indicated on the signature page hereto, organizational identification number and place of business or, if more than one, its chief executive office, as well as Grantor’s mailing address, if different, as identified by Grantor to Lender and contained in this Security Instrument, are true, accurate and complete.  Grantor (i) will not change its name, its place of business or, if more than one place of business, its chief executive office, or its mailing address or organizational identification number if it has one without giving Lender at least thirty (30) days prior written notice of such change, (ii) if Grantor does not have an organizational identification number and later obtains one, Grantor shall promptly notify Lender of such organizational identification number and (iii) Grantor will not change its type of organization, jurisdiction of organization or other legal structure.

(w)          Compliance with Anti-Terrorism, Embargo and Anti-Money Laundering Laws.   (i) None of Grantor, General Partner, any Guarantor, or any Person who owns any equity interest in or Controls Grantor, General Partner or any Guarantor currently is identified on the OFAC List or otherwise qualifies as a Prohibited Person, and Grantor has implemented procedures, approved by Grantor and, if applicable, General Partner, to ensure that no Person who now or hereafter owns an equity interest in Grantor or General Partner is a Prohibited Person or Controlled by a Prohibited Person, (ii) no proceeds of the Loan will be used to fund any operations in, finance any investments or activities in or make any payments to, Prohibited Persons, and (iii) none of Grantor, General Partner, or any Guarantor is in violation of any Legal Requirements relating to anti-money laundering or anti-terrorism, including, without limitation, Legal Requirements related to transacting business with Prohibited Persons or the requirements of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, U.S. Public Law 107-56, and the related regulations issued thereunder, including temporary regulations, all as amended from time to time.  No tenant at the Property currently is identified on the OFAC List or otherwise qualifies as a Prohibited Person, and, to the best of Grantor’s knowledge, no tenant at the Property is owned or Controlled by a Prohibited Person.  Grantor has determined that Manager has implemented procedures, approved by Grantor, to ensure that no tenant at the Property is a Prohibited Person or owned or Controlled by a Prohibited Person.

Section 2.03.  Further Acts, etc.  Grantor will, at the cost of Grantor, and without expense to Lender, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages or deeds of trust, as applicable, assignments, notices of assignments, transfers and assurances as Lender shall, from time to time, reasonably require for the better assuring, conveying, assigning, transferring, and confirming unto Lender the property and rights hereby mortgaged, given, granted, bargained, sold, alienated, enfeoffed, conveyed, confirmed, pledged, assigned and hypothecated, or which Grantor may be or may hereafter become bound to convey or assign to Lender, or for carrying out or facilitating the performance of the terms of this Security Instrument or for filing, registering or recording this Security Instrument and, within five (5) Business Days of written demand, will execute and deliver and hereby authorizes Lender to execute in the name of Grantor or without the signature of Grantor to the extent Lender may lawfully do so, one or more financing statements, chattel mortgages or comparable security instruments to evidence more effectively the lien hereof upon the Property.  Grantor grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of protecting, perfecting, preserving and realizing upon the interests granted pursuant to this Security Instrument and to effect the intent hereof, all as fully and effectually as Grantor might or could do; and Grantor hereby ratifies all that Lender shall lawfully do or cause to be done by virtue hereof; provided, however, that Lender shall not exercise such power of attorney unless and until Grantor fails to take the required action within the five (5) Business Day time period stated above unless the failure to so exercise, could, in Lender’s reasonable judgment, result in a Material Adverse Effect.  Upon (a) receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note or any other Loan Document which is not of public record, (b) receipt of an indemnity of Lender related to losses resulting solely from the issuance of a replacement note or other applicable Loan Document and (c) in the case of any such mutilation, upon surrender and cancellation of such Note or other applicable Loan Document, Grantor will issue, in lieu thereof, a replacement Note or other applicable Loan Document, dated the date of such lost, stolen, destroyed or mutilated Note or other Loan Document in the same principal amount thereof and otherwise of like tenor.

Section 2.04.  Recording of Security Instrument, etc.  Grantor forthwith upon the execution and delivery of this Security Instrument and thereafter, from time to time, will cause this Security Instrument, and any security instrument creating a lien or security interest or evidencing the lien hereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully protect the lien or security interest hereof upon, and the interest of Lender in, the Property.  Grantor will pay all filing, registration or recording fees, and all expenses incident to the preparation, execution and acknowledgment of this Security Instrument, any mortgage or deed of trust, as applicable, supplemental hereto, any security instrument with respect to the Property and any instrument of further assurance, and all federal, state, county and municipal, taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Security Instrument, any mortgage or deed of trust, as applicable, supplemental hereto, any security instrument with respect to the Property or any instrument of further assurance, except where prohibited by law to do so, in which event Lender may declare the Debt to be immediately due and payable.  Grantor shall hold harmless and indemnify Lender and its successors and assigns, against any liability incurred as a result of the imposition of any tax on the making and recording of this Security Instrument.

Section 2.05.  Representations, Warranties and Covenants Relating to the Property.  Grantor represents and warrants to and covenants with Lender with respect to the Property as follows:

(a)           Lien Priority.  This Security Instrument is a valid and enforceable first lien on the Property, free and clear of all encumbrances and liens having priority over the lien of this Security Instrument, except for the items set forth as exceptions to or subordinate matters in the title insurance policy insuring the lien of this Security Instrument, none of which, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by this Security Instrument, materially affect the value or marketability of the Property, impair the use or operation of the Property for the use currently being made thereof or impair Grantor’s ability to pay its obligations in a timely manner (such items being the “Permitted Encumbrances”).

(b)           Title.  Grantor has, subject only to the Permitted Encumbrances, good, insurable and marketable fee simple title to the Premises, Improvements and Fixtures (collectively, the “Realty”) and to all easements and rights benefiting the Realty and has the right, power and authority to mortgage, encumber, give, grant, bargain, sell, alien, enfeoff, convey, confirm, pledge, assign, and hypothecate the Property.  Grantor will preserve its interest in and title to the Property and will forever warrant and defend the same to Lender against any and all claims made by, through or under Grantor and will forever warrant and defend the validity and priority of the lien and security interest created herein against the claims of all Persons whomsoever claiming by, through or under Grantor.  The foregoing warranty of title shall survive the foreclosure of this Security Instrument and shall inure to the benefit of and be enforceable by Lender in the event Lender acquires title to the Property pursuant to any foreclosure.  In addition, there are no outstanding options or rights of first refusal to purchase the Property or Grantor’s ownership thereof.

(c)           Taxes and Impositions.  All taxes and other Impositions and governmental assessments due and owing in respect of, and affecting, the Property have been paid.  Grantor has paid all Impositions which constitute special governmental assessments in full, except for those assessments which are permitted by applicable Legal Requirements to be paid in installments, in which case all installments which are due and payable have been paid in full.  There are no pending, or to Grantor’s best knowledge, proposed special or other assessments for public improvements or otherwise affecting the Property, nor are there any contemplated improvements to the Property that may result in such special or other assessments.

(d)           Casualty; Flood Zone.  The Realty is in good repair and free and clear of any damage, destruction or casualty (whether or not covered by insurance) that would materially affect the value of the Realty or the use for which the Realty was intended, there exists no structural or other material defects or damages in or to the Property and Grantor has not received any written notice from any insurance company or bonding company of any material defect or inadequacies in the Property, or any part thereof, which would materially and adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.  No portion of the Premises is located in an “area of special flood hazard,” as that term is defined in the regulations of the Federal Insurance Administration, Department of Housing and Urban Development, under the National Flood Insurance Act of 1968, as amended (24 CFR § 1909.1) or Grantor has obtained the flood insurance required by Section 3.01(a)(vi) hereof. The Premises either does not lie in a 100 year flood plain that has been identified by the Secretary of Housing and Urban Development or any other Governmental Authority or, if it does, Grantor has obtained the flood insurance required by Section 3.01(a)(vi) hereof.

(e)           Completion; Encroachment.  To the best of Grantor’s knowledge, all Improvements necessary for the efficient use and operation of the Premises, including, without limitation, all Improvements which were included for purposes of determining the appraised value of the Property in the Appraisal, have been completed and, except as set forth in the title insurance policy insuring the lien of this Security Instrument or the survey delivered to Lender in connection with the origination of the Loan, none of said Improvements lie outside the boundaries and building restriction lines of the Premises.  Except as set forth in the title insurance policy insuring the lien of this Security Instrument, no improvements on adjoining properties encroach upon the Premises.

(f)            Separate Lot.  The Premises are taxed separately without regard to any other real estate and constitute a legally subdivided lot under all applicable Legal Requirements (or, if not subdivided, no subdivision or platting of the Premises is required under applicable Legal Requirements), and for all purposes may be mortgaged, encumbered, conveyed or otherwise dealt with as an independent parcel.  The Property does not benefit from any tax abatement or exemption.

(g)           Use.  The existence of all Improvements, the present use and operation thereof and the access of the Premises and the Improvements to all of the utilities and other items referred to in paragraph (k) below are in compliance in all material respects with all Leases affecting the Property and all applicable Legal Requirements, including, without limitation, Environmental Statutes, Development Laws and Use Requirements.  Grantor has not received any notice from any Governmental Authority alleging any uncured violation relating to the Property of any applicable Legal Requirements.

(h)           Licenses and Permits.  Grantor currently holds and will continue to hold all certificates of occupancy, licenses, registrations, permits, consents, franchises and approvals of any Governmental Authority or any other Person which are material for the lawful occupancy and operation of the Realty or which are material to the ownership or operation of the Property or the conduct of Grantor’s business.  All such certificates of occupancy, licenses, registrations, permits, consents, franchises and approvals are current and in full force and effect.

(i)            Environmental Matters.  Grantor has received and reviewed the Environmental Report and has no reason to believe that the Environmental Report contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein or herein, in light of the circumstances under which such statements were made, not misleading.

(j)            Property Proceedings.  There are no actions, suits or proceedings pending or threatened in any court or before any Governmental Authority or arbitration board or tribunal (i) relating to (A) the zoning of the Premises or any part thereof, (B) any certificates of occupancy, licenses, registrations, permits, consents or approvals issued with respect to the Property or any part thereof, (C) the condemnation of the Property or any part thereof, or (D) the condemnation or relocation of any roadways abutting the Premises required for access or the denial or limitation of access to the Premises or any part thereof from any point of access to the Premises, (ii) asserting that (A) any such zoning, certificates of occupancy, licenses, registrations, permits, consents and/or approvals do not permit the operation of any material portion of the Realty as presently being conducted, (B) any material improvements located on the Property or any part thereof cannot be located thereon or operated with their intended use or (C) the operation of the Property or any part thereof is in violation in any material respect of any Environmental Statutes, Development Laws or other Legal Requirements or Space Leases or Property Agreements or (iii) which might (A) affect the validity or priority of any Loan Document or (B) have a Material Adverse Effect.  Grantor is not aware of any facts or circumstances which may give rise to any actions, suits or proceedings described in the preceding sentence.

(k)           Utilities.  The Premises has all necessary legal access to water, gas and electrical supply, storm and sanitary sewerage facilities, other required public utilities (with respect to each of the aforementioned items, by means of either a direct connection to the source of such utilities or through connections available on publicly dedicated roadways directly abutting the Premises or through permanent insurable easements benefiting the Premises), fire and police protection, parking, and means of direct access between the Premises and public highways over recognized curb cuts (or such access to public highways is through private roadways which may be used for ingress and egress pursuant to permanent insurable easements).

(l)            Mechanics’ Liens.  The Property is free and clear of any mechanics’ liens or liens in the nature thereof, and no rights are outstanding that under law could give rise to any such liens, any of which liens are or may be prior to, or equal with, the lien of this Security Instrument, except those which are insured against by the title insurance policy insuring the lien of this Security Instrument.

(m)          Intentionally Omitted.

(n)           Insurance.  The Property is insured in accordance with the requirements set forth in Article III hereof.

(o)           Space Leases.

(i)            Grantor has delivered a true, correct and complete schedule of all Space Leases as of the date hereof, which accurately and completely sets forth in all material respects, for each such Space Lease, the following (collectively, the “Rent Roll”):  the name and address of the tenant with the name, title and telephone number of the contact person of such tenant; the lease expiration date, extension and renewal provisions; the base rent and percentage rent payable; all additional rent and pass-through obligations; and the security deposit held thereunder and the location of such deposit.

(ii)           Each Space Lease constitutes the legal, valid and binding obligation of Grantor and, to the knowledge of Grantor, is enforceable against the tenant thereof.  No default exists, or with the passing of time or the giving of notice would exist, (A) under any Major Space Lease or (B) under any other Space Leases which would, in the aggregate, have a Material Adverse Effect.

(iii)          No tenant under any Space Lease has, as of the date hereof, paid Rent more than thirty (30) days in advance, and the Rents under such Space Leases have not been waived, released, or otherwise discharged or compromised.

(iv)          All work to be performed by Grantor under the Space Leases has been substantially performed, all contributions to be made by Grantor to the tenants thereunder have been made except for any held-back amounts, and all other conditions precedent to each such tenant’s obligations thereunder have been satisfied.

(v)           Except as previously disclosed to Lender in writing, there are no options to terminate any Space Lease.

(vi)          Each tenant under a Space Lease or such tenant’s authorized subtenant is currently occupying the space demised by such Space Lease.

(vii)         Grantor has delivered to Lender true, correct and complete copies of all Space Leases described in the Rent Roll.

(viii)        Each Space Lease is in full force and effect and (except as disclosed on the Rent Roll) has not been assigned, modified, supplemented or amended in any way.

(ix)           Each tenant under each Space Lease is free from bankruptcy, reorganization or arrangement proceedings or a general assignment for the benefit of creditors.

(x)            No Space Lease provides any party with the right to obtain a lien or encumbrance upon the Property superior to the lien of this Security Instrument.

(p)           Property Agreements.

(i)            Grantor has delivered to Lender true, correct and complete copies of all Property Agreements.

(ii)           No Property Agreement provides any party with the right to obtain a lien or encumbrance upon the Property superior to the lien of this Security Instrument.

(iii)          No default exists or with the passing of time or the giving of notice or both would exist under any Property Agreement which would, individually or in the aggregate, have a Material Adverse Effect.

(iv)          Grantor has not received or given any written communication which alleges that a default exists or, with the giving of notice or the lapse of time, or both, would exist under the provisions of any Property Agreement.

(v)           No condition exists whereby Grantor or any future owner of the Property may be required to purchase any other parcel of land which is subject to any Property Agreement or which gives any Person a right to purchase, or right of first refusal with respect to, the Property.

(vi)          To the best knowledge of Grantor, no offset or any right of offset exists respecting continued contributions to be made by any party to any Property Agreement except as expressly set forth therein. Except as previously disclosed to Lender in writing, no material exclusions or restrictions on the utilization, leasing or improvement of the Property (including non-compete agreements) exists in any Property Agreement.

(vii)         All “pre-opening” requirements contained in all Property Agreements (including, but not limited to, all off-site and on-site construction requirements), if any, have been fulfilled, and, to the best of Grantor’s knowledge, no condition now exists whereby any party to any such Property Agreement could refuse to honor its obligations thereunder.

(viii)        All work, if any, to be performed by Grantor under each of the Property Agreements has been substantially performed, all contributions to be made by Grantor to any party to such Property Agreements have been made, and all other conditions to such party’s obligations thereunder have been satisfied.

(q)           Personal Property.  Grantor has delivered to Lender a true, correct and complete schedule of all personal property, if any, owned by Grantor and located upon the Property or used in connection with the use or operation of the Realty and Grantor represents that it has good and marketable title to all such personal property, free and clear of any liens, except for liens created under the Loan Documents and liens which describe the equipment and other personal property owned by tenants.

(r)            Leasing Brokerage and Management Fees.  Except as previously disclosed to Lender in writing, there are no brokerage fees or commissions payable by Grantor with respect to the leasing of space at the Property and there are no management fees payable by Grantor with respect to the management of the Property.

(s)           Security Deposits.  All security deposits with respect to the Property on the date hereof have been transferred to the Security Deposit Account on the date hereof, and Grantor is in compliance with all Legal Requirements relating to such security deposits as to which failure to comply might, individually or in the aggregate, have a Material Adverse Effect.

(t)            Appraisal.  Grantor has no knowledge that any of the facts or assumptions on which the Appraisal was based are false or incomplete in any material respect and has no information that would reasonably suggest that the fair market value determined in the Appraisal does not reflect the actual fair market value of the Property.

(u)           Representations Generally.  The representations and warranties contained in this Security Instrument, and the review and inquiry made on behalf of Grantor therefor, have all been made by Persons having the requisite expertise and knowledge to provide such representations and warranties.  No representation, warranty or statement of fact made by or on behalf of Grantor in this Security Instrument or in any certificate, document or schedule furnished to Lender pursuant hereto, contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained therein or herein not misleading (which may be to Grantor’s best knowledge where so provided herein).  There are no facts presently known to Grantor which have not been disclosed to Lender which would, individually or in the aggregate, have a Material Adverse Effect nor as far as Grantor can foresee might, individually or in the aggregate, have a Material Adverse Effect.

(v)           Liquor License.  All licenses, permits, approvals and consents which are required for the sale and service of alcoholic beverages on the Premises have been obtained from the applicable Governmental Authorities.

(w)          Credit Card Companies.  The only Credit Card Companies are as identified in the Cross-collateralization Agreement.

Section 2.06.  Removal of Lien.  (a) Grantor shall, at its expense, maintain this Security Instrument as a first lien on the Property and shall keep the Property free and clear of all liens and encumbrances of any kind and nature other than the Permitted Encumbrances.  Grantor shall, within fifteen (15) days following notice of the filing thereof, promptly discharge of record, by bond or otherwise, any such liens and, promptly upon request by Lender, shall deliver to Lender evidence reasonably satisfactory to Lender of the discharge thereof.

(b)           Without limitation to the provisions of Section 2.06(a) hereof, Grantor shall (i) pay, from time to time when the same shall become due, all claims and demands of mechanics, materialmen, laborers, and others which, if unpaid, might result in, or permit the creation of, a lien on the Property or any part thereof, (ii) cause to be removed of record (by payment or posting of bond or settlement or otherwise) any mechanics’, materialmens’, laborers’ or other lien on the Property, or any part thereof, or on the revenues, rents, issues, income or profit arising therefrom, and (iii) in general, do or cause to be done, without expense to Lender, everything reasonably necessary to preserve in full the lien of this Security Instrument.  If Grantor fails to comply with the requirements of this Section 2.06(b), then, upon five (5) Business Days’ prior notice to Grantor, Lender may, but shall not be obligated to, pay any such lien, and Grantor shall, within five (5) Business Days after Lender’s demand therefor, reimburse Lender for all sums so expended, together with interest thereon at the Default Rate from the date advanced, all of which shall be deemed part of the Debt.  Nothing contained herein shall be deemed a consent or request of Lender, express or implied, by inference or otherwise, to the performance of any alteration, repair or other work by any contractor, subcontractor or laborer or the furnishing of any materials by any materialmen in connection therewith.

(c)           Notwithstanding the foregoing, Grantor may contest any lien (other than a lien relating to non-payment of Impositions, the contest of which shall be governed by Section 4.04 hereof) of the type set forth in subparagraph (b)(ii) of this Section 2.06 provided that, following prior notice to Lender (i) Grantor is contesting the validity of such lien with due diligence and in good faith and by appropriate proceedings, without cost or expense to Lender or any of its agents, employees, officers, or directors, (ii) Grantor shall preclude the collection of, or other realization upon, any contested amount from the Property or any revenues from or interest in the Property, (iii) neither the Property nor any part thereof nor interest therein, shall be in any danger of being sold, forfeited or lost by reason of such contest by Grantor, (iv) such contest by Grantor shall not affect the ownership, use or occupancy of the Property, (v) such contest by Grantor shall not subject Lender or Grantor to the risk of civil or criminal liability (other than the civil liability of Grantor for the amount of the lien in question), (vi) such lien is subordinate to the lien of this Security Instrument, (vii) Grantor has not consented to such lien, (viii) Grantor has given Lender prompt notice of the filing of such lien and the bonding thereof by Grantor and, upon request by Lender from time to time, notice of the status of such contest by Grantor and/or confirmation of the continuing satisfaction of the conditions set forth in this Section 2.06(c), (ix) Grantor shall promptly pay the obligation secured by such lien upon a final determination of Grantor’s liability therefor, and (x) Grantor shall deliver to Lender cash, a bond or other security acceptable to Lender equal to 125% of the contested amount pursuant to collateral arrangements reasonably satisfactory to Lender.

Section 2.07.  Cost of Defending and Upholding this Security Instrument Lien.  If any action or proceeding is commenced to which Lender is made a party relating to the Loan Documents and/or the Property or Lender’s interest therein or in which it becomes necessary to defend or uphold the lien of this Security Instrument or any other Loan Document, Grantor shall, on demand, reimburse Lender for all expenses (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by Lender in connection therewith, and such sum, together with interest thereon at the Default Rate from and after such demand until fully paid, shall constitute a part of the Debt.

Section 2.08.  Use of the Property.  Grantor will use, or cause to be used, the Property for such use as is permitted pursuant to applicable Legal Requirements including, without limitation, under the certificate of occupancy applicable to the Property, and which is required by the Loan Documents.  Grantor shall not suffer or permit the Property or any portion thereof to be used by the public, any tenant, or any Person not subject to a Lease, in a manner reasonably likely to impair Grantor’s title to the Property, or in such manner as may give rise to a claim or claims of adverse usage or adverse possession by the public, or of implied dedication of the Property or any part thereof.

Section 2.09.  Financial Reports.  (a)  Grantor will keep and maintain or will cause to be kept and maintained on a Fiscal Year basis, in accordance with GAAP and the Uniform System of Accounts (or such other accounting basis reasonably acceptable to Lender) consistently applied, proper and accurate books, tax returns, records and accounts reflecting (i) all of the financial affairs of Grantor and Guarantor and (ii) all items of income and expense in connection with the operation of the Property or in connection with any services, equipment or furnishings provided in connection with the operation thereof, whether such income or expense may be realized by Grantor or by any other Person whatsoever, excepting lessees unrelated to and unaffiliated with Grantor who have leased from Grantor portions of the Premises for the purpose of occupying the same.  Lender shall have the right from time to time at all times during normal business hours upon reasonable notice to examine such books, tax returns, records and accounts at the office of Grantor or other Person maintaining such books, tax returns, records and accounts and to make such copies or extracts thereof as Lender shall desire.  After the occurrence of an Event of Default, Grantor shall pay any costs and expenses incurred by Lender to examine Grantor’s and Guarantor’s accounting records with respect to the Property, to the extent Lender shall determine to be necessary or appropriate in the protection of Lender’s interest.

(b)           Grantor will furnish Lender (i) annually, within one hundred twenty (120) days following the end of each Fiscal Year of Grantor and (ii) on a quarterly basis, within forty-five (45) days following the end of each fiscal quarter of Grantor, with a complete copy of Grantor’s financial statement consistently applied covering (i) all of the financial affairs of Grantor and (ii) the operation of the Property for such Fiscal Year or fiscal quarters, as applicable, and containing a statement of revenues and expenses, a statement of assets and liabilities and a statement of Grantor’s equity.  Each annual financial statement shall be audited by a nationally recognized Independent certified public accountant that is acceptable to Lender in accordance with GAAP and the Uniform System of Accounts (or such other accounting basis reasonably acceptable to Lender).  Together with the financial statements required to be furnished pursuant to this Section 2.09(b), Grantor shall furnish to Lender (A) an Officer’s Certificate certifying as of the date thereof (1) that the financial statements accurately represent the results of operations and financial condition of Grantor and the Property all in accordance with GAAP and the Uniform System of Accounts (or such other accounting basis reasonably acceptable to Lender)

consistently applied, and (2) whether there exists a Default under the Note or any other Loan Document executed and delivered by Grantor and, if such event or circumstance exists, the nature thereof, the period of time it has existed and the action then being taken to remedy such event or circumstance and (B) together with the financial statements delivered pursuant to Section 2.09(b)(ii) above, a statement showing (1) Net Operating Income for the prior twelve (12) month period adjusted to reflect the Adjusted Net Cash Flow (subject to verification by Lender in its reasonable discretion) and (2) the calculation of the Debt Service Coverage.

(c)           During the continuance of an O&M Operative Period and when requested by Lender, Grantor will furnish Lender monthly, within thirty (30) days following the end of each month, with a true, complete and correct cash flow statement with respect to the Property in the form attached hereto as Exhibit F and made a part hereof, showing (i) all cash receipts of any kind whatsoever and all cash payments and disbursements, (ii) year-to-date summaries of such cash receipts, payments and disbursements, and (iii) during an O&M Operative Period, Net Operating Income for the subsequent twelve (12) month period adjusted to reflect the Adjusted Net Cash Flow (subject to the verification by Lender in its reasonable discretion) and a calculation of the Debt Service Coverage, together with a certification of Manager stating that such cash flow statement is true, complete and correct and a list of all litigation and proceedings affecting Grantor or the Property in which the amount involved is $250,000 or more, if not covered by insurance (or $1,000,000 or more whether or not covered by insurance).

(d)           During the continuance of an O&M Operative Period and when requested by Lender, Grantor will furnish Lender monthly, within twenty (20) days following the end of each month, with a certification of Manager stating that all Operating Expenses with respect to the Property which had accrued as of the last day of the month preceding the delivery of the cash flow statement referred to in clause (c) above have been fully paid or otherwise reserved for by Manager (any such certification or any certification furnished by a Manager pursuant to clause (c) above, a “Manager Certification”).

(e)           Grantor will furnish Lender annually, within twenty (20) days following the end of each year and within thirty (30) days following receipt of such request therefor, with a true, complete and correct rent roll for the Property, including a list of which tenants are in default under their respective  Leases, dated as of the date of Lender’s request, identifying each tenant, the monthly rent and additional rent, if any, payable by such tenant, the expiration date of such tenant’s Lease, the security deposit, if any, held by Grantor under the Lease, the space covered by the Lease, each tenant that has filed a bankruptcy, insolvency, or reorganization proceeding since delivery of the last such rent roll, and the arrearages for such tenant, if any, and, if requested by Lender, a summary of the material terms of the Leases, including, without limitation, the dates of occupancy, the dates of expiration, any Rent concessions, work obligations or other inducements granted to the tenants thereunder, and any renewal options, and such rent roll shall be accompanied by an Officer’s Certificate, dated as of the date of the delivery of such rent roll, certifying that such rent roll is true, correct and complete in all material respects as of its date.

(f)            Grantor shall furnish to Lender, within thirty (30) days after Lender’s request therefor, with such further detailed information with respect to the operation of the Property and the financial affairs of Grantor as may be reasonably requested by Lender.

(g)           Grantor shall cause Manager to furnish to Lender, within thirty (30) days following the end of each Fiscal Year, a schedule of tenant security deposits showing any activity in the Security Deposit Account for such month, together with a certification of Manager as to the balance in such Security Deposit Account and that such tenant security deposits are being held in accordance with all Legal Requirements.

(h)           Grantor will furnish Lender annually, within ninety (90) days after the end of each Fiscal Year, with a report setting forth (i) the average occupancy rate of the Property during such Fiscal Year, (ii) the capital repairs, replacements and improvements performed at the Property during such Fiscal Year and the aggregate Recurring Replacement Expenditures made in connection therewith, and (iii) the balance contained in each of the Escrow Accounts as of the end of such Fiscal Year (which balance Lender shall provide upon Grantor’s written request therefor).

(i)            Grantor shall cause Manager to keep and maintain on a Fiscal Year basis, in accordance with GAAP and the Uniform System of Accounts (or such other accounting basis reasonably acceptable to Lender) consistently applied, proper and accurate books, records and accounts on an accrual basis reflecting (i) all of the financial results of operation and financial conditions of Manager and (ii) all items of income and expense in connection with the operation of the Property or in connection with any services, equipment or furnishings provided in connection with the operation thereof, whether such income or expense may be realized by Manager or by any other Person whatsoever.  Lender shall have the right from time to time at all times during normal business hours upon reasonable notice to examine such books, records and accounts at the office of Manager or other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Lender shall desire.  After the occurrence of an Event of Default, Grantor shall pay any costs and expenses incurred by Lender to examine Manager’s accounting records with respect to the Property, as Lender shall determine to be necessary or appropriate in the protection of Lender’s interest.

(j)            Grantor will furnish Lender monthly, within thirty (30) days following the end of each month, an occupancy summary for the Property setting forth the occupancy rates, average daily room rates, advance booking information (excluding customer names), RevPAR Yield Index, RevPAR and room revenues for each month of the preceding calendar year, as well as annual averages of the same, and such other information as may customarily be reflected thereon or reasonably requested by Lender, together with all franchise inspection reports and STR Reports received by Grantor during the preceding month.

(k)           Grantor shall and shall cause Guarantor to furnish to Lender annually, within thirty (30) days of filing its respective tax return, a copy of such tax return and within ninety (90) days after the end of each Fiscal Year, a statement of net worth of the Guarantor.

(l)                                     Grantor shall submit to Lender an Annual Budget not later than January 31 of each year or, with respect to the Fiscal Year in which the Closing Date occurs, within ninety (90) days of the Closing Date.  At any time during the continuance of an Event of Default, and during the continuance of an O&M Operative Period, Grantor shall submit to Lender for Lender’s written approval an Annual Budget not later than January 31 of each year, in form satisfactory to Lender setting forth in reasonable detail budgeted monthly operating income and monthly operating capital and other expenses for the Property.  In the event that Lender has the right to approve the Annual Budget pursuant to the preceding sentence, (a) such approval shall not be unreasonably withheld, and in the event that Lender objects to the proposed Annual Budget submitted by Grantor, Lender shall advise Grantor of such objections within fifteen (15) days after receipt thereof (and deliver to Grantor a reasonably detailed description of such objections) and Grantor shall, within ten (10) days after receipt of notice of any such objections, revise such Annual Budget and resubmit the same to Lender, (b) Lender shall advise Grantor of any objections to such revised Annual Budget within ten (10) days after receipt thereof (and deliver to Grantor a reasonably detailed description of such objections) and Grantor shall revise the same in accordance with the process described herein until Lender approves an Annual Budget, provided, however, that if Lender shall not advise Grantor of its objections to any proposed Annual Budget within the applicable time period set forth in this Section, then such proposed Annual Budget shall be deemed approved by Lender, (c) until such time that Lender approves a proposed Annual Budget, the most recently Approved Annual Budget shall apply; provided that, such Approved Annual Budget shall be adjusted to reflect actual increases in Basic Carrying Costs and utilities expenses and to delete any non-recurring expenses and (d) in the event that Grantor must incur an Extraordinary Expense, then Grantor shall promptly deliver to Lender a reasonably detailed explanation of such proposed Extraordinary Expense for Lender’s approval, which approval may be granted or denied in Lender’s sole and absolute discretion.

(m)                               In the event that Grantor fails to deliver any of the financial statements, reports or other information required to be delivered to Lender pursuant to this Section 2.09 on or prior to their due dates, if any such failure shall continue for thirty (30) days following notice thereof from Lender, Grantor shall pay to Lender an administrative fee in the amount of Five Hundred Dollars ($500) for each due date with respect to which such a failure occurs (and not on a per-item basis).  Grantor agrees that such administrative fee (i) is a fair and reasonable fee necessary to compensate Lender for its additional administrative costs and increased costs relating to Grantor’s failure to deliver the aforementioned statements, reports or other items as and when required hereunder and (ii) is not a penalty.

Section 2.10.  Litigation.  Grantor will give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened (in writing) against Grantor which might have a Material Adverse Effect.

Section 2.11.  Updates of Representations.  Grantor shall deliver to Lender within fifteen (15) Business Days of the request of Lender an Officer’s Certificate updating all of the representations and warranties contained in this Security Instrument and the other Loan Documents and certifying that all of the representations and warranties contained in this Security Instrument and the other Loan Documents, as updated pursuant to such Officer’s Certificate, are true, accurate and complete as of the date of such Officer’s Certificate or shall set forth the exceptions to representations and/or warranties in reasonable detail, as applicable, and, upon Lender’s request for further information with respect to such exceptions, shall provide Lender such additional information as Lender may reasonably request.  Notwithstanding the foregoing, provided that no Event of Default has occurred and is continuing, Grantor shall not be required to deliver the foregoing Officer’s Certificate more than three (3) times during the term of the Loan.

ARTICLE III:  INSURANCE AND CASUALTY RESTORATION

Section 3.01.  Insurance Coverage.  Grantor shall, at its expense, maintain the following insurance coverages with respect to the Property during the term of this Security Instrument:

(a)                                  (i)                                     Insurance against loss or damage by fire, casualty and other hazards included in an “all-risk” coverage endorsement or its equivalent (which, in the case of insurance during the time of any construction work being financed with the proceeds of the Loan (“Construction”) shall be in “builder’s risk completed value non-reporting form” together with rents, earnings and extra expense insurance covering loss due to delay in completion of the Improvements), with such endorsements as Lender may from time to time reasonably require and which are customarily required by Institutional Lenders of similar properties similarly situated, including, without limitation, if the Property constitutes a legal non-conforming use, an ordinance of law coverage endorsement which contains “Demolition Cost”, “Loss Due to Operation of Law” and “Increased Cost of Construction” coverages, covering the Property in an amount not less than the greater of (A) 100% of the insurable replacement value of the Property (exclusive of the Premises and footings and foundations) and (B) such other amount as is necessary to prevent any reduction in such policy by reason of and to prevent Grantor, Lender or any other insured thereunder from being deemed to be a co-insurer.  Not less frequently than once every three (3) years, Grantor, at its option, shall either (A) have the Appraisal updated or obtain a new appraisal of the Property, (B) have a valuation of the Property made by or for its insurance carrier conducted by an appraiser experienced in valuing properties of similar type to that of the Property which are in the geographical area in which the Property is located or (C) provide such other evidence as will, in Lender’s sole judgment, enable Lender to determine whether there shall have been an increase in the insurable value of the Property and Grantor shall deliver such updated Appraisal, new appraisal, insurance valuation or other evidence acceptable to Lender, as the case may be, and, if such updated Appraisal, new appraisal, insurance valuation, or other evidence acceptable to Lender reflects an increase in the insurable value of the Property, the amount of insurance required hereunder shall be increased accordingly and Grantor shall deliver evidence satisfactory to Lender that such policy has been so increased.

(ii)                                  Commercial general liability insurance against claims for personal and bodily injury and/or death to one or more persons or property damage, occurring on, in or about the Property (including the adjoining streets, sidewalks and passageways therein) in such amounts as Lender may from time to time reasonably require (but in no event shall Lender’s requirements be increased more frequently than once during each twelve (12) month period) and which are customarily required by Institutional Lenders for similar properties similarly situated, but not less than $1,000,000 per occurrence and $2,000,000 general aggregate on a per location basis and, in addition thereto, not less than $75,000,000 excess and/or umbrella liability insurance shall be maintained for any and all claims.

(iii)                               Business interruption, rent loss or other similar insurance (A) with loss payable to Lender, (B) covering all risks required to be covered by the insurance provided for in Section 3.01(a)(i) hereof and (C) in an amount not less than 100% of the projected total revenues derived from the Property for the succeeding twenty-four (24) month period based on an occupancy rate taking into account historical and projected occupancy.  The amount of such insurance shall be determined upon the execution of this Security Instrument, and not more frequently than once each calendar year thereafter based on Grantor’s reasonable estimate of projected total revenues derived from the Property for the next succeeding twenty-four (24) months together with a six (6) month extended period of indemnity.  In the event the Property shall be damaged or destroyed, Grantor shall and hereby does assign to Lender all payment of claims under the policies of such insurance, and all amounts payable thereunder, and all net amounts, shall be collected by Lender under such policies and shall be applied in accordance with this Security Instrument; provided, however, that nothing herein contained shall be deemed to relieve Grantor of its obligations to timely pay all amounts due under the Loan Documents.

(iv)                              War risk insurance when such insurance is obtainable from the United States of America or any agency or instrumentality thereof at reasonable rates (for the maximum amount of insurance obtainable) and if requested by Lender, and such insurance is then customarily required by Institutional Lenders of similar properties similarly situated.

(v)                                 Insurance against loss or damages from (A) leakage of sprinkler systems and (B) explosion of steam boilers, air conditioning equipment, pressure vessels or similar apparatus now or hereafter installed at the Property, in such amounts as Lender may from time to time reasonably require and which are then customarily required by Institutional Lenders of similar properties similarly situated, but in no event less than $25,000,000.

(vi)                              Flood insurance in an amount equal to the full insurable value of the Property or the maximum amount available, whichever is less, if the Improvements are located in an area designated by the Secretary of Housing and Urban Development as being “an area of special flood hazard” under the National Flood Insurance Program (i.e., having a one percent or greater chance of flooding), and if flood insurance is available under the National Flood Insurance Act.

(vii)                           Worker’s compensation insurance or other similar insurance which may be required by Governmental Authorities or Legal Requirements.

(viii)                        Insurance against loss resulting from mold, spores or fungus on or about the Premises.

(ix)                                Insurance against damage resulting from acts of terrorism, or an insurance policy without an exclusion for damages resulting from terrorism, on terms consistent with the commercial property insurance policy required under subsections (i) (ii) and (iii) above.

(x)                                   At all times during Construction, contractor’s liability insurance to a limit of not less than $25,000,000 on a per occurrence basis covering each contractor’s construction operation at the Premises.

(xi)                                Such other insurance as may from time to time be required by Lender and which is then customarily required by Institutional Lenders for similar properties similarly situated, against other insurable hazards, including, but not limited to, malicious mischief, vandalism, sinkhole and mine subsidence, acts of terrorism, windstorm and/or earthquake, due regard to be given to the size and type of the Premises, Improvements, Fixtures and Equipment and their location, construction and use.  Additionally, Grantor shall carry such insurance coverage as Lender may from time to time require if the failure to carry such insurance may result in a downgrade, qualification or withdrawal of any class of securities issued in connection with a Securitization or, if the Loan is not yet part of a Securitization, would result in an increase in the subordination levels of any class of securities anticipated to be issued in connection with a proposed Securitization.

(xii)                             If Grantor, any of its Affiliates or Manager holds a liquor license for the Premises, liquor liability insurance in the amount of no less than $10,000,000.

(xiii)                          Automobile liability insurance covering owned, hired and not owned vehicles in an amount of not less than $1,000,000 per accident.

(b)                                 Grantor shall cause any Manager of the Property to maintain fidelity insurance in an amount equal to or greater than the Operating Income of the Property for the six (6) month period immediately preceding the date on which the premium for such insurance is due and payable or such lesser amount as Lender shall approve but not to exceed $1,000,000.

Section 3.02.  Policy Terms.  (a) All insurance required by this Article III shall be in the form (other than with respect to Sections 3.01(a)(vi) and (vii) above when insurance in those two sub-sections is placed with a governmental agency or instrumentality on such agency’s forms) and amount and with deductibles as, from time to time, shall be reasonably acceptable to Lender, under valid and enforceable policies issued by financially responsible insurers authorized to do business in the State where the Property is located, with a general policyholder’s service rating of not less than A and a financial rating of not less than VIII as rated in the most currently available Best’s Insurance Reports (or the equivalent, if such rating system shall hereafter be altered or replaced) and shall have a claims paying ability rating and/or financial strength rating, as applicable, of not less than “A” (or its equivalent), or such lower claims paying ability rating and/or financial strength rating, as applicable, as Lender shall, in its sole and absolute discretion, consent to, from a Rating Agency (one of which after a Securitization in which Standard & Poor’s rates any securities issued in connection with such Securitization, shall be Standard & Poor’s).  Originals or certified copies of all insurance policies shall be delivered to and held by Lender.  All such policies (except policies for worker’s compensation) shall name Lender, its successors and/or assigns as an additional named insured, with respect to the insurance required pursuant to Section 3.01(a)(iii) above, shall provide for loss payable to Lender, its successors and/or assigns and shall contain (or have attached):  (i) standard “non-contributory mortgagee” endorsement or its equivalent relating, inter alia, to recovery by Lender notwithstanding the negligent or willful acts or omissions of Grantor; (ii) a waiver of subrogation endorsement as to Lender; (iii) an endorsement indicating that neither Lender nor Grantor shall be or be deemed to be a co-insurer with respect to any casualty risk insured by such policies and shall provide for a deductible per loss of an amount not more than $25,000 and (iv) a provision that such policies shall not be canceled, terminated, denied renewal or amended, including, without limitation, any amendment reducing the scope or limits of coverage, without at least thirty (30) days’ prior written notice to Lender in each instance.  Not less than thirty (30) days prior to the expiration dates of the insurance policies obtained pursuant to this Security Instrument, originals or certified copies of renewals of such policies (or certificates evidencing such renewals) bearing notations evidencing the payment of premiums or accompanied by other reasonable evidence of such payment (which premiums shall not be paid by Grantor through or by any financing arrangement which would entitle an insurer to terminate a policy) shall be delivered by Grantor to Lender.  Grantor shall not carry separate insurance, concurrent in kind or form or contributing in the event of loss, with any insurance required under this Article III.

(b)                                 If Grantor fails to maintain and deliver to Lender the original policies or certificates of insurance required by this Security Instrument, or if there are insufficient funds in the Basic Carrying Costs Escrow Account to pay the premiums for same, Lender may, at its option, procure such insurance, and Grantor shall pay, or as the case may be, reimburse Lender for, all premiums thereon promptly, upon demand by Lender, with interest thereon at the Default Rate from the date paid by Lender to the date of repayment and such sum shall constitute a part of the Debt.

(c)                                  Grantor shall notify Lender of the renewal premium of each insurance policy and Lender shall be entitled to pay such amount on behalf of Grantor from the Basic Carrying Costs Escrow Account.

(d)                                 The insurance required by this Security Instrument may, at the option of Grantor, be effected by blanket and/or umbrella policies issued to Grantor covering the Property provided that, in each case, the policies otherwise comply with the provisions of this Security Instrument and allocate to the Property, from time to time (but in no event less than once a year), the coverage specified by this Security Instrument, without possibility of reduction or coinsurance by reason of, or damage to, any other property (real or personal) named therein.  If the insurance required by this Security Instrument shall be effected by any such blanket or umbrella policies,

Grantor shall furnish to Lender (i) original policies or certified copies thereof, or an original certificate of insurance together with reasonable access to the original of such policy to review such policy’s coverage of the Property, with schedules attached thereto showing the amount of the insurance provided under such policies applicable to the Property and (ii) an Officer’s Certificate setting forth (A) the number of properties covered by such policy, (B) the location by city (if available, otherwise, county) and state of the properties, (C) the average square footage of the properties, (D) a brief description of the typical construction type included in the blanket policy and (E) such other information as Lender may reasonably request.

Section 3.03.  Assignment of Policies.  (a)  Grantor hereby assigns to Lender the proceeds of all insurance (other than worker’s compensation and liability insurance) obtained pursuant to this Security Instrument, all of which proceeds shall be payable to Lender as collateral and further security for the payment of the Debt and the performance of the Cross-collateralized Borrowers’ obligations hereunder and under the other Loan Documents, and Grantor hereby authorizes and directs the issuer of any such insurance to make payment of such proceeds directly to Lender.  Except as otherwise expressly provided in Section 3.04 or elsewhere in this Article III, Lender shall have the option, in its discretion, and without regard to the adequacy of its security, to apply all or any part of the proceeds it may receive pursuant to this Article in such manner as Lender may elect to any one or more of the following:  (i) the payment of the Debt, whether or not then due, in any proportion or priority as Lender, in its discretion, may elect, (ii) the repair or restoration of the Property, (iii) the cure of any Default or (iv) the reimbursement of the costs and expenses of Lender incurred pursuant to the terms hereof in connection with the recovery of the Insurance Proceeds.  Nothing herein contained shall be deemed to excuse Grantor from repairing or maintaining the Property as provided in this Security Instrument or restoring all damage or destruction to the Property, regardless of the sufficiency of the Insurance Proceeds, and the application or release by Lender of any Insurance Proceeds shall not cure or waive any Default or notice of Default.

(b)                                 In the event of the foreclosure of this Security Instrument or any other transfer of title or assignment of all or any part of the Property in extinguishment, in whole or in part, of the Debt, all right, title and interest of Grantor in and to all policies of insurance required by this Security Instrument shall inure to the benefit of the successor in interest to Grantor or the purchaser of the Property.  If, prior to the receipt by Lender of any proceeds, the Property or any portion thereof shall have been sold on foreclosure of this Security Instrument or by deed in lieu thereof or otherwise, or any claim under such insurance policy arising during the term of this Security Instrument is not paid until after the extinguishment of the Debt, and Lender shall not have received the entire amount of the Debt outstanding at the time of such extinguishment, whether or not a deficiency judgment on this Security Instrument shall have been sought or recovered or denied, then, the proceeds of any such insurance to the extent of the amount of the Debt not so received, shall be paid to and be the property of Lender, together with interest thereon at the Default Rate, and the reasonable attorney’s fees, costs and disbursements incurred by Lender in connection with the collection of the proceeds which shall be paid to Lender and Grantor hereby assigns, transfers and sets over to Lender all of Grantor’s right, title and interest in and to such proceeds.  Notwithstanding any provisions of this Security Instrument to the contrary, Lender shall not be deemed to be a trustee or other fiduciary with respect to its receipt of any such proceeds, which may be commingled with any other monies of Lender; provided, however, that Lender shall use such proceeds for the purposes and in the manner permitted by this Security Instrument.  Any proceeds deposited with Lender shall be held by Lender in an interest-bearing account, but Lender makes no representation or warranty as to the rate or amount of interest, if any, which may accrue on such deposit and shall have no liability in connection therewith.  Interest accrued, if any, on the proceeds shall be deemed to constitute a part of the proceeds for purposes of this Security Instrument.  The provisions of this Section 3.03(b) shall survive the termination of this Security Instrument by foreclosure, deed in lieu thereof or otherwise as a consequence of the exercise of the rights and remedies of Lender hereunder after a Default.

Section 3.04.  Casualty Restoration.   (a)   (i)  In the event of any damage to or destruction of the Property, Grantor shall give prompt written notice to Lender (which notice shall set forth Grantor’s good faith estimate of the cost of repairing or restoring such damage or destruction, or, if Grantor cannot reasonably estimate the anticipated cost of restoration, Grantor shall nonetheless give Lender prompt notice of the occurrence of such damage or destruction, and will diligently proceed to obtain estimates to enable Grantor to quantify the anticipated cost and time required for such restoration, whereupon Grantor shall promptly notify Lender of such good faith estimate) and, provided that restoration does not violate any Legal Requirements, Grantor shall promptly commence and diligently prosecute to completion the repair, restoration or rebuilding of the Property so damaged or destroyed to a condition such that the Property shall be at least equal in value to that immediately prior to the damage to the extent practicable, in full compliance with all Legal Requirements and the provisions of all Leases, and in accordance with Section 3.04(b) below.  Such repair, restoration or rebuilding of the Property are sometimes hereinafter collectively referred to as the “Work”.

(ii)                                  Grantor shall not adjust, compromise or settle any claim for Insurance Proceeds without the prior written consent of Lender, which shall not be unreasonably withheld or delayed and Lender shall have the right, at Grantor’s sole cost and expense, to participate in any settlement or adjustment of Insurance Proceeds; provided, however, that, except during the continuance of an Event of Default, Lender’s consent shall not be required with respect to the adjustment, compromising or settlement of any claim for Insurance Proceeds in an amount less than $100,000.

(iii)                               Subject to Section 3.04(a)(iv), Lender shall apply any Insurance Proceeds which it may receive towards the Work in accordance with Section 3.04(b) and the other applicable sections of this Article III.

(iv)                              If (A) a Default shall have occurred, (B) Lender is not reasonably satisfied that the Debt Service Coverage, after substantial completion of the Work, will be at least equal to the Required Debt Service Coverage, (C) more than thirty percent (30%) of the reasonably estimated fair market value of the Property is damaged or destroyed, (D) Lender is not reasonably satisfied that the Work can be completed six (6) months prior to Maturity or (E) Lender is not reasonably satisfied that the Work can be completed within twelve (12) months of the damage to or destruction of the Property (each, a “Substantial

Casualty”), Lender shall have the option, in its sole discretion to apply any Insurance Proceeds it may receive pursuant to this Security Instrument (less any cost to Lender of recovering and paying out such proceeds incurred pursuant to the terms hereof and not otherwise reimbursed to Lender, including, without limitation, reasonable attorneys’ fees and expenses) to the payment of the Debt, without any prepayment fee or charge of any kind, or to allow such proceeds to be used for the Work pursuant to the terms and subject to the conditions of Section 3.04(b) hereof and the other applicable sections of this Article III.

(v)                                 In the event that Lender elects or is obligated hereunder to allow Insurance Proceeds to be used for the Work, any excess proceeds remaining after completion of such Work shall be applied to the payment of the Debt without any prepayment fee or charge of any kind.

(b)                                 If any Condemnation Proceeds in accordance with Section 6.01(a), or any Insurance Proceeds in accordance with Section 3.04(a), are to be applied to the repair, restoration or rebuilding of the Property, then such proceeds shall be deposited into a segregated interest-bearing bank account at the Bank, which shall be an Eligible Account, held by Lender and shall be paid out from time to time to Grantor as the Work progresses (less any cost to Lender of recovering and paying out such proceeds, including, without limitation, reasonable attorneys’ fees and costs allocable to inspecting the Work and the plans and specifications therefor) subject to Section 5.13 hereof and to all of the following conditions:

(i)                                     An Independent architect or engineer selected by Grantor and reasonably acceptable to Lender (an “Architect” or “Engineer”) or a Person otherwise reasonably acceptable to Lender, shall have delivered to Lender a certificate estimating the cost of completing the Work, and, if the amount set forth therein is more than the sum of the amount of Insurance Proceeds then being held by Lender in connection with a casualty and amounts agreed to be paid as part of a final settlement under the insurance policy upon or before completion of the Work, Grantor shall have delivered to Lender (A) cash collateral in an amount equal to such excess, (B) an unconditional, irrevocable, clean sight draft letter of credit, in form, substance and issued by a bank reasonably acceptable to Lender, in the amount of such excess and draws on such letter of credit shall be made by Lender to make payments pursuant to this Article III following exhaustion of the Insurance Proceeds therefor or (C) a completion bond in form, substance and issued by a surety company reasonably acceptable to Lender.

(ii)                                  If the cost of the Work is reasonably estimated by an Architect or Engineer in a certification reasonably acceptable to Lender to be equal to or exceed five percent (5%) of the Allocated Loan Amount, such Work shall be performed under the supervision of an Architect or Engineer, it being understood that the plans and specifications with respect thereto shall provide for Work so that, upon completion thereof, the Property shall be at least equal in replacement value and general utility to the Property prior to the damage or destruction.

(iii)                               Each request for payment shall be made on not less than ten (10) days’ prior notice to Lender and shall be accompanied by a certificate of an Architect or Engineer, or, if the Work is not required to be supervised by an Architect or Engineer, by an Officer’s Certificate stating (A) that payment is for Work completed in compliance with the plans and specifications, if required under clause (ii) above, (B) that the sum requested is required to reimburse Grantor for payments by Grantor to date, or is due to the contractors, subcontractors, materialmen, laborers, engineers, architects or other Persons rendering services or materials for the Work (giving a brief description of such services and materials), and that when added to all sums previously paid out by Lender does not exceed the value of the Work done to the date of such certificate, (C) if the sum requested is to cover payment relating to repair and restoration of personal property required or relating to the Property, that title to the personal property items covered by the request for payment is vested in Grantor (unless Grantor is lessee of such personal property), and (D) that the Insurance Proceeds and other amounts deposited by Grantor held by Lender after such payment is more than the estimated remaining cost to complete such Work; provided, however, that if such certificate is given by an Architect or Engineer, such Architect or Engineer shall certify as to clause (A) above, and such Officer’s Certificate shall certify as to the remaining clauses above, and provided, further, that Lender shall not be obligated to disburse such funds if Lender determines, in Lender’s reasonable discretion, that Grantor shall not be in compliance with this Section 3.04(b).  Additionally, each request for payment shall contain a statement signed by Grantor stating that the requested payment is for Work satisfactorily done to date.

(iv)                              Each request for payment shall be accompanied by waivers of lien, in customary form and substance, covering that part of the Work for which payment or reimbursement is being requested and, if required by Lender, a search prepared by a title company or licensed abstractor, or by other evidence reasonably satisfactory to Lender that there has not been filed with respect to the Property any mechanic’s or other lien or instrument for retention of title relating to any part of the Work not discharged of record.  Additionally, as to any personal property covered by the request for payment, Lender shall be furnished with evidence of Grantor having incurred a payment obligation therefor and such further evidence reasonably satisfactory to assure Lender that UCC filings therefor provide a valid first lien on the personal property.

(v)                                 Lender shall have the right to inspect the Work at all reasonable times upon reasonable prior notice and may condition any disbursement of Insurance Proceeds upon satisfactory compliance by Grantor with the provisions hereof.  Neither the approval by Lender of any required plans and specifications for the Work nor the inspection by Lender of the Work shall make Lender responsible for the preparation of such plans and specifications, or the compliance of such plans and specifications of the Work, with any applicable law, regulation, ordinance, covenant or agreement.

(vi)                              Insurance Proceeds shall not be disbursed more frequently than once every thirty (30) days.

(vii)                           Until such time as the Work has been substantially completed, Lender shall not be obligated to disburse up to ten percent (10%) of the cost of the Work (the “Retention Amount”) to Grantor.  Upon substantial completion of the Work, Grantor shall send notice thereof to Lender and, subject to the conditions of Section 3.04(b)(i)-(iv), Lender shall disburse one-half of the Retention Amount to Grantor; provided, however, that the remaining one-half of the Retention Amount shall be disbursed to Grantor when Lender shall have received copies of any and all final certificates of occupancy or other certificates, licenses and permits required for the ownership, occupancy and operation of the Property in accordance with all Legal Requirements.  Grantor hereby covenants to diligently seek to obtain any such certificates, licenses and permits.

(viii)                        Upon failure on the part of Grantor promptly to commence the Work or to proceed diligently and continuously to completion of the Work, which failure shall continue after notice for thirty (30) days, Lender may apply any Insurance Proceeds or Condemnation Proceeds it then or thereafter holds to the payment of the Debt in accordance with the provisions of the Note; provided, however, that Lender shall be entitled to apply at any time all or any portion of the Insurance Proceeds or Condemnation Proceeds it then holds to the extent necessary to cure any Event of Default.

(c)                                  If Grantor (i) within ninety (90) days after the occurrence of any damage to the Property or any portion thereof (or such shorter period as may be required under any Major Space Lease) shall fail to submit to Lender for approval plans and specifications for the Work (approved by the Architect and by all Governmental Authorities whose approval is required), (ii) after any such plans and specifications are approved by all Governmental Authorities, the Architect and Lender, shall fail to promptly commence such Work or (iii) shall fail to diligently prosecute such Work to completion, then, in addition to all other rights available hereunder, at law or in equity, Lender, or any receiver of the Property or any portion thereof, upon five (5) days’ prior notice to Grantor (except in the event of emergency in which case no notice shall be required), may (but shall have no obligation to) perform or cause to be performed such Work, and may take such other steps as it reasonably deems advisable.  Grantor hereby waives, for Grantor, any claim, other than for gross negligence or willful misconduct, against Lender and any receiver arising out of any act or omission of Lender or such receiver pursuant hereto, and Lender may apply all or any portion of the Insurance Proceeds (without the need to fulfill any other requirements of this Section 3.04) to reimburse Lender and such receiver, for all costs not reimbursed to Lender or such receiver upon demand together with interest thereon at the Default Rate from the date such amounts are advanced until the same are paid to Lender or the receiver.

(d)                                 Grantor hereby irrevocably appoints Lender as its attorney-in-fact, coupled with an interest, to collect and receive any Insurance Proceeds paid with respect to any portion of the Property or the insurance policies required to be maintained hereunder, and to endorse any checks, drafts or other instruments representing any Insurance Proceeds whether payable by reason of loss thereunder or otherwise.

Section 3.05.  Compliance with Insurance Requirements.  Grantor promptly shall comply with, and shall cause the Property to comply with, all Insurance Requirements, even if such compliance requires structural changes or improvements or would result in interference with the use or enjoyment of the Property or any portion thereof provided Grantor shall have a right to contest in good faith and with diligence such Insurance Requirements provided (a) no Default shall exist during such contest and such contest shall not subject the Property or any portion thereof to any lien or affect the priority of the lien of this Security Instrument, (b) failure to comply with such Insurance Requirements will not subject Lender or any of its agents, employees, officers or directors to any civil or criminal liability, (c) such contest will not cause any reduction in insurance coverage, (d) such contest shall not affect the ownership, use or occupancy of the Property, (e) the Property or any part thereof or any interest therein shall not be in any danger of being sold, forfeited or lost by reason of such contest by Grantor, (f) Grantor has given Lender prompt notice of such contest and, upon request by Lender from time to time, notice of the status of such contest by Grantor and/or information of the continuing satisfaction of the conditions set forth in clauses (a) through (e) of this Section 3.05, (g) upon a final determination of such contest, Grantor shall promptly comply with the requirements thereof, and (h) prior to and during such contest, Grantor shall furnish to Lender security satisfactory to Lender, in its reasonable discretion, against loss or injury by reason of such contest or the non-compliance with such Insurance Requirement (and if such security is cash, Lender shall deposit the same in an interest-bearing account and interest accrued thereon, if any, shall be deemed to constitute a part of such security for purposes of this Security Instrument, but Lender (i) makes no representation or warranty as to the rate or amount of interest, if any, which may accrue thereon and shall have no liability in connection therewith and (ii) shall not be deemed to be a trustee or fiduciary with respect to its receipt of any such security and any such security may be commingled with other monies of Lender).  If Grantor shall use the Property or any portion thereof in any manner which could permit the insurer to cancel any insurance required to be provided hereunder, Grantor immediately shall obtain a substitute policy which shall satisfy the requirements of this Security Instrument and which shall be effective on or prior to the date on which any such other insurance policy shall be canceled.  Grantor shall not by any action or omission invalidate any insurance policy required to be carried hereunder unless such policy is replaced as aforesaid, or materially increase the premiums on any such policy above the normal premium charged for such policy.  Grantor shall cooperate with Lender in obtaining for Lender the benefits of any Insurance Proceeds lawfully or equitably payable to Lender in connection with the transaction contemplated hereby.

Section 3.06.  Event of Default During Restoration.   Notwithstanding anything to the contrary contained in this Security Instrument including, without limitation, the provisions of this Article III, if, at the time of any casualty affecting the Property or any part thereof, or at any time during any Work, or at any time that Lender is holding or is entitled to receive any Insurance Proceeds pursuant to this Security Instrument, a Default exists and is continuing (whether or not it constitutes an Event of Default), Lender shall then have no obligation to make such proceeds available for Work and Lender shall have the right and option, to be exercised in its sole and absolute discretion and election, with respect to the Insurance Proceeds, either to retain and apply such proceeds in reimbursement for the actual costs, fees and expenses incurred by Lender in accordance with the terms hereof in connection with the adjustment of the loss and any balance toward payment of the Debt in such priority and proportions as Lender, in its sole discretion, shall deem proper, or towards the Work, upon such terms and conditions as Lender shall determine, or to cure such Default, or to any one or more of the foregoing as Lender, in its sole and absolute discretion, may determine.  If Lender shall receive and retain such Insurance Proceeds, the lien of this Security Instrument shall be reduced only by the amount thereof received, after reimbursement to Lender of expenses of collection, and actually applied by Lender in reduction of the principal sum payable under the Note in accordance with the Note.

Section 3.07.  Application of Proceeds to Debt Reduction.  (a) No damage to the Property, or any part thereof, by fire or other casualty whatsoever, whether such damage be partial or total, shall relieve Grantor from its liability to pay in full the Debt and to perform its obligations under this Security Instrument and the other Loan Documents.

(b)                                 If any Insurance Proceeds are applied to reduce the Debt, Lender shall apply the same in accordance with the provisions of the Note.

ARTICLE IV:  IMPOSITIONS

Section 4.01.  Payment of Impositions, Utilities and Taxes, etc.  (a)  Grantor shall pay or cause to be paid all Impositions at least five (5) days prior to the date upon which any fine, penalty, interest or cost for nonpayment is imposed, and furnish to Lender, upon request, receipted bills of the appropriate taxing authority or other documentation reasonably satisfactory to Lender evidencing the payment thereof.  If Grantor shall fail to pay any Imposition in accordance with this Section and is not contesting or causing a contesting of such Imposition in accordance with Section 4.04 hereof, or if there are insufficient funds in the Basic Carrying Costs Escrow Account to pay any Imposition, Lender shall have the right, but shall not be obligated, to pay that Imposition, and Grantor shall repay to Lender, on demand, any amount paid by Lender, with interest thereon at the Default Rate from the date of the advance thereof to the date of repayment, and such amount shall constitute a portion of the Debt secured by this Security Instrument and the other Cross-collateralized Mortgages.

(b)                                 Grantor shall, prior to the date upon which any fine, penalty, interest or cost for the nonpayment is imposed, pay or cause to be paid all charges for electricity, power, gas, water and other services and utilities in connection with the Property, and shall, upon request, deliver to Lender receipts or other documentation reasonably satisfactory to Lender evidencing payment thereof.  If Grantor shall fail to pay any amount required to be paid by Grantor pursuant to this Section 4.01 and is not contesting such charges in accordance with Section 4.04 hereof, Lender shall have the right, but shall not be obligated, to pay that amount, and Grantor will repay to Lender, on demand, any amount paid by Lender with interest thereon at the Default Rate from the date of the advance thereof to the date of repayment, and such amount shall constitute a portion of the Debt secured by this Security Instrument and the other Cross-collateralized Mortgages.

(c)                                  Grantor shall pay all taxes, charges, filing, registration and recording fees, excises and levies imposed upon Lender by reason of or in connection with its ownership of any Loan

Document or any other instrument related thereto, or resulting from the execution, delivery and recording of, or the lien created by, or the obligation evidenced by, any of them, other than income, franchise and other similar taxes imposed on Lender and shall pay all corporate stamp taxes, if any, and other taxes, required to be paid on the Loan Documents.  If Grantor shall fail to make any such payment within ten (10) days after written notice thereof from Lender, Lender shall have the right, but shall not be obligated, to pay the amount due, and Grantor shall reimburse Lender therefor, on demand, with interest thereon at the Default Rate from the date of the advance thereof to the date of repayment, and such amount shall constitute a portion of the Debt secured by this Security Instrument and the other Cross-collateralized Mortgages.

Section 4.02.  Deduction from Value.  In the event of the passage after the date of this Security Instrument of any Legal Requirement deducting from the value of the Property for the purpose of taxation, any lien thereon or changing in any way the Legal Requirements now in force for the taxation of this Security Instrument, the other Cross-collateralized Mortgages and/or the Debt for federal, state or local purposes, or the manner of the operation of any such taxes so as to adversely affect the interest of Lender, or imposing any tax or other charge on any Loan Document, then Grantor will pay such tax, with interest and penalties thereon, if any, within the statutory period.  In the event the payment of such tax or interest and penalties by Grantor would be unlawful, or taxable to Lender or unenforceable or provide the basis for a defense of usury, then in any such event, Lender shall have the option, by written notice of not less than thirty (30) days, to declare the Debt immediately due and payable, with no prepayment fee or charge of any kind.

Section 4.03.  No Joint Assessment.  Grantor shall not consent to or initiate the joint assessment of the Premises or the Improvements (a) with any other real property constituting a separate tax lot and Grantor represents and covenants that the Premises and the Improvements are and shall remain a separate tax lot or (b) with any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Property as a single lien.

Section 4.04.  Right to Contest.  Grantor shall have the right, after prior notice to Lender, at its sole expense, to contest by appropriate legal proceedings diligently conducted in good faith, without cost or expense to Lender or any of its agents, employees, officers or directors, the validity, amount or application of any Imposition or any charge described in Section 4.01(b), provided that (a) no Default or Event of Default shall exist during such proceedings and such contest shall not (unless Grantor shall comply with clause (d) of this Section 4.04) subject the Property or any portion thereof to any lien or affect the priority of the lien of this Security Instrument, (b) failure to pay such Imposition or charge will not subject Lender or any of its agents, employees, officers or directors to any civil or criminal liability, (c) the contest suspends enforcement of the Imposition or charge (unless Grantor first pays the Imposition or charge), (d) prior to and during such contest, Grantor shall furnish to Lender security satisfactory to Lender, in its reasonable discretion, against loss or injury by reason of such contest or the non-payment of such Imposition or charge (and if such security is cash, Lender may deposit the same in an interest-bearing account and interest accrued thereon, if any, shall be deemed to constitute a part of such security for purposes of this Security Instrument, but Lender (i) makes no representation or warranty as to the rate or amount of interest, if any, which may accrue thereon and shall have no liability in connection therewith and (ii) shall not be deemed to be a trustee or fiduciary with respect to its receipt of any such security and any such security may be commingled with other monies of Lender), (e) such contest shall not affect the ownership, use or occupancy of the Property, (f) the Property or any part thereof or any interest therein shall not be in any danger of being sold, forfeited or lost by reason of such contest by Grantor, (g) Grantor has given Lender notice of the commencement of such contest and upon request by Lender, from time to time, notice of the status of such contest by Grantor and/or confirmation of the continuing satisfaction of clauses (a) through (f) of this Section 4.04, and (h) upon a final determination of such contest, Grantor shall promptly comply with the requirements thereof.  Upon completion of any contest, Grantor shall immediately pay the amount due, if any, and deliver to Lender proof of the completion of the contest and payment of the amount due, if any, following which Lender shall return the security, if any, deposited with Lender pursuant to clause (d) of this Section 4.04.  Grantor shall not pay any Imposition in installments unless permitted by applicable Legal Requirements, and shall, upon the request of Lender, deliver copies of all notices and bills relating to any Imposition or other charge covered by this Article IV to Lender.

Section 4.05.  No Credits on Account of the Debt.  Grantor will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Impositions assessed against the Property or any part thereof and no deduction shall otherwise be made or claimed from the taxable value of the Property, or any part thereof, by reason of this Security Instrument or the Debt.  In the event such claim, credit or deduction shall be required by Legal Requirements, Lender shall have the option, by written notice of not less than thirty (30) days, to declare the Debt immediately due and payable, and Grantor hereby agrees to pay such amounts not later than thirty (30) days after such notice.

Section 4.06.  Documentary Stamps.  If, at any time, the United States of America, any State or Commonwealth thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note, this Security Instrument or any other Loan Document, or impose any other tax or charges on the same, Grantor will pay the same, with interest and penalties thereon, if any.

ARTICLE V:  CENTRAL CASH MANAGEMENT

Section 5.01.  Cash Flow.  Grantor hereby acknowledges and agrees that the Rents (which for the purposes of this Section 5.01 shall not include security deposits from tenants under Leases held by Grantor and not applied towards Rent) derived from the Property and Loss Proceeds shall be utilized to fund the Sub-Accounts.  Grantor shall cause Manager to collect all security deposits from tenants under valid Leases, which shall be held by Manager, as agent for Grantor, in accordance with applicable law and in a segregated demand deposit bank account at such commercial or savings bank or banks as may be reasonably satisfactory to Lender (the “Security Deposit Account”).  Grantor shall notify Lender of any security deposits held as letters of credit and, upon Lender’s request, such letters of credit shall be promptly delivered to Lender.  Grantor shall have no right to withdraw funds from the Security Deposit Account; provided that, prior to the occurrence of an Event of Default, Grantor may withdraw funds from the Security Deposit Account to refund or apply security deposits as required by the Leases or by applicable Legal Requirements.  After the occurrence of an Event of Default, all withdrawals from the Security Deposit Account must be approved by Lender.  All payments constituting Rent shall be delivered to Manager.  Manager shall collect all Rent (other than Rent paid by each Credit Card Company directly to the Rent Account as provided below and Rent paid by tenants under Space Leases which shall be paid directly to the Rent Account pursuant to irrevocable direction letters in the form of Exhibit E attached hereto which Grantor shall give each tenant under a Space Lease, a copy of which shall be delivered to Lender promptly upon request therefor) and shall, within seven (7) days of the receipt thereof, deposit in the Rent Account, the name and address of the bank in which such account is located and the account number of which are to be identified in writing by Grantor to Lender, all Rent.  Pursuant to the Rent Account Agreement of even date herewith, the bank in which the Rent Account is located has been instructed that (a) prior to receipt of a notice from Lender ( a “Sweep Notice”) that an O&M Operative Period has commenced or an Event of Default exists, all funds in the Rent Account shall be transferred to the Grantor Account on a daily basis and (b) from and after the receipt of a Sweep Notice from Lender, (i) all funds deposited in the Rent Account other than Property Available Cash, or, (ii) if an Event of Default exists, all funds deposited into the Rent Account, shall be automatically transferred through automated clearing house funds (“ACH”) or by Federal wire to the Central Account prior to 2:00 p.m. (New York City time) on a daily basis until receipt by such bank of a written notice from Lender revoking the Sweep Notice.  Additionally, Grantor shall, or shall cause Manager to send to each respective credit card company or credit card clearing bank with which Grantor or Manager has entered into merchant’s agreements (each, a “Credit Card Company”) a direction letter in the form of Exhibit G annexed hereto and made a part hereof (the “Credit Card Payment Direction Letter”) directing such Credit Card Company to make all payments due in connection with goods or services furnished at or in connection with the Property by Federal wire or through ACH directly to the Rent Account.  Without the prior written consent of Lender, neither Grantor nor Manager shall (i) terminate, amend, revoke or modify any Credit Card Payment Direction Letter in any manner or (ii) direct or cause any Credit Card Company to pay any amount in any manner other than as specifically provided in the related Credit Card Payment Direction Letter.  Lender may elect to change the financial institution in which the Central Account shall be maintained; however, Lender shall give Grantor and the bank in which the Rent Account is located not fewer than five (5) Business Days’ prior notice of such change.  Neither Grantor nor Manager shall change such bank or the Rent Account without the prior written consent of Lender.  All fees and charges of the bank(s) in which the Rent Account and the Central Account are located shall be paid by Grantor.

Section 5.02.  Establishment of Accounts.  Lender has established the Escrow Accounts and the Central Account in the name of Lender and the Rent Account in the joint name of Grantor, Manager and Lender, as secured party.  The Escrow Accounts, the Rent Account and the Central Account shall be under the sole dominion and control of Lender and funds held therein shall not constitute trust funds.  Grantor hereby irrevocably directs and authorizes Lender to withdraw funds from the Rent Account, and to deposit into and withdraw funds from the Central Account and the Escrow Accounts, all in accordance with the terms and conditions of this Security Instrument.  Grantor shall have no right of withdrawal in respect of the Rent

Account, the Central Account or the Escrow Accounts except as specifically provided herein.  Each transfer of funds to be made hereunder shall be made only to the extent that funds are on deposit in the Rent Account, the Central Account or the affected Sub-Account or Escrow Account, and Lender shall have no responsibility to make additional funds available in the event that funds on deposit are insufficient.  The Central Account shall contain the Basic Carrying Costs Sub-Account, the Debt Service Payment Sub-Account, the Recurring Replacement Reserve Sub-Account, the Operation and Maintenance Expense Sub-Account and the Curtailment Reserve Sub-Account, each of which accounts shall be Eligible Accounts or book-entry sub-accounts of an Eligible Account (each a “Sub-Account” and collectively, the “Sub-Accounts”) to which certain funds shall be allocated and from which disbursements shall be made pursuant to the terms of this Security Instrument.  Sums held in the Escrow Accounts may be commingled with other monies held by Lender.

Section 5.03.  Permitted Investments.  All sums deposited into the Basic Carrying Costs Escrow Account, Recurring Replacement Reserve Escrow Account and the Engineering Escrow Account shall be held in an interest bearing account but Grantor acknowledges that Lender makes no representation or warranty as to the rate of return.  Lender shall not have any liability for any loss in investments of funds in the Basic Carrying Costs Escrow Account, Recurring Replacement Reserve Escrow Account or the Engineering Escrow Account and no such loss shall affect Grantor’s obligation to fund, or liability for funding, the Central Account and each Sub-Account and Escrow Account, as the case may be.  Grantor agrees that Lender shall include all such earnings on the Basic Carrying Costs Escrow Account, Recurring Replacement Reserve Escrow Account and the Engineering Escrow Account as income of Grantor (and, if Grantor is a partnership, limited liability company or other pass-through entity, the partners, members or beneficiaries of Grantor, as the case may be) for federal and applicable state and local tax purposes.  All interest paid or other earnings on funds deposited into the Basic Carrying Costs Escrow Account, Recurring Replacement Reserve Escrow Account and the Engineering Escrow Account made hereunder shall be deposited into the Central Account and shall be allocated to the Basic Carrying Costs Escrow Account, Recurring Replacement Reserve Escrow Account or the Engineering Escrow Account, as applicable.  Grantor shall pay all costs, fees and expenses incurred in connection with the establishment and maintenance of, or the disbursement from, the Basic Carrying Costs Escrow Account, Recurring Replacement Reserve Escrow Account and the Engineering Escrow Account, which sums shall be due and payable by Grantor upon demand and may be deducted by Lender from amounts on deposit in the Central Account or the Escrow Accounts.

Section 5.04.  Servicing Fees.   At the option of Lender, the Loan may be serviced by a servicer (the “Servicer”) selected by Lender and Lender may delegate all or any portion of its responsibilities under this Security Instrument to the Servicer.  Grantor shall pay all servicing fees of Servicer, if any, charged in connection with any disbursement of funds from the Escrow Accounts pursuant to the Servicer’s then standard conditions and rates.

Section 5.05.  Monthly Funding of Sub-Accounts and Escrow Accounts.  (a) On or before each Payment Date during the term of the Loan, commencing on the first (1st) Payment Date occurring after the month in which the Loan is initially funded, Grantor shall pay or cause to be paid to the Central Account all sums required to be deposited in the Sub-Accounts pursuant to this Section 5.05(a) and all funds transferred or deposited into the Central Account shall be allocated among the Sub-Accounts as follows and in the following priority:

(i)                                                       first, to the Basic Carrying Costs Sub-Account, until an amount equal to the Basic Carrying Costs Monthly Installment for such Payment Date has been allocated to the Basic Carrying Costs Sub-Account;

(ii)                                                    second, to the Debt Service Payment Sub-Account, until an amount equal to the Required Debt Service Payment for such Payment Date has been allocated to the Debt Service Payment Sub-Account;

(iii)                                                 third, to the Recurring Replacement Reserve Sub-Account, until an amount equal to the Recurring Replacement Reserve Monthly Installment for such Payment Date has been allocated to the Recurring Replacement Reserve Sub-Account;

(iv)                                                fourth, but only if an Event of Default exists, to the Operation and Maintenance Expense Sub-Account until an amount equal to the Cash Expenses, other than management fees payable to Affiliates of Grantor, for the Interest Accrual Period ending immediately prior to such Payment Date pursuant to the related Approved Annual Budget;

(v)                                                   fifth, but only if an Event of Default exists, to the Operation and Maintenance Expense Sub-Account until an amount equal to the amount, if any, of the Net Capital Expenditures for the Interest Accrual Period ending immediately prior to the Payment Date pursuant to the related Approved Annual Budget;

(vi)                                                sixth, but only during an O&M Operative Period, to the Operation and Maintenance Expense Sub-Account until an amount equal to the amount, if any, of the Extraordinary Expenses approved by Lender for the Interest Accrual Period ending immediately prior to such Payment Date; and

(vii)                                             seventh, but only during an O&M Operative Period, the balance, if any, to the Curtailment Reserve Sub-Account.

Provided that (I) no Event of Default has occurred and is continuing and (II) Lender has received the Manager Certification referred to in Section 2.09(d) hereof for the most recent period for which the same is due, Lender agrees that in each Interest Accrual Period any amounts deposited into or remaining in the Central Account after the Sub-Accounts have been funded as set forth in this Section 5.05(a) with respect to such Interest Accrual Period and any periods prior thereto, shall be disbursed by Lender to Grantor on each Payment Date applicable to such Interest Accrual Period.  The balance of the funds distributed to Grantor after payment of all Operating Expenses by or on behalf of Grantor may be retained by Grantor.  After the occurrence, and during the continuance, of an Event of Default, no funds held in the Central Account shall be distributed to, or withdrawn by, Grantor, and Lender shall have the right to apply all or any portion of the funds held in the Central Account or any Sub-Account or any Escrow Account to the Debt in Lender’s sole discretion.

(b)                                 On each Payment Date, (i) sums held in the Basic Carrying Costs Sub-Account shall be transferred to the Basic Carrying Costs Escrow Account, (ii) sums held in the Debt Service Payment Sub-Account, together with any amounts deposited into the Central Account that are either (x) Loss Proceeds that Lender has elected to apply to reduce the Debt in accordance with the terms of Article III hereof or (y) excess Loss Proceeds remaining after the completion of any restoration required hereunder, shall be transferred to Lender to be applied towards the Required Debt Service Payment, (iii) sums held in the Recurring Replacement Reserve Sub-Account shall be transferred to the Recurring Replacement Reserve Escrow Account, (iv) sums held in the Operation and Maintenance Expense Sub-Account shall be transferred to the Operation and Maintenance Expense Escrow Account and (v) sums held in the Curtailment Reserve Sub-Account shall be transferred to the Curtailment Reserve Escrow Account.

Section 5.06.  Payment of Basic Carrying Costs.  Grantor hereby agrees to pay all Basic Carrying Costs (without regard to the amount of money in the Basic Carrying Costs Sub-Account or the Basic Carrying Costs Escrow Account).  At least ten (10) Business Days prior to the due date of any Basic Carrying Costs, and not more frequently than once each month, Grantor may notify Lender in writing and request that Lender pay such Basic Carrying Costs on behalf of Grantor on or prior to the due date thereof, and, provided that no Event of Default has occurred and that there are sufficient funds available in the Basic Carrying Costs Escrow Account, Lender shall make such payments out of the Basic Carrying Costs Escrow Account before same shall be delinquent.  Together with each such request, Grantor shall furnish Lender with bills and all other documents necessary, as reasonably determined by Lender, for the payment of the Basic Carrying Costs which are the subject of such request. Grantor’s obligation to pay (or cause Lender to pay) Basic Carrying Costs pursuant to this Security Instrument shall include, to the extent permitted by applicable law, Impositions resulting from future changes in law which impose upon Lender an obligation to pay any property taxes or other Impositions or which otherwise adversely affect Lender’s interests.  Notwithstanding the foregoing, provided that no Event of Default has occurred and is continuing, in the event that Lender receives a tax bill directly from a Governmental Authority relating to any Real Estate Taxes, to the extent sums are then on deposit in the Basic Carrying Costs Escrow Account relating to the Real Estate Taxes billed in such tax bill, Lender shall apply such amounts contained in the Basic Carrying Costs Escrow Account to pay all sums due thereunder prior to the date such Real Estate Taxes would accrue late charges or interest thereon or within ten (10) Business Days of the receipt of such tax bill, whichever is later.  In making any payment of Real Estate Taxes, Lender may rely on any bill, statement or estimate obtained from the applicable Governmental Authority without inquiry into the accuracy of such bill, statement or estimate or into the validity of any Imposition or claim with respect thereto.

Provided that no Event of Default shall have occurred, all funds deposited into the Basic Carrying Costs Escrow Account shall be held by Lender pursuant to the provisions of this Security Instrument and shall be applied in payment of Basic Carrying Costs in accordance with the terms hereof.  Should an Event of Default occur, the sums on deposit in the Basic Carrying Costs Sub-Account and the Basic Carrying Costs Escrow Account may be applied by Lender in payment of any Basic Carrying Costs or may be applied to the payment of the Debt or any other charges affecting all or any portion of the Cross-collateralized Properties as Lender in its sole discretion may determine; provided, however, that no such application shall be deemed to have been made by operation of law or otherwise until actually made by Lender as herein provided.

Section 5.07.  Intentionally Omitted.

Section 5.08.  Recurring Replacement Reserve Escrow Account.  Grantor hereby agrees to pay all Recurring Replacement Expenditures with respect to the Property (without regard to the amount of money then available in the Recurring Replacement Reserve Sub-Account or the Recurring Replacement Reserve Escrow Account).  Provided that Lender has received written notice from Grantor at least five (5) Business Days prior to the due date of any payment relating to Recurring Replacement Expenditures and not more frequently than once each month, and further provided that no Event of Default has occurred, that there are sufficient funds available in the Recurring Replacement Reserve Escrow Account and Grantor shall have theretofore furnished Lender with lien waivers, copies of bills, invoices and other reasonable documentation as may be required by Lender to establish that the Recurring Replacement Expenditures which are the subject of such request represent amounts due for completed or partially completed capital work and improvements performed at the Property, Lender shall make such payments out of the Recurring Replacement Reserve Escrow Account.

Provided that no Event of Default shall have occurred, all funds deposited into the Recurring Replacement Reserve Escrow Account shall be held by Lender pursuant to the provisions of this Security Instrument and shall be applied in payment of Recurring Replacement Expenditures.  Should an Event of Default occur, the sums on deposit in the Recurring Replacement Reserve Sub-Account and the Recurring Replacement Reserve Escrow Account may be applied by Lender in payment of any Recurring Replacement Expenditures or may be applied to the payment of the Debt or any other charges affecting all or any portion of the Cross-collateralized Properties, as Lender in its sole discretion may determine; provided, however, that no such application shall be deemed to have been made by operation of law or otherwise until actually made by Lender as herein provided.

Section 5.09.  Operation and Maintenance Expense Escrow Account.  Grantor hereby agrees to pay all Operating Expenses with respect to the Property (without regard to the amount of money then available in the Operation and Maintenance Expense Sub-Account or the Operation and Maintenance Expense Escrow Account).  All funds allocated to the Operation and Maintenance Expense Escrow Account shall be held by Lender pursuant to the provisions of this Security Instrument.  Any sums held in the Operation and Maintenance Expense Escrow Account shall be disbursed to Grantor within five (5) Business Days of receipt by Lender from Grantor of (a) a written request for such disbursement which shall indicate the Operating Expenses (exclusive of Basic Carrying Costs and any management fees payable to Grantor, or to any Affiliate of Grantor) for which the requested disbursement is to pay and (b) an Officer’s Certificate stating that no Operating Expenses with respect to the Property are more than sixty

(60) days past due; provided, however, in the event that Grantor legitimately disputes any invoice for an Operating Expense, and (i) no Event of Default has occurred and is continuing hereunder, (ii) Grantor shall have set aside adequate reserves for the payment of such disputed sums together with all interest and late fees thereon, (iii) Grantor has complied with all the requirements of this Security Instrument relating thereto, and (iv) the contesting of such sums shall not constitute a default under any other instrument, agreement, or document to which Grantor is a party, then Grantor may, after certifying to Lender as to items (i) through (iv) hereof, contest such invoice.  Together with each such request, Grantor shall furnish Lender with bills and all other documents necessary for the payment of the Operating Expenses which are the subject of such request.  Grantor may request a disbursement from the Operation and Maintenance Expense Escrow Account no more than one (1) time per calendar month.  Should an Event of Default occur and be continuing, the sums on deposit in the Operation and Maintenance Expense Sub-Account or the Operation and Maintenance Expense Escrow Account may be applied by Lender in payment of any Operating Expenses for the Property or may be applied to the payment of the Debt or any other charges affecting all or any portion of the Cross-collateralized Properties as Lender, in its sole discretion, may determine; provided, however, that no such application shall be deemed to have been made by operation of law or otherwise until actually made by Lender as herein provided.

Section 5.10.  Intentionally Omitted.

Section 5.11.  Curtailment Reserve Escrow Account.  Funds deposited into the Curtailment Reserve Escrow Account shall be held by Lender in the Curtailment Reserve Escrow Account as additional security for the Loan until the Loan has been paid in full unless released by Lender to Grantor earlier as provided below.  Lender may, in its sole and absolute discretion, after giving notice to Grantor, apply any funds on deposit in the Curtailment Reserve Escrow Account towards the Debt.  All sums in the Curtailment Reserve Escrow Account which are applied to the payment of the Loan shall be applied only on a Payment Date.  Additionally, provided that no Event of Default has occurred and is continuing, and no O&M Operative Period has existed for two (2) consecutive calendar quarters, Lender shall, upon written request from Grantor, release all sums contained in the Curtailment Reserve Escrow Account to Grantor.  Should an Event of Default occur, the sums on deposit in the Curtailment Reserve Sub-Account and the Curtailment Reserve Escrow Account may be applied by Lender to the payment of the Debt or other charges affecting all or any portion of the Cross-collateralized Properties, as Lender, in its sole discretion, may determine; provided, however, that no such application shall be deemed to have been made by operation of law or otherwise until actually made by Lender as herein provided.

Section 5.12.  Performance of Engineering Work.  (a) Grantor shall promptly commence and diligently thereafter pursue to completion the Required Engineering Work. In the event the Required Engineering Work is not completed prior to the date set forth in that certain Conversion and PIP Work Escrow Agreement of even date herewith among Commonwealth Land Title Insurance Company, Operating Tenant, the Person from which Borrower acquired title to the Property and White Lodging Services Corporation (the “CAP Escrow Agreement”), any sums released to Grantor or its Affiliates pursuant to the CAP Escrow Agreement shall be paid over to

Lender and deposited into the Engineering Escrow Account.  In the event the Required Engineering Work is not completed prior to the first (1st) anniversary of the Closing Date or if Lender does not have a perfected first priority lien over sums held pursuant to the CAP Escrow Agreement, Grantor shall deliver to Lender an amount to be deposited into the Engineering Escrow Account equal to one hundred twenty percent (120%) of the amount estimated by Lender, in its reasonable discretion, necessary to complete the Required Engineering Work less any sums then on deposit in the Engineering Escrow Account.  After Grantor completes an item of Required Engineering Work, Grantor may submit to Lender an invoice therefor with lien waivers and a statement from the Engineer, reasonably acceptable to Lender, indicating that the portion of the Required Engineering Work in question has been completed in compliance with all Legal Requirements, and Lender shall, within twenty (20) days thereafter, although in no event more frequently than once each month, reimburse such amount to Grantor from the Engineering Escrow Account; provided, however, that Grantor shall not be reimbursed more than the amount set forth on Exhibit D hereto as the amount allocated to the portion of the Required Engineering Work for which reimbursement is sought or for any Required Engineering Work with respect to which sums are held under the CAP Escrow Agreement.

(b)           From and after the date all of the Required Engineering Work is completed, Grantor may submit a written request, which request shall be delivered together with final lien waivers and a statement from the Engineer, as the case may be, reasonably acceptable to Lender, indicating that all of the Required Engineering Work has been completed in compliance with all Legal Requirements, and Lender shall, within twenty (20) days thereafter, disburse any balance of the Engineering Escrow Account to Grantor.  Should an Event of Default occur, the sums on deposit in the Engineering Escrow Account may be applied by Lender in payment of any Required Engineering Work or may be applied to the payment of the Debt or any other charges affecting all or any portion of the Cross-collateralized Properties, as Lender in its sole discretion may determine; provided, however, that no such application shall be deemed to have been made by operation of law or otherwise until actually made by Lender as herein provided.

Section 5.13.  Loss Proceeds.  In the event of a casualty to the Property, unless Lender elects, or is required pursuant to Article III hereof to make all of the Insurance Proceeds available to Grantor for restoration, Lender and Grantor shall cause all such Insurance Proceeds to be paid by the insurer directly to the Central Account, whereupon Lender shall, after deducting Lender’s costs of recovering and paying out such Insurance Proceeds, including without limitation, reasonable attorneys’ fees, apply same to reduce the Debt in accordance with the terms of the Note; provided, however, that if Lender elects, or is deemed to have elected, to make the Insurance Proceeds available for restoration, all Insurance Proceeds in respect of rent loss, business interruption or similar coverage shall be maintained in the Central Account, to be applied by Lender in the same manner as Rent received with respect to the operation of the Property; provided, further, however, that in the event that the Insurance Proceeds with respect to such rent loss, business interruption or similar insurance policy are paid in a lump sum in advance, Lender shall hold such Insurance Proceeds in a segregated interest-bearing escrow account, which shall be an Eligible Account, shall estimate, in Lender’s reasonable discretion, the number of months required for Grantor to restore the damage caused by the casualty, shall divide the aggregate rent loss, business interruption or similar Insurance Proceeds by such number of months, and shall disburse from such bank account into the Central Account each month during the performance of such restoration such monthly installment of said Insurance Proceeds.  In the event that Insurance Proceeds are to be applied toward restoration, Lender shall hold such funds in a segregated bank account at the Bank, which shall be an Eligible Account, and shall disburse same in accordance with the provisions of Section 3.04 hereof.  Unless Lender elects, or is required pursuant to Section 6.01 hereof to make all of the Condemnation Proceeds available to Grantor for restoration, Lender and Grantor shall cause all such Condemnation Proceeds to be paid to the Central Account, whereupon Lender shall, after deducting Lender’s costs of recovering and paying out such Condemnation Proceeds, including without limitation, reasonable attorneys’ fees, apply same to reduce the Debt in accordance with the terms of the Note; provided, however, that any Condemnation Proceeds received in connection with a temporary Taking shall be maintained in the Central Account, to be applied by Lender in the same manner as Rent received with respect to the operation of the Property; provided, further, however, that in the event that the Condemnation Proceeds of any such temporary Taking are paid in a lump sum in advance, Lender shall hold such Condemnation Proceeds in a segregated interest-bearing bank account, which shall be an Eligible Account, shall estimate, in Lender’s reasonable discretion, the number of months that the Property shall be affected by such temporary Taking, shall divide the aggregate Condemnation Proceeds in connection with such temporary Taking by such number of months, and shall disburse from such bank account into the Central Account each month during the pendency of such temporary Taking such monthly installment of said Condemnation Proceeds.  In the event that Condemnation Proceeds are to be applied toward restoration, Lender shall hold such funds in a segregated bank account at the Bank, which shall be an Eligible Account, and shall disburse same in accordance with the provisions of Section 3.04 hereof.  If any Loss Proceeds are received by Grantor, such Loss Proceeds shall be received in trust for Lender, shall be segregated from other funds of Grantor, and shall be forthwith paid into the Central Account, or paid to Lender to hold in a segregated bank account at the Bank, in each case to be applied or disbursed in accordance with the foregoing.  Any Loss Proceeds made available to Grantor for restoration in accordance herewith, to the extent not used by Grantor in connection with, or to the extent they exceed the cost of, such restoration, shall be deposited into the Central Account, whereupon Lender shall apply the same to reduce the Debt in accordance with the terms of the Note.

ARTICLE VI:  CONDEMNATION

Section 6.01.  Condemnation.  (a) Grantor shall notify Lender promptly of the commencement or threat of any Taking of the Property or any portion thereof.  Lender is hereby irrevocably appointed as Grantor’s attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain the proceeds of any such Taking and to make any compromise or settlement in connection with such proceedings (subject to Grantor’s reasonable approval, except after the occurrence of an Event of Default, in which event Grantor’s approval shall not be required), subject to the provisions of this Security Instrument; provided, however, that Grantor may participate in any such proceedings and shall be authorized and entitled to compromise or settle any such proceeding with respect to Condemnation Proceeds in an amount less than five percent (5%) of the Allocated Loan Amount.  Grantor shall execute and deliver to Lender any and all instruments reasonably required in connection with any such proceeding promptly after request therefor by Lender.  Except as set forth above, Grantor shall not adjust, compromise, settle or enter into any agreement with respect to such proceedings without the prior consent of Lender.  All Condemnation Proceeds are hereby assigned to and shall be paid to Lender to be applied in accordance with the terms hereof.  With respect to Condemnation Proceeds in an amount in excess of five percent (5%) of the Allocated Loan Amount, Grantor hereby authorizes Lender to compromise, settle, collect and receive such Condemnation Proceeds, and to give proper receipts and acquittance therefor. Subject to the provisions of this Article VI, Lender may apply such Condemnation Proceeds (less any cost to Lender of recovering and paying out such proceeds, including, without limitation, reasonable attorneys’ fees and disbursements and costs allocable to inspecting any repair, restoration or rebuilding work and the plans and specifications therefor) toward the payment of the Debt or to allow such proceeds to be used for the Work.

(b)           “Substantial Taking” shall mean (i) a Taking of such portion of the Property that would, in Lender’s reasonable discretion, leave remaining a balance of the Property which would not under then current economic conditions, applicable Development Laws and other applicable Legal Requirements, permit the restoration of the Property so as to constitute a complete, rentable facility of the same sort as existed prior to the Taking, having adequate ingress and egress to the Property, capable of producing a projected Net Operating Income (as reasonably determined by Lender) yielding a projected Debt Service Coverage therefrom for the next two (2) years of not less than the Required Debt Service Coverage, (ii) a Taking which occurs less than two (2) years prior to the Maturity Date, (iii) a Taking which Lender is not reasonably satisfied could be restored within twelve (12) months and at least six (6) months prior to the Maturity Date or (iv) a Taking of more than fifteen percent (15%) of the reasonably estimated fair market value of the Property.

(c)           In the case of a Substantial Taking, Condemnation Proceeds shall be payable to Lender in reduction of the Debt but without any prepayment fee or charge of any kind and, if Grantor elects to apply any Condemnation Proceeds it may receive pursuant to this Security Instrument to the payment of the Debt, Grantor may prepay the balance of the Debt without any prepayment fee or charge of any kind.

(d)           In the event of a Taking which is less than a Substantial Taking, Grantor at its sole cost and expense (whether or not the award shall have been received or shall be sufficient for restoration) shall proceed diligently to restore, or cause the restoration of, the remaining Improvements not so taken, to maintain a complete, rentable, self-contained fully operational facility of the same sort as existed prior to the Taking in as good a condition as is reasonably possible.  In the event of such a Taking, Lender shall receive the Condemnation Proceeds and shall pay over the same:

(i)    first, provided no Default shall have occurred, to Grantor to the extent of any portion of the award as may be necessary to pay the reasonable cost of restoration of the Improvements remaining, and

(ii)   second, to Lender, in reduction of the Debt without any prepayment premium or charge of any kind.

If one or more Takings in the aggregate create a Substantial Taking, then, in such event, the sections of this Article VI above applicable to Substantial Takings shall apply.

(e)           In the event Lender is obligated to or elects to make Condemnation Proceeds available for the restoration or rebuilding of the Property, such proceeds shall be disbursed in the manner and subject to the conditions set forth in Section 3.04(b) hereof.  If, in accordance with this Article VI, any Condemnation Proceeds are used to reduce the Debt, they shall be applied in accordance with the provisions of the Note.  Grantor shall promptly execute and deliver all instruments requested by Lender for the purpose of confirming the assignment of the Condemnation Proceeds to Lender.  Application of all or any part of the Condemnation Proceeds to the Debt shall be made in accordance with the provisions of Sections 3.06 and 3.07 hereof.  No application of the Condemnation Proceeds to the reduction of the Debt shall have the effect of releasing the lien of this Security Instrument until the remainder of the Debt has been paid in full.  In the case of any Taking, Lender, to the extent that Lender has not been reimbursed by Grantor, shall be entitled, as a first priority out of any Condemnation Proceeds, to reimbursement for all costs, fees and expenses reasonably incurred in the determination and collection of any Condemnation Proceeds.  All Condemnation Proceeds deposited with Lender pursuant to this Section, until expended or applied as provided herein, shall be held in accordance with Section 3.04(b) hereof and shall constitute additional security for the payment of the Debt and the payment and performance of Grantor’s obligations, but Lender shall not be deemed a trustee or other fiduciary with respect to its receipt of such Condemnation Proceeds or any part thereof.  All awards so deposited with Lender shall be held by Lender in an Eligible Account, but Lender makes no representation or warranty as to the rate or amount of interest, if any, which may accrue on any such deposit and shall have no liability in connection therewith.  For purposes hereof, any reference to the award shall be deemed to include interest, if any, which has accrued thereon.

ARTICLE VII:  LEASES AND RENTS

Section 7.01.  Assignment.  (a)   Grantor does hereby bargain, sell, assign and set over unto Lender, all of Grantor’s interest in the Leases and Rents.  The assignment of Leases and Rents in this Section 7.01 is an absolute, unconditional and present assignment from Grantor to Lender and not an assignment for security and the existence or exercise of Grantor’s revocable license to collect Rent shall not operate to subordinate this assignment to any subsequent assignment.  The exercise by Lender of any of its rights or remedies pursuant to this Section 7.01 shall not be deemed to make Lender a mortgagee-in-possession.  In addition to the provisions of this Article VII, Grantor shall comply with all terms, provisions and conditions of the Assignment.

(b)           So long as there shall exist and be continuing no Event of Default, Grantor shall have a revocable license to take all actions with respect to all Leases and Rents, present and future, including the right to collect and use the Rents, subject to the terms of this Security Instrument and the Assignment.

(c)           In a separate instrument Grantor shall, as requested from time to time by Lender, assign to Lender or its nominee by specific or general assignment, any and all Leases, such assignments to be in form and content reasonably acceptable to Lender, but subject to the provisions of Section 7.01(b) hereof.  Grantor agrees to deliver to Lender, within thirty (30) days after Lender’s request, a true and complete copy of every Lease.

(d)           The rights of Lender contained in this Article VII, the Assignment or any other assignment of any Lease shall not result in any obligation or liability of Lender to Grantor or any lessee under a Lease or any party claiming through any such lessee.

(e)           At any time after an Event of Default, the license granted hereinabove may be revoked by Lender, and Lender or a receiver appointed in accordance with this Security Instrument may enter upon the Property, and collect, retain and apply the Rents toward payment of the Debt in such priority and proportions as Lender in its sole discretion shall deem proper.

(f)            In addition to the rights which Lender may have herein, upon the occurrence of any Event of Default, Lender, at its option, may require Grantor to pay monthly in advance to Lender, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Property as may be used and occupied by Grantor and may require Grantor to vacate and surrender possession of the Property to Lender or to such receiver and, in default thereof, Grantor may be evicted by summary proceedings or otherwise.

Section 7.02.  Management of Property.  (a) Grantor shall manage the Property or cause the Property to be managed in a manner which is consistent with the Approved Manager Standard.  All Space Leases shall provide for rental rates comparable to then existing local market rates and terms and conditions which constitute good and prudent business practice and are consistent with prevailing market terms and conditions, and shall be arms-length transactions.  All Leases shall be on a form previously approved by Lender and shall provide that they are subordinate to this Security Instrument and that the lessees thereunder attorn to Lender.  Grantor shall deliver copies of all Leases, amendments, modifications and renewals thereof to Lender. All proposed Leases for the Property shall be subject to the prior written approval of Lender, provided, however that Grantor may enter into new leases with unrelated third parties without obtaining the prior consent of Lender provided that: (i) the proposed leases conform with the requirements of this Section 7.02; (ii) the space to be leased pursuant to such proposed lease together with any space leased or to be leased to an Affiliate of the tenant thereunder does not exceed 5,000 square feet; and (iii) the term of the proposed lease inclusive of all extensions and renewals, does not exceed five (5) years.

(b)           Grantor (i) shall observe and perform all of its material obligations under the Leases pursuant to applicable Legal Requirements and shall not do or permit to be done anything to impair the value of the Leases as security for the Debt; (ii) shall promptly send copies to Lender of all notices of default which Grantor shall receive under the Leases; (iii) shall, consistent with the Approved Manager Standard, enforce all of the terms, covenants and conditions contained in the Leases to be observed or performed; (iv) shall not collect any of the Rents under the Leases more than one (1) month in advance (except that Grantor may collect in advance such security deposits as are permitted pursuant to applicable Legal Requirements and are commercially reasonable in the prevailing market); (v) shall not execute any other assignment of lessor’s interest in the Leases or the Rents except as otherwise expressly permitted pursuant to this Security Instrument; (vi) shall not cancel or terminate any of the Leases or accept a surrender thereof in any manner inconsistent with the Approved Manager Standard; (vii) shall not convey, transfer or suffer or permit a conveyance or transfer of all or any part of the Premises or the Improvements or of any interest therein so as to effect a merger of the estates and rights of, or a termination or diminution of the obligations of, lessees thereunder; (viii) shall not alter, modify or change the terms of any guaranty of any Major Space Lease or cancel or terminate any such guaranty; (ix) shall, in accordance with the Approved Manager Standard, make all reasonable efforts to seek lessees for space as it becomes vacant and enter into Leases in accordance with the terms hereof; (x) shall not materially modify, alter or amend any Major Space Lease or Property Agreement without Lender’s consent, which consent will not be unreasonably withheld or delayed; (xi) shall notify Lender promptly if any Pad Owner shall cease business operations or of the occurrence of any event of which it becomes aware affecting a Pad Owner or its property which might have any material effect on the Property; and (xii) shall, without limitation to any other provision hereof, execute and deliver at the request of Lender all such further assurances, confirmations and assignments in connection with the Property as are required herein and as Lender shall from time to time reasonably require.

(c)           All security deposits of lessees, whether held in cash or any other form, shall be treated by Grantor as trust funds, shall not be commingled with any other funds of Grantor and, if cash, shall be deposited by Grantor in the Security Deposit Account.  Any bond or other instrument which Grantor is permitted to hold in lieu of cash security deposits under applicable Legal Requirements shall be maintained in full force and effect unless replaced by cash deposits as hereinabove described, shall be issued by a Person reasonably satisfactory to Lender, shall, if permitted pursuant to Legal Requirements, at Lender’s option, name Lender as payee or mortgagee thereunder or be fully assignable to Lender and shall, in all respects, comply with applicable Legal Requirements and otherwise be reasonably satisfactory to Lender.  Grantor shall, upon request, provide Lender with evidence reasonably satisfactory to Lender of Grantor’s compliance with the foregoing.  Following the occurrence and during the continuance of any Event of Default, Grantor shall, upon Lender’s request, if permitted by applicable Legal Requirements, turn over the security deposits (and any interest thereon) to Lender to be held by Lender in accordance with the terms of the Leases and all Legal Requirements.

(d)           If requested by Lender, Grantor shall furnish, or shall cause the applicable lessee to furnish, to Lender financial data and/or financial statements in accordance with Regulation AB for any lessee of the Property if, in connection with a Securitization, Lender expects there to be, with respect to such lessee or any group of affiliated lessees, a concentration within all of the mortgage loans included or expected to be included, as applicable, in such Securitization such that such lessee or group of affiliated lessees would constitute a Significant Obligor; provided, however, that in the event the related Space Lease does not require the related lessee to provide the foregoing information, Grantor shall use commercially reasonable efforts to cause the applicable lessee to furnish such information.

(e)           Grantor covenants and agrees with Lender that (i) the Property will be managed at all times by Manager pursuant to the management agreement in the form approved by Lender (the “Management Agreement”), (ii) after Grantor has knowledge of a fifty percent (50%) or more change in control of the ownership of Manager, Grantor will promptly give Lender notice thereof (a “Manager Control Notice”) and (iii) the Management Agreement may be terminated by Lender at any time for cause (including, but not limited to, Manager’s gross negligence, misappropriation of funds, willful misconduct or fraud) or at any time following (A) the occurrence of an Event of Default, or (B) the receipt of a Manager Control Notice and a substitute managing agent shall be appointed by Grantor, subject to Lender’s prior written approval, which may be given or withheld in Lender’s sole discretion and which may be conditioned on, inter alia, a letter from each Rating Agency confirming that any rating issued by the Rating Agency in connection with a Securitization will not, as a result of the proposed change of Manager, be downgraded from the then current ratings thereof, qualified or withdrawn.  Grantor may from time to time appoint a successor manager to manage the Property with Lender’s prior written consent which consent shall not be unreasonably withheld or delayed, provided that any such successor manager shall be a reputable management company with experience in managing properties similar to the Property and acceptable to the franchisor under the Franchise Agreement in its reasonable discretion which meets the Approved Manager Standard and each Rating Agency shall have confirmed in writing that any rating issued by the Rating Agency in connection with a Securitization will not, as a result of the proposed change of Manager, be downgraded from the then current ratings thereof, qualified or withdrawn.  Grantor further covenants and agrees that Grantor shall require Manager (or any successor managers) to maintain at all times during the term of the Loan worker’s compensation insurance as required by Governmental Authorities.

(f)            The Franchise Agreement, pursuant to which Grantor has the right to operate the hotel located on the Premises under a name and/or hotel system controlled by such franchisor, is in full force and effect and there is no default, breach or violation existing thereunder by any party thereto and no event has occurred (other than payments due but not yet delinquent) that, with the passage of time or the giving of notice, or both, would constitute a default, breach or violation by any party thereunder.  Grantor shall (i) pay or shall cause to be paid all sums required to be paid by Grantor under the Franchise Agreement and Operating Lease, (ii) diligently perform and observe all of the terms, covenants and conditions of the Franchise Agreement on the part of Grantor to be performed and observed to the end that all things shall be done which are necessary to keep unimpaired the rights of Grantor under the Franchise Agreement and Operating Lease, (iii) promptly notify Lender of the giving of any notice to Grantor of any default by Grantor in the performance or observance of any of the terms, covenants or conditions of the Franchise Agreement or Operating Lease on the part of Grantor to be performed and observed and deliver to Lender a true copy of each such notice, and (iv) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditures plan, notice, report and estimate received by it under the Franchise Agreement or the Management Agreement or the Operating Lease.  Grantor shall not, without the prior consent of the Lender, surrender the Franchise Agreement or Operating Lease or terminate or cancel the Franchise Agreement or modify, change, supplement, alter or amend the Franchise Agreement or Operating Lease, in any respect, either orally or in writing, and Grantor hereby assigns to Lender as further security for the payment of the Debt and for the performance and observance of the terms, covenants and conditions of this Security Instrument, all the rights, privileges and prerogatives of Grantor to surrender the Franchise Agreement or Operating Lease or to terminate, cancel, modify, change, supplement, alter or amend the Franchise Agreement or Operating Lease in any respect, and any such surrender of the Franchise Agreement or termination, cancellation, modification, change, supplement, alteration or amendment of the Franchise Agreement or Operating Lease without the prior consent of Lender shall be void and of no force and effect.  If Grantor shall default in the performance or observance of any material term, covenant or condition of the Franchise Agreement or Operating Lease on the part of Grantor to be performed or observed, then, without limiting the generality of the other provisions of this Security Instrument, and without waiving or releasing Grantor from any of its obligations hereunder, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all the terms, covenants and conditions of the Franchise Agreement or Operating Lease on the part of Grantor to be performed or observed to be promptly performed or observed on behalf of Grantor, to the end that the rights of Grantor in, to and under the Franchise Agreement and Operating Lease shall be kept unimpaired and free from default.  Lender and any Person designated by Lender shall have, and are hereby granted, the right to enter upon the Property at any time and from time to time for the purpose of taking any such action.  If the franchisor under the Franchise Agreement or lessee under an Operating Lease shall deliver to Lender a copy of any notice sent to Grantor of default under the Franchise Agreement or Operating Lease, as applicable, such notice shall constitute full protection to Lender for any action to be taken by Lender in good faith, in reliance thereon.  Grantor shall, from time to time, use its best efforts to obtain from the franchisor under the Franchise Agreement such certificates of estoppel with respect to compliance by Grantor with the terms of the Franchise Agreement as may be requested by Lender.  Grantor shall exercise each individual option, if any, to extend or renew the term of the Franchise Agreement within four (4) months of the last day upon which any such option may be exercised, unless Lender consents to the non-renewal of such Franchise Agreement in writing, and Grantor hereby expressly authorizes and appoints Lender its attorney-in-fact to exercise any such option in the name of and upon behalf of Grantor, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest.

(g)           Except in the ordinary course of Grantor’s operations, Grantor covenants that it shall not, nor permit Manager, to sell or deliver rooms or suites and accept payment therefor for more than thirty (30) days in advance of delivery.  Notwithstanding the foregoing and provided no Event of Default has occurred, payments more than (30) days in advance of delivery (“Lump Sum Advance Payments”) may be accepted by Grantor or Manager, so long as Grantor shall or shall cause Manager to deposit such payments, in the Rent Account as provided in Section 5.01 hereof.  Lender shall disburse from the Rent Account into the Central Account each month that portion of the Lump Sum Advance Payments on deposit in the Rent Account equal to the aggregate of Lump Sum Advance Payments divided by the number of months for which such payments were accepted by Grantor or Manager.

(h)           Grantor shall fund and operate and shall cause Manager to operate, the Property in a manner consistent with a hotel of the same type and category as the Property and in compliance with any Franchise Agreement.

(i)            Grantor shall maintain or cause Manager to maintain Inventory in kind and amount sufficient to meet hotel industry standards for hotels comparable to the hotel located at the Premises and at levels sufficient for the operation of the hotel located at the Premises at historic occupancy levels.

(j)            Grantor shall deliver to Lender all notices of default or termination received by Grantor or Manager with respect to any licenses and permits, contracts, Property Agreements, Leases or insurance policies within three (3) Business Days of receipt of the same.

(k)           Grantor shall not permit any Equipment or other personal property to be removed from the Property unless the removed item is consumed or sold in the ordinary course of business, removed temporarily for maintenance and repair, or, if removed permanently, replaced by an article of equivalent suitability and not materially less value, owned by Grantor free and clear of any lien.

ARTICLE VIII:  MAINTENANCE AND REPAIR

Section 8.01.  Maintenance and Repair of the Property; Alterations; Replacement of Equipment.  Grantor hereby covenants and agrees:

(a)           Grantor shall not (i) desert or abandon the Property, (ii) change the use of the Property or cause or permit the use or occupancy of any part of the Property to be discontinued if such discontinuance or use change would violate any zoning or other law, ordinance or regulation; (iii) consent to or seek any lowering of the zoning classification, or greater zoning restriction affecting the Property; or (iv) take any steps whatsoever to convert the Property, or any portion thereof, to a condominium or cooperative form of ownership.

(b)           Grantor shall, at its expense, (i) take good care of the Property including grounds generally, and utility systems and sidewalks, roads, alleys, and curbs therein, and shall keep the same in good, safe and insurable condition and in compliance with all applicable Legal Requirements, (ii) promptly make all repairs to the Property, above grade and below grade, interior and exterior, structural and nonstructural, ordinary and extraordinary, unforeseen and foreseen, and maintain the Property in a manner appropriate for the facility and (iii) not commit or suffer to be committed any waste of the Property or do or suffer to be done anything which will increase the risk of fire or other hazard to the Property or impair the value thereof.  Grantor shall keep the sidewalks, vaults, gutters and curbs comprising, or adjacent to, the Property, clean and free from dirt, snow, ice, rubbish and obstructions.  All repairs made by Grantor shall be made with first-class materials, in a good and workmanlike manner, shall be equal or better in quality and class to the original work and shall comply with all applicable Legal Requirements and Insurance Requirements.  To the extent any of the above obligations are obligations of tenants under Space Leases or Pad Owners or other Persons under Property Agreements, Grantor may fulfill its obligations hereunder by causing such tenants, Pad Owners or other Persons, as the case may be, to perform their obligations thereunder.  As used herein, the terms “repair” and “repairs” shall be deemed to include all necessary replacements.

(c)           Grantor shall not demolish, remove, construct, or, except as otherwise expressly provided herein, restore, or alter the Property or any portion thereof; nor consent to or permit any such demolition, removal, construction, restoration, addition or alteration which would diminish the value of the Property without Lender’s prior written consent in each instance (it being acknowledged that the work set forth in the CAP Escrow Agreement is consented to by Lender), which consent shall not be unreasonably withheld or delayed.

(d)           Grantor represents and warrants to Lender that (i) there are no fixtures, machinery, apparatus, tools, equipment or articles of personal property attached or appurtenant to, or located on, or used in connection with the management, operation or maintenance of the Property, except for the Equipment and equipment leased by Grantor for the management, operation or maintenance of the Property in accordance with the Loan Documents; (ii) the Equipment and the leased equipment constitute all of the fixtures, machinery, apparatus, tools, equipment and articles of personal property necessary to the proper operation and maintenance of the Property; and (iii) all of the Equipment is free and clear of all liens, except for the lien of this Security Instrument and the Permitted Encumbrances.  All right, title and interest of Grantor in and to all extensions, improvements, betterments, renewals and appurtenances to the Property hereafter acquired by, or released to, Grantor or constructed, assembled or placed by Grantor in the Property, and all changes and substitutions of the security constituted thereby, shall be and, in each such case, without any further mortgage, encumbrance, conveyance, assignment or other act by Lender or Grantor, shall become subject to the lien and security interest of this Security Instrument as fully and completely, and with the same effect, as though now owned by Grantor and specifically described in this Security Instrument, but at any and all times Grantor shall execute and deliver to Lender any documents Lender may reasonably deem necessary or appropriate for the purpose of specifically subjecting the same to the lien and security interest of this Security Instrument.

(e)           Notwithstanding the provisions of this Security Instrument to the contrary, Grantor shall have the right, at any time and from time to time, to remove and dispose of Equipment which may have become obsolete or unfit for use or which is no longer useful in the management, operation or maintenance of the Property.  Grantor shall promptly replace any such Equipment so disposed of or removed with other Equipment of equal value and utility, free of any security interest or superior title, liens or claims; except that, if by reason of technological or other developments, replacement of the Equipment so removed or disposed of is not necessary or desirable for the proper management, operation or maintenance of the Property, Grantor shall not be required to replace the same.  All such replacements or additional equipment shall be deemed to constitute “Equipment” and shall be covered by the security interest herein granted.

ARTICLE IX:  TRANSFER OR ENCUMBRANCE OF THE PROPERTY

Section 9.01.  Other Encumbrances.  Grantor shall not further encumber or permit the further encumbrance in any manner (whether by grant of a pledge, security interest or otherwise) of the Property or any part thereof or interest therein, including, without limitation, of the Rents therefrom.  In addition, Grantor shall not further encumber and shall not permit the further encumbrance in any manner (whether by grant of a pledge, security interest or otherwise) of

Grantor or any direct or indirect interest in Grantor except as expressly permitted pursuant to this Security Instrument other than a Mez Loan.

Section 9.02.  No Transfer.  Grantor acknowledges that Lender has examined and relied on the expertise of Grantor and, if applicable, each General Partner, in owning and operating properties such as the Property in agreeing to make the Loan and will continue to rely on Grantor’s ownership of the Property as a means of maintaining the value of the Property as security for repayment of the Debt and Grantor acknowledges that Lender has a valid interest in maintaining the value of the Property.  Grantor shall not Transfer, nor permit any Transfer, without the prior written consent of Lender, which consent Lender may withhold in its sole and absolute discretion, subject to the following provisions of this Article IX.  Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon a Transfer without Lender’s consent.  This provision shall apply to every Transfer regardless of whether voluntary or not, or whether or not Lender has consented to any previous Transfer.

Section 9.03.  Due on Sale.  Lender may declare the Debt immediately due and payable upon any Transfer other than a Mez Loan or further encumbrance without Lender’s consent without regard to whether any impairment of its security or any increased risk of default hereunder can be demonstrated.  This provision shall apply to every Transfer or further encumbrance of the Property or any part thereof or interest in the Property or in Grantor regardless of whether voluntary or not, or whether or not Lender has consented to any previous Transfer or further encumbrance of the Property or interest in Grantor.

Section 9.04.  Permitted Transfer.  Notwithstanding the foregoing provisions of this Article IX, subsequent to the first (1st) anniversary of the Closing Date and prior to the date which is six (6) months prior to the Stated Maturity, a two time sale, conveyance or transfer of the Property in its entirety (hereinafter, “Sale”) shall be permitted hereunder provided that each of the following terms and conditions are satisfied:

(a)           no Default is then continuing hereunder or under any of the other Loan Documents;

(b)           If the proposed Sale is to occur at any time after a Securitization, each Rating Agency shall have delivered written confirmation that any rating issued by such Rating Agency in connection with the Securitization will not, as a result of the proposed Sale, be downgraded from the then current ratings thereof, qualified or withdrawn; provided, however, that no request for consent to the Sale will be entertained by Lender if the proposed Sale is to occur within sixty (60) days of any contemplated sale of the Loan by Lender, whether in connection with a Securitization or otherwise;

(c)           Grantor gives Lender written notice of the terms of the proposed Sale not less than thirty (30) days before the date on which such Sale is scheduled to close and, concurrently therewith, gives Lender (i) all such information concerning the proposed transferee of the Property (hereinafter, “Buyer”) as Lender would require in evaluating an initial extension of credit to a borrower and Lender determines, in its reasonable discretion that the Buyer is acceptable to Lender in all respects, it being acknowledge that, with respect to a Sale of the Cross-collateralized Properties, a Qualified Transferee shall be acceptable to Lender and, with respect to a Sale of less than all of the Cross-collateralized Properties, a Person which meets Lender’s then current underwriting requirements for similar loans shall be acceptable to Lender, and (ii) a non-refundable application fee equal to $15,000;

(d)           Grantor pays Lender, concurrently with the closing of such Sale, a non-refundable assumption fee in an amount equal to fourth-tenths of one percent (.40%) of the then outstanding Allocated Loan Amount for each Cross-collateralized Property which is included in the Sale together with all reasonable out-of-pocket costs and expenses, including, without limitation, reasonable attorneys’ fees, incurred by Lender in connection with the Sale;

(e)           Buyer assumes all of the obligations under the Loan Documents relating to the Property and, prior to or concurrently with the closing of such Sale, Buyer executes, without any cost or expense to Lender, such documents and agreements as Lender shall reasonably require to evidence and effectuate said assumption and delivers such legal opinions as Lender may require;

(f)            Grantor and Buyer execute, without any cost or expense to Lender, new financing statements or financing statement amendments and any additional documents reasonably requested by Lender;

(g)           Grantor delivers to Lender, without any cost or expense to Lender, such endorsements to Lender’s title insurance policy, hazard insurance policy endorsements or certificates and other similar materials as Lender may deem necessary at the time of the Sale, all in form and substance satisfactory to Lender, including, without limitation, an endorsement or endorsements to Lender’s title insurance policy insuring the lien of this Security Instrument, extending the effective date of such policy to the date of execution and delivery (or, if later, of recording) of the assumption agreement referenced above in subparagraph (e) of this Section, with no additional exceptions added to such policy, and insuring that fee simple title to the Property is vested in Buyer;

(h)           Grantor executes and delivers to Lender, without any cost or expense to Lender, a release of Lender, its officers, directors, employees and agents, from all claims and liability relating to the transactions evidenced by the Loan Documents, through and including the date of the closing of the Sale, which agreement shall be in form and substance satisfactory to Lender and shall be binding upon Buyer;

(i)            subject to the provisions of Section 18.32 hereof, such Sale is not construed so as to relieve Grantor of any personal liability under the Note or any of the other Loan Documents for any acts or events occurring or obligations arising prior to or simultaneously with the closing of such Sale, and Grantor executes, without any cost or expense to Lender, such documents and agreements as Lender shall reasonably require to evidence and effectuate the ratification of said personal liability;

(j)            such Sale is not construed so as to relieve any Guarantor of its obligations under any guaranty or indemnity agreement executed in connection with the Loan and each such

Guarantor executes, without any cost or expense to Lender, such documents and agreements as Lender shall reasonably require to evidence and effectuate the ratification of each such guaranty agreement, provided that if Buyer or a party associated with Buyer approved by Lender in its reasonable discretion assumes the obligations of the current Guarantor under its guaranty and Buyer or such party associated with Buyer, as applicable, executes, without any cost or expense to Lender, a new guaranty in similar form and substance to the existing guaranty and otherwise satisfactory to Lender, then Lender shall release the current Guarantor from all obligations arising under its guaranty after the closing of such Sale;

(k)           Buyer is a Single Purpose Entity and Lender receives a non-consolidation opinion relating to Buyer from Buyer’s counsel, which opinion is in form and substance acceptable to Lender; and

(l)            In the event of a transfer of less than all of the Cross-collateralized Properties or Grantor’s interest therein, in addition to the requirements of Section 9.04(a) - (k), Grantor shall be required to obtain Lender’s approval to such Sale; provided that such approval shall not be required and the portion of the Loan secured by the Property shall no longer be cross-collateralized with the Cross-collateralized Properties which were not included in the applicable Sale if:

(i)                not more than twenty-five percent (25%) of the original principal amount of the Loan has, in the aggregate, been assumed;

(ii)               with respect to the Cross-collateralized Properties that are not being Transferred, the Debt Service Coverage subsequent to the Transfer will be equal to or greater than the greater of:

(A)          the Aggregate Debt Service Coverage prior to such transfer; and

(B)           the Aggregate Debt Service Coverage as of the Closing Date;

(iii)              with respect to the Cross-collateralized Properties to be Transferred, the Debt Service Coverage at the time of the Transfer is equal to or greater than the greater of:

(A)          if three (3) or fewer Cross-collateralized Properties are being Transferred, .10 higher than the Aggregate Debt Service Coverage prior to such Transfer or, if four (4) to nine (9) Cross-collateralized Properties are being Transferred, .05 higher than the Aggregate Debt Service Coverage prior to the Transfer or, if more than nine (9) Properties are Transferred, the Aggregate Debt Service Coverage prior to the Transfer;

(B)           if three (3) or fewer Cross-collateralized Properties are being Transferred, .10 higher than the Aggregate Debt Service Coverage as of the Closing Date or, if four (4) to nine (9) Cross-collateralized Properties are being Transferred, .05 higher than the Aggregate Debt Service Coverage as of the

Closing Date or, if more than nine (9) Cross-collateralized Properties are Transferred, the Aggregate Debt Service Coverage as of the Closing Date; and

(C)           if four (4) or fewer Cross-collateralized Properties are being Transferred, 1.20:1.00 (calculated, for purposes of this clause C only, using a minimum stressed debt service constant of 8.75%);

but in no event shall the applicable Debt Service Coverage or Aggregate Debt Service Coverage, as applicable, be required to be in excess of 1.60:1.00;

(iv)             the Loan-to-Value Ratio with respect to the Cross-collateralized Properties to be Transferred is seventy percent (70%) or less; and

(v)              Buyer and Grantor execute such documents as Lender may reasonably require to sever the obligations relating to the Allocated Loan Amount between Grantor and Buyer.

ARTICLE X:  CERTIFICATES

Section 10.01.  Estoppel Certificates.  (a) After request by Lender, Grantor, within fifteen (15) days and at its expense, will furnish Lender with a statement, duly acknowledged and certified, setting forth (i) the amount of the original principal amount of the Note, and the unpaid principal amount of the Note, (ii) the rate of interest of the Note, (iii) the date payments of interest and/or principal were last paid, (iv) any offsets or defenses to the payment of the Debt and, if any are alleged, the nature thereof, (v) that the Note and this Security Instrument have not been modified or if modified, giving particulars of such modification and (vi) that there has occurred and is then continuing no Default or if such Default exists, the nature thereof, the period of time it has existed, and the action being taken to remedy such Default.

(b)           Within fifteen (15) days after written request by Grantor, Lender shall furnish to Grantor a written statement confirming the amount of the Debt, the maturity date of the Note.

(c)           Grantor shall use all reasonable efforts to obtain estoppel certificates from tenants in form and substance reasonably acceptable to Lender.

ARTICLE XI:  NOTICES

Section 11.01.  Notices.  Any notice, demand, statement, request or consent made hereunder shall be in writing and delivered personally or sent to the party to whom the notice, demand or request is being made by Federal Express or other nationally recognized overnight delivery service, as follows and shall be deemed given when delivered personally or one (1) Business Day after being deposited with Federal Express or such other nationally recognized delivery service:

If to Lender:	Wachovia Bank, National Association
Commercial Real Estate Services
8739 Research Drive URP 4
NC 1075
Charlotte, North Carolina 28262
Loan Number:
Attention: Portfolio Management
Fax No.: (704) 715-0036

with a copy to:	Proskauer Rose LLP
1585 Broadway
New York, New York 10036
Attn: David J. Weinberger, Esq.
Fax No.: (212) 969-2900

If to Grantor: To Grantor, at the address first written above and to the attention of Thomas J. Baltimore,

with a copy to:	Arent Fox PLLC
1050 Connecticut Avenue, NW
Washington, DC 20036
Attn: Gerard Leval, Esq.
Fax: (202) 857-6395

or such other address as either Grantor or Lender shall hereafter specify by not less than ten (10) days prior written notice as provided herein; provided, however, that notwithstanding any provision of this Article to the contrary, such notice of change of address shall be deemed given only upon actual receipt thereof.  Rejection or other refusal to accept or the inability to deliver because of changed addresses of which no notice was given as herein required shall be deemed to be receipt of the notice, demand, statement, request or consent.

ARTICLE XII:  INDEMNIFICATION

Section 12.01.  Indemnification Covering Property.  In addition, and without limitation, to any other provision of this Security Instrument or any other Loan Document, Grantor shall protect, indemnify and save harmless Lender and its successors and assigns, and each of their agents, employees, officers, directors, stockholders, partners and members (collectively, “Indemnified Parties”) for, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, known or unknown, contingent or otherwise, whether incurred or imposed within or outside the judicial process, including, without limitation, reasonable attorneys’ fees and disbursements imposed upon or incurred by or asserted against any of the Indemnified Parties by reason of (a) ownership of this Security Instrument, the Assignment, the Property or any part thereof or any interest therein or receipt of any Rents; (b) any accident, injury to or death of any person or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, parking areas, streets or ways; (c) any use, nonuse or condition in, on or about, or possession, alteration, repair, operation, maintenance or management of, the Property or any part thereof or on the adjoining sidewalks, curbs, parking areas, streets or ways; (d) any failure on the part of Grantor to perform or comply with any of the terms of this Security Instrument or the Assignment; (e) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; (f) any claim by brokers, finders or similar Persons claiming to be entitled to a commission in connection with any Lease or other transaction involving the Property or any part thereof; (g) any Imposition including, without limitation, any Imposition attributable to the execution, delivery, filing, or recording of any Loan Document, Lease or memorandum thereof; (h) any lien or claim arising on or against the Property or any part thereof under any Legal Requirement or any liability asserted against any of the Indemnified Parties with respect thereto; (i) any claim arising out of or in any way relating to any tax or other imposition on the making and/or recording of this Security Instrument, the Note or any of the other Loan Documents; (j) a Default under Sections 2.02(f), 2.02(g), 2.02(k), 2.02(t) or 2.02(w) hereof, (k) the failure of any Person to file timely with the Internal Revenue Service an accurate Form 1099-B, Statement for Recipients of Proceeds from Real Estate, Broker and Barter Exchange Transactions, which may be required in connection with the Loan, or to supply a copy thereof in a timely fashion to the recipient of the proceeds of the Loan; (l) the claims of any lessee or any Person acting through or under any lessee or otherwise arising under or as a consequence of any Lease or (m) the failure to pay any insurance premiums.  Notwithstanding the foregoing provisions of this Section 12.01 to the contrary, Grantor shall have no obligation to indemnify the Indemnified Parties pursuant to this Section 12.01 for liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses relative to the foregoing which result from an Indemnified Party’s, and its successors’ or assigns’, willful misconduct or gross negligence.  Any amounts payable to Lender by reason of the application of this Section 12.01 shall constitute a part of the Debt secured by this Security Instrument and the other Loan Documents and shall become immediately due and payable and shall bear interest at the Default Rate from the date the liability, obligation, claim, cost or expense is sustained by Lender, as applicable, until paid.  The provisions of this Section 12.01 shall survive the termination of this Security Instrument whether by repayment of the Debt, foreclosure or delivery of a deed in lieu thereof, assignment or otherwise.  In case any action, suit or proceeding is brought against any of the Indemnified Parties by reason of any occurrence of the type set forth in (a) through (m) above, Grantor shall, at Grantor’s expense, resist and defend such action, suit or proceeding or will cause the same to be resisted and defended by counsel at Grantor’s expense for the insurer of the liability or by counsel designated by Grantor (unless reasonably disapproved by Lender promptly after Lender has been notified of such counsel); provided, however, that nothing herein shall compromise the right of Lender (or any other Indemnified Party) to appoint its own counsel at Grantor’s expense for its defense with respect to any action which, in the reasonable opinion of Lender or such other Indemnified Party, as applicable, presents a conflict or potential conflict between Lender or such other Indemnified Party that would make such separate representation advisable.  Any Indemnified Party will give Grantor prompt notice after such Indemnified Party obtains actual knowledge of any potential claim by such Indemnified Party for indemnification hereunder.  The Indemnified Parties shall not settle or compromise any action, proceeding or claim as to which it is indemnified hereunder without notice to Grantor.

ARTICLE XIII:  DEFAULTS

Section 13.01.  Events of Default.  The Debt shall become immediately due at the option of Lender upon any one or more of the following events (“Event of Default”):

(a)           if the final payment or prepayment premium, if any, due under the Note shall not be paid on Maturity;

(b)           if any monthly payment of interest and/or principal due under the Note (other than the sums described in (a) above) shall not be fully paid within five (5) days of the date upon which the same is due and payable thereunder;

(c)           if payment of any sum (other than the sums described in (a) above or (b) above) required to be paid pursuant to the Note, this Security Instrument or any other Loan Document shall not be paid within five (5) days after Lender delivers written notice to Grantor that same is due and payable thereunder or hereunder;

(d)           if Grantor, Guarantor or, if Grantor or Guarantor is a partnership, any general partner of Grantor or Guarantor, or, if Grantor or Guarantor is a limited liability company, any member of Grantor or Guarantor, shall institute or cause to be instituted any proceeding for the termination or dissolution of Grantor, Guarantor or any such general partner or member;

(e)           if (i) Grantor fails to deliver to Lender the original insurance policies or certificates as herein provided (provided, however, that if the insurance policies required by this Security Instrument are maintained in full force and effect and Lender receives either a certificate or original policies required by this Security Instrument for each such insurance policy within the time periods specified in this Security Instrument, then Grantor shall have five (5) Business Days after notice from Lender of Grantor’s failure to deliver the original policies or certificates (whichever has not been delivered as required) to deliver same to Lender before such failure becomes an Event of Default) or (ii) if the insurance policies required hereunder are not kept in full force and effect as herein provided (no notice or cure period applies to this item (ii));

(f)            if Grantor or Guarantor attempts to assign its rights under this Security Instrument or any other Loan Document or any interest herein or therein, or if any Transfer occurs other than in accordance with the provisions hereof;

(g)           if any representation or warranty of Grantor or Guarantor made herein or in any other Loan Document or in any certificate, report, financial statement or other instrument or agreement furnished to Lender shall prove false or misleading in any material respect as of the date made; provided, however, that if such representation or warranty which was false or misleading in any material respect is, by its nature, curable and is not reasonably likely to have a Material Adverse Effect, and such representation or warranty was not, to the best of Grantor’s knowledge, false or misleading in any material respect when made, then the same shall not constitute an Event of Default unless Grantor has not cured the same within five (5) Business Days after receipt by Grantor of notice from Lender in writing of such breach;

(h)           if Grantor, Guarantor or any general partner of Grantor or Guarantor shall make an assignment for the benefit of creditors or shall admit in writing its inability to pay its debts generally as they become due;

(i)            if a receiver, liquidator or trustee of Grantor, Guarantor or any general partner of Grantor or Guarantor shall be appointed or if Grantor, Guarantor or their respective general partners shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Grantor, Guarantor or their respective general partners or if any proceeding for the dissolution or liquidation of Grantor, Guarantor or their respective general partners shall be instituted; however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Grantor, Guarantor or their respective general partners, as applicable, upon the same not being discharged, stayed or dismissed within sixty (60) days or if Grantor, Guarantor or their respective general partners shall generally not be paying its debts as they become due;

(j)            if Grantor shall be in default beyond any notice or grace period, if any, under any other mortgage or deed of trust or security agreement covering any part of the Property without regard to its priority relative to this Security Instrument; provided, however, this provision shall not be deemed a waiver of the provisions of Article IX prohibiting further encumbrances affecting the Property or any other provision of this Security Instrument;

(k)           if the Property becomes subject (i) to any lien which is superior to the lien of this Security Instrument, other than a lien for real estate taxes and assessments not due and payable, or (ii) to any mechanic’s, materialman’s or other lien which is or is asserted to be superior to the lien of this Security Instrument, and such lien shall remain undischarged (by payment, bonding, or otherwise) for fifteen (15) days unless contested in accordance with the terms hereof;

(l)            if Grantor discontinues the operation of the Property or any part thereof for reasons other than repair or restoration arising from a casualty or condemnation for ten (10) days or more;

(m)          except as permitted in this Security Instrument, any material alteration, demolition or removal of any of the Improvements without the prior consent of Lender;

(n)           if Grantor consummates a transaction which would cause this Security Instrument or Lender’s rights under this Security Instrument, the Note or any other Loan Document to constitute a non-exempt prohibited transaction under ERISA or result in a violation of a state statute regulating government plans subjecting Lender to liability for a violation of ERISA or a state statute;

(o)           if an Event of Default shall occur under any of the other Cross-collateralized Mortgages;

(p)           if a default beyond applicable notice and grace periods, if any, occurs under the Franchise Agreement or Operating Lease, or if the Franchise Agreement or Operating Lease is

terminated, or if, without Lender’s prior written consent, there is a material change to the Franchise Agreement or Operating Lease; or

(q)           if a default shall occur under any of the other terms, covenants or conditions of the Note, this Security Instrument or any other Loan Document, other than as set forth in (a) through (p) above, for ten (10) days after notice from Lender in the case of any default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other default or an additional thirty (30) days if Grantor is diligently and continuously effectuating a cure of a curable non-monetary default, other than as set forth in (a) through (p) above.

Section 13.02.  Remedies.  (a) Upon the occurrence and during the continuance of any Event of Default, Lender may, in addition to any other rights or remedies available to it hereunder or under any other Loan Document, at law or in equity, take such action, without notice or demand, as it reasonably deems advisable to protect and enforce its rights against Grantor or any one or more of the Cross-collateralized Borrowers and in and to the Property or any one or more of the Cross-collateralized Properties including, but not limited to, the following actions, each of which may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine, in its sole discretion, without impairing or otherwise affecting any other rights and remedies of Lender hereunder, at law or in equity:  (i) declare all or any portion of the unpaid Debt to be immediately due and payable; provided, however, that upon the occurrence of any of the events specified in Section 13.01(i), the entire Debt will be immediately due and payable without notice or demand or any other declaration of the amounts due and payable; or (ii) bring an action to foreclose this Security Instrument and without applying for a receiver for the Rents, but subject to the rights of the tenants under the Leases, enter into or upon the Property or any part thereof, either personally or by its agents, nominees or attorneys, and dispossess Grantor and its agents and servants therefrom, and thereupon Lender may (A) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Property and conduct the business thereat, (B) make alterations, additions, renewals, replacements and improvements to or on the Property or any part thereof, (C) exercise all rights and powers of Grantor with respect to the Property or any part thereof, whether in the name of Grantor or otherwise, including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all earnings, revenues, rents, issues, profits and other income of the Property and every part thereof, and (D) apply the receipts from the Property or any part thereof to the payment of the Debt, after deducting therefrom all expenses (including, without limitation, reasonable attorneys’ fees and disbursements) reasonably incurred in connection with the aforesaid operations and all amounts necessary to pay the Impositions, insurance and other charges in connection with the Property or any part thereof, as well as just and reasonable compensation for the services of Lender’s third-party agents; or (iii) have an appraisal or other valuation of the Property or any part thereof performed by an Appraiser (and Grantor covenants and agrees it shall cooperate in causing any such valuation or appraisal to be performed) and any cost or expense incurred by Lender in connection therewith shall constitute a portion of the Debt and be secured by this Security Instrument and shall be immediately due and payable to Lender with interest, at the Default Rate, until the date of receipt by Lender; or (iv) sell the Property or institute proceedings for the complete foreclosure of this Security Instrument, or take such other action as may be allowed pursuant to Legal Requirements, at law or in equity, for the enforcement of this Security Instrument in which case the Property or any part thereof may be sold for cash or credit in one or more parcels; or (v) with or without entry, and to the extent permitted and pursuant to the procedures provided by applicable Legal Requirements, institute proceedings for the partial foreclosure of this Security Instrument, or take such other action as may be allowed pursuant to Legal Requirements, at law or in equity, for the enforcement of this Security Instrument for the portion of the Debt then due and payable, subject to the lien of this Security Instrument continuing unimpaired and without loss of priority so as to secure the balance of the Debt not then due; or (vi) sell the Property or any part thereof and any or all estate, claim, demand, right, title and interest of Grantor therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, in whole or in parcels, in any order or manner, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law, at the discretion of Lender, and in the event of a sale, by foreclosure or otherwise, of less than all of the Property, this Security Instrument shall continue as a lien on the remaining portion of the Property; or (vii) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained in the Loan Documents, or any of them; or (viii) recover judgment on the Note or any guaranty either before, during or after (or in lieu of) any proceedings for the enforcement of this Security Instrument; or (ix) apply, ex parte, for the appointment of a custodian, trustee, receiver, keeper, liquidator or conservator of the Property or any part thereof, irrespective of the adequacy of the security for the Debt and without regard to the solvency of Grantor or of any Person liable for the payment of the Debt, to which appointment Grantor does hereby consent and such receiver or other official shall have all rights and powers permitted by applicable law and such other rights and powers as the court making such appointment may confer, but the appointment of such receiver or other official shall not impair or in any manner prejudice the rights of Lender to receive the Rent with respect to any of the Property pursuant to this Security Instrument or the Assignment; or (x) require, at Lender’s option, Grantor to pay monthly in advance to Lender, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of any portion of the Property occupied by Grantor and may require Grantor to vacate and surrender possession to Lender of the Property or to such receiver and Grantor may be evicted by summary proceedings or otherwise; or (xi) without notice to Grantor (A) apply all or any portion of the cash collateral in any Sub-Account and Escrow Account, including any interest and/or earnings therein, to carry out the obligations of Grantor under this Security Instrument and the other Loan Documents, to protect and preserve the Property and for any other purpose permitted under this Security Instrument and the other Loan Documents and/or (B) have all or any portion of such cash collateral immediately paid to Lender to be applied against the Debt in the order and priority set forth in the Note; or (xii) pursue any or all such other rights or remedies as Lender may have under applicable law or in equity; provided, however, that the provisions of this Section 13.02(a) shall not be construed to extend or modify any of the notice requirements or grace periods provided for hereunder or under any of the other Loan Documents.  Grantor hereby waives, to the fullest extent permitted by Legal Requirements, any defense Grantor might otherwise raise or have by the failure to make any tenants parties defendant to a foreclosure proceeding and to foreclose their rights in any proceeding instituted by Lender.

(b)           Any time after an Event of Default Lender shall have the power to sell the Property or any part thereof at public auction, in such manner, at such time and place, upon such terms and conditions, and upon such public notice as Lender may deem best for the interest of Lender, or as may be required or permitted by applicable law, consisting of advertisement in a newspaper of general circulation in the jurisdiction and for such period as applicable law may require and at such other times and by such other methods, if any, as may be required by law to convey the Property in fee simple by Lender’s deed with special warranty of title to and at the cost of the purchaser, who shall not be liable to see to the application of the purchase money.  The proceeds or avails of any sale made under or by virtue of this Section 13.02, together with any other sums which then may be held by Lender under this Security Instrument, whether under the provisions of this Section 13.02 or otherwise, shall be applied as follows:

First:  To the payment of the third-party costs and expenses reasonably incurred in connection with any such sale and to advances, fees and expenses, including, without limitation, reasonable fees and expenses of Lender’s legal counsel as applicable, and of any judicial proceedings wherein the same may be made, and of all expenses, liabilities and advances reasonably made or incurred by Lender under this Security Instrument, together with interest as provided herein on all such advances made by Lender, and all Impositions, except any Impositions or other charges subject to which the Property shall have been sold;

Second:  To the payment of the whole amount then due, owing and unpaid under the Note for principal and interest thereon, with interest on such unpaid principal at the Default Rate from the date of the occurrence of the earliest Event of Default that formed a basis for such sale until the same is paid;

Third:  To the payment of any other portion of the Debt required to be paid by Grantor pursuant to any provision of this Security Instrument, the Note, or any of the other Loan Documents; and

Fourth:  The surplus, if any, to Grantor unless otherwise required by Legal Requirements.

Lender and any receiver or custodian of the Property or any part thereof shall be liable to account for only those rents, issues, proceeds and profits actually received by it.

(c)           Lender may adjourn from time to time any sale by it to be made under or by virtue of this Security Instrument by announcement at the time and place appointed for such sale or for such adjourned sale or sales and, except as otherwise provided by any applicable provision of Legal Requirements, Lender, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

(d)           Upon the completion of any sale or sales made by Lender under or by virtue of this Section 13.02, Lender, or any officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments, granting, conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold.  Lender is hereby irrevocably appointed the true and lawful attorney-in-fact of Grantor (coupled with an interest), in its name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the property and rights so sold and for that purpose Lender may execute all necessary instruments of conveyance, assignment, transfer and delivery, and may substitute one or more Persons with like power, Grantor hereby ratifying and confirming all that its said attorney-in-fact or such substitute or substitutes shall lawfully do by virtue hereof.  Nevertheless, Grantor, if so requested by Lender, shall ratify and confirm any such sale or sales by executing and delivering to Lender, or to such purchaser or purchasers all such instruments as may be advisable, in the sole judgement of Lender, for such purpose, and as may be designated in such request.  Any such sale or sales made under or by virtue of this Section 13.02, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or a judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Grantor in and to the property and rights so sold, and shall, to the fullest extent permitted under Legal Requirements, be a perpetual bar, both at law and in equity against Grantor and against any and all Persons claiming or who may claim the same, or any part thereof, from, through or under Grantor.

(e)           In the event of any sale made under or by virtue of this Section 13.02 (whether made under the power of sale herein granted or under or by virtue of judicial proceedings or a judgment or decree of foreclosure and sale), the entire Debt immediately thereupon shall, anything in the Loan Documents to the contrary notwithstanding, become due and payable.

(f)            Upon any sale made under or by virtue of this Section 13.02 (whether made under the power of sale herein granted or under or by virtue of judicial proceedings or a judgment or decree of foreclosure and sale), Lender may bid for and acquire the Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Debt the net sales price after deducting therefrom the expenses of the sale and the costs of the action.

(g)           No recovery of any judgment by Lender and no levy of an execution under any judgment upon the Property or any part thereof or upon any other property of Grantor shall release the lien of this Security Instrument upon the Property or any part thereof, or any liens, rights, powers or remedies of Lender hereunder, but such liens, rights, powers and remedies of Lender shall continue unimpaired until all amounts due under the Note, this Security Instrument and the other Loan Documents are paid in full.

(h)           Upon the exercise by Lender of any power, right, privilege, or remedy pursuant to this Security Instrument which requires any consent, approval, registration, qualification, or authorization of any Governmental Authority, Grantor agrees to execute and deliver, or will cause the execution and delivery of, all applications, certificates, instruments, assignments and other documents and papers that Lender or any purchaser of the Property may be required to obtain for such governmental consent, approval, registration, qualification, or authorization and Lender is hereby irrevocably appointed the true and lawful attorney-in-fact of Grantor (coupled with an interest), in its name and stead, to execute all such applications, certificates, instruments, assignments and other documents and papers.

Section 13.03.  Payment of Debt After Default.  If following the occurrence of any Event of Default, Grantor shall tender payment of an amount sufficient to satisfy the Debt in whole or in part at any time prior to a foreclosure sale of the Property, and if at the time of such tender prepayment of the principal balance of the Note is not permitted by the Note and this Security Instrument, Grantor shall, in addition to the entire Debt, also pay to Lender a sum equal to (a) all accrued interest on the Note and all other fees, charges and sums due and payable hereunder, (b) all costs and expenses in connection with the enforcement of Lender’s rights hereunder, and (c) a prepayment charge (the “Prepayment Charge”) equal to the greater of (i) 2% of the Principal Amount and (ii) the present value of a series of payments each equal to the Payment Differential (as hereinafter defined) and payable on each Payment Date over the remaining original term of the Note and on the Payment Date occurring two months prior to the Maturity Date, discounted at the Reinvestment Yield (as hereinafter defined) for the number of months remaining as of the date of such prepayment to each such Payment Date and the Payment Date occurring two months prior to the Maturity Date.  The term “Payment Differential” shall mean an amount equal to (i) the Interest Rate less the Reinvestment Yield, divided by (ii) twelve (12) and multiplied by (iii) the Principal Amount after application of the constant monthly payment due under the Note on the date of such prepayment, provided that the Payment Differential shall in no event be less than zero.  The term “Reinvestment Yield” shall mean an amount equal to the lesser of (i) the yield on the U.S. Treasury issue (primary issue) with a maturity date closest to the Payment Date occurring two months prior to the Maturity Date, or (ii) the yield on the U.S. Treasury issue (primary issue) with a term equal to the remaining average life of the indebtedness evidenced by the Note, with each such yield being based on the bid price for such issue as published in the Wall Street Journal on the date that is fourteen (14) days prior to the date of such prepayment set forth in the notice of prepayment (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield.  In addition to the amounts described above, if, during the first (1st) Loan Year, Grantor shall tender payment of an amount sufficient to satisfy the Debt in whole or in part following the occurrence of any Event of Default, Grantor shall, in addition to the entire Debt, also pay to Lender a sum equal to three percent (3%) of the Principal Amount.  Failure of Lender to require any of these payments shall not constitute a waiver of the right to require the same in the event of any subsequent default or to exercise any other remedy available to Lender hereunder, under any other Loan Document or at law or in equity.  In the event that any prepayment charge is due hereunder, Lender shall deliver to Grantor a statement setting forth the amount and determination of the prepayment fee, and, provided that Lender shall have in good faith applied the formula described above, Grantor shall not have the right to challenge the calculation or the method of calculation set forth in any such statement in the absence of manifest error, which calculation may be made by Lender on any day during the fifteen (15) day period preceding the date of such prepayment.  Lender shall not be obligated or required to have actually reinvested the prepaid principal balance at the Reinvestment Yield or otherwise as a condition to receiving the prepayment charge.  If at the time of such tender, prepayment of the principal balance of the Note, as applicable, is permitted, such tender by Grantor shall be deemed to be a voluntary prepayment of the principal balance of the Note, as applicable, and Grantor shall, in addition to the entire Debt, also pay to Lender the applicable prepayment consideration specified in the Note and this Security Instrument.

Section 13.04.  Possession of the Property.  Upon the occurrence of any Event of Default and the acceleration of the Debt or any portion thereof, Grantor, if an occupant of the Property or any part thereof, upon demand of Lender, shall immediately surrender possession of the Property (or the portion thereof so occupied) to Lender, and if Grantor is permitted to remain in possession, the possession shall be as a month-to-month tenant of Lender and, on demand, Grantor shall pay to Lender monthly, in advance, a reasonable rental for the space so occupied and in default thereof Grantor may be dispossessed.  The covenants herein contained may be enforced by a receiver of the Property or any part thereof.  Nothing in this Section 13.04 shall be deemed to be a waiver of the provisions of this Security Instrument making the Transfer of the Property or any part thereof without Lender’s prior written consent an Event of Default.

Section 13.05.  Interest After Default.  If any amount due under the Note, this Security Instrument or any of the other Loan Documents is not paid within any applicable notice and grace period after same is due, whether such date is the stated due date, any accelerated due date or any other date or at any other time specified under any of the terms hereof or thereof, then, in such event, Grantor shall pay interest on the amount not so paid from and after the date on which such amount first becomes due at the Default Rate; and such interest shall be due and payable at such rate until the earlier of the cure of all Events of Default or the payment of the entire amount due to Lender, whether or not any action shall have been taken or proceeding commenced to recover the same or to foreclose this Security Instrument.  All unpaid and accrued interest shall be secured by this Security Instrument as part of the Debt.  Nothing in this Section 13.05 or in any other provision of this Security Instrument shall constitute an extension of the time for payment of the Debt.

Section 13.06.  Grantor’s Actions After Default.  After the happening of any Event of Default and immediately upon the commencement of any action, suit or other legal proceedings by Lender to obtain judgment for the Debt, or of any other nature in aid of the enforcement of the Loan Documents, Grantor will (a) after receipt of notice of the institution of any such action, waive the issuance and service of process and enter its voluntary appearance in such action, suit or proceeding, and (b) if required by Lender, consent to the appointment of a receiver or receivers of the Property or any part thereof and of all the earnings, revenues, rents, issues, profits and income thereof.

Section 13.07.  Control by Lender After Default.  Notwithstanding the appointment of any custodian, receiver, liquidator or trustee of Grantor, or of any of its property, or of the Property or any part thereof, to the extent permitted by Legal Requirements, Lender shall be entitled to obtain possession and control of all property now and hereafter covered by this Security Instrument and the Assignment in accordance with the terms hereof.

Section 13.08.  Right to Cure Defaults.  (a) Upon the occurrence of any Event of Default, Lender or its agents may, but without any obligation to do so and without notice to or demand on Grantor and without releasing Grantor from any obligation hereunder, make or do the same in such manner and to such extent as Lender may deem necessary to protect the security hereof.  Lender and its agents are authorized to enter upon the Property or any part thereof for such purposes, or appear in, defend, or bring any action or proceedings to protect Lender’s interest in the Property or any part thereof or to foreclose this Security Instrument or collect the Debt, and the cost and expense thereof (including reasonable attorneys’ fees to the extent permitted by law), with interest as provided in this Section 13.08, shall constitute a portion of the Debt and shall be immediately due and payable to Lender upon demand.  All such costs and expenses incurred by Lender or its agents in remedying such Event of Default or in appearing in, defending, or bringing any such action or proceeding shall bear interest at the Default Rate, for the period from the date so demanded to the date of payment to Lender.  All such costs and expenses incurred by Lender or its agents together with interest thereon calculated at the above rate shall be deemed to constitute a portion of the Debt and be secured by this Security Instrument.

(b)           If Lender makes any payment or advance that Lender is authorized by this Security Instrument to make in the place and stead of Grantor (i) relating to the Impositions or tax liens asserted against the Property, Lender may do so according to any bill, statement or estimate procured from the appropriate public office without inquiry into the accuracy of the bill, statement or estimate or into the validity of any of the Impositions or the tax liens or claims thereof; (ii) relating to any apparent or threatened adverse title, lien, claim of lien, encumbrance, claim or charge, Lender will be the sole judge of the legality or validity of same; or (iii) relating to any other purpose authorized by this Security Instrument but not enumerated in this Section 13.08, Lender may do so whenever, in its judgment and discretion, the payment or advance seems necessary or desirable to protect the Property and the full security interest intended to be created by this Security Instrument.  In connection with any payment or advance made pursuant to this Section 13.08, Lender has the option and is authorized, but in no event shall be obligated, to obtain a continuation report of title prepared by a title insurance company.  The payments and the advances made by Lender pursuant to this Section 13.08 and the cost and expenses of said title report will be due and payable by Grantor on demand, together with interest at the Default Rate, and will be secured by this Security Instrument.

Section 13.09.  Late Payment Charge.  If any portion of the Debt is not paid in full on or before the day on which it is due and payable hereunder, Grantor shall pay to Lender an amount equal to five percent (5%) of such unpaid portion of the Debt (“Late Charge”) to defray the expense incurred by Lender in handling and processing such delinquent payment, and such amount shall constitute a part of the Debt.

Section 13.10.  Recovery of Sums Required to Be Paid.  Lender shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due and payable hereunder (after the expiration of any grace period or the giving of any notice herein provided, if any), without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Lender thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Grantor existing at the time such earlier action was commenced.

Section 13.11.  Marshalling and Other Matters.  Grantor hereby waives, to the fullest extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement, redemption (both equitable and statutory) and homestead laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Property or any part thereof or any interest therein.  Nothing herein or in any other Loan Document shall be construed as requiring Lender to resort to any particular Cross-collateralized Property for the satisfaction of the Debt in preference or priority to any other Cross-collateralized Property but Lender may seek satisfaction out of all the Cross-collateralized Properties or any part thereof in its absolute discretion. Further, Grantor hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Security Instrument on behalf of Grantor, whether equitable or statutory and on behalf of each and every Person acquiring any interest in or title to the Property or any part thereof subsequent to the date of this Security Instrument and on behalf of all Persons to the fullest extent permitted by applicable law.

Section 13.12.  Tax Reduction Proceedings.  After an Event of Default, Grantor shall be deemed to have appointed Lender as its attorney-in-fact to seek a reduction or reductions in the assessed valuation of the Property for real property tax purposes or for any other purpose and to prosecute any action or proceeding in connection therewith.  This power, being coupled with an interest, shall be irrevocable for so long as any part of the Debt remains unpaid and any Event of Default shall be continuing.

Section 13.13.  General Provisions Regarding Remedies.

(a)           Right to Terminate Proceedings.  Lender may terminate or rescind any proceeding or other action brought in connection with its exercise of the remedies provided in Section 13.02 at any time before the conclusion thereof, as determined in Lender’s sole discretion and without prejudice to Lender.

(b)           No Waiver or Release.  The failure of Lender to exercise any right, remedy or option provided in the Loan Documents shall not be deemed a waiver of such right, remedy or option or of any covenant or obligation contained in the Loan Documents.  No acceptance by Lender of any payment after the occurrence of an Event of Default and no payment by Lender of any payment or obligation for which Grantor is liable hereunder shall be deemed to waive or cure any Event of Default.  No sale of all or any portion of the Property, no forbearance on the part of Lender, and no extension of time for the payment of the whole or any portion of the Debt or any other indulgence given by Lender to Grantor or any other Person, shall operate to release or in any manner affect the interest of Lender in the Property or the liability of Grantor to pay the Debt.  No waiver by Lender shall be effective unless it is in writing and then only to the extent specifically stated.

(c)           No Impairment; No Releases.  The interests and rights of Lender under the Loan Documents shall not be impaired by any indulgence, including (i) any renewal, extension or modification which Lender may grant with respect to any of the Debt; (ii) any surrender, compromise, release, renewal, extension, exchange or substitution which Lender may grant with respect to the Property or any portion thereof; or (iii) any release or indulgence granted to any maker, endorser, guarantor or surety of any of the Debt.

(d)           Effect on Judgment.  No recovery of any judgment by Lender and no levy of an execution under any judgment upon any Property or any portion thereof shall affect in any manner or to any extent the lien of the other Cross-collateralized Mortgages upon the remaining Cross-collateralized Properties or any portion thereof, or any rights, powers or remedies of Lender hereunder or thereunder. Such lien, rights, powers and remedies of Lender shall continue unimpaired as before.

ARTICLE XIV:  COMPLIANCE WITH REQUIREMENTS

Section 14.01.  Compliance with Legal Requirements.  (a) Grantor shall promptly comply with all present and future Legal Requirements, foreseen and unforeseen, ordinary and extraordinary, whether requiring structural or nonstructural repairs or alterations including, without limitation, all zoning, subdivision, building, safety and environmental protection, land use and development Legal Requirements, all Legal Requirements which may be applicable to the curbs adjoining the Property or to the use or manner of use thereof, and all rent control, rent stabilization and all other similar Legal Requirements relating to rents charged and/or collected in connection with the Leases.  Grantor represents and warrants that the Property is in compliance in all respects with all Legal Requirements as of the date hereof, no notes or notices of violations of any Legal Requirements have been entered or received by Grantor and there is no basis for the entering of such notes or notices.

(b)           Grantor shall have the right to contest by appropriate legal proceedings diligently conducted in good faith, without cost or expense to Lender, the validity or application of any Legal Requirement and to suspend compliance therewith if permitted under applicable Legal Requirements, provided (i) failure to comply therewith may not subject Lender to any civil or criminal liability, (ii) prior to and during such contest, Grantor shall furnish to Lender security reasonably satisfactory to Lender, in its discretion, against loss or injury by reason of such contest or non-compliance with such Legal Requirement, (iii) no Default or Event of Default shall exist during such proceedings and such contest shall not otherwise violate any of the provisions of any of the Loan Documents, (iv) such contest shall not, (unless Grantor shall comply with the provisions of clause (ii) of this Section 14.01(b)) subject the Property to any lien or encumbrance the enforcement of which is not suspended or otherwise affect the priority of the lien of this Security Instrument; (v) such contest shall not affect the ownership, use or occupancy of the Property; (vi) the Property or any part thereof or any interest therein shall not be in any danger of being sold, forfeited or lost by reason of such contest by Grantor; (vii) Grantor shall give Lender prompt notice of the commencement of such proceedings and, upon request by Lender, notice of the status of such proceedings and/or confirmation of the continuing satisfaction of the conditions set forth in clauses (i) - (vi) of this Section 14.01(b); and (viii) upon a final determination of such proceeding, Grantor shall take all steps necessary to comply with any requirements arising therefrom.

(c)           Grantor shall at all times comply with all applicable Legal Requirements with respect to the construction, use and maintenance of any vaults adjacent to the Property.  If by reason of the failure to pay taxes, assessments, charges, permit fees, franchise taxes or levies of any kind or nature, the continued use of the vaults adjacent to Property or any part thereof is discontinued, Grantor nevertheless shall, with respect to any vaults which may be necessary for the continued use of the Property, take such steps (including the making of any payment) to ensure the continued use of vaults or replacements.

Section 14.02.  Compliance with Recorded Documents; No Future Grants.  Grantor shall promptly perform and observe or cause to be performed and observed, all of the terms, covenants and conditions of all Property Agreements and all things necessary to preserve intact and unimpaired any and all appurtenances or other interests or rights affecting the Property.

ARTICLE XV:  DEFEASANCE; PREPAYMENT

Section 15.01.  Defeasance; Prepayment.  (a)  Except as set forth in this Section 15.01, no prepayment or defeasance of the Debt may be made by or on behalf of Grantor in whole or in part.

(b)           Grantor may defease the Loan at any time subsequent to the earlier to occur of (x) the second (2nd) anniversary of the last Securitization involving any portion of the Loan or (y) the third (3rd) anniversary of the date hereof and prior to the calendar month immediately preceding the Maturity Date, in whole or, from time to time, in part, as of the last day of an Interest Accrual Period, in accordance with the following provisions:

(i)            Lender shall have received from Grantor, not less than thirty (30) days’, nor more than ninety (90) days’, prior written notice specifying the date proposed for such defeasance and the amount which is to be defeased, which proposed date shall be as of a Payment Date.

(ii)           Grantor shall also pay to Lender all interest due through and including the last day of the Interest Accrual Period ending on the day prior to the Payment Date in which such defeasance is being made, together with any and all other amounts due and owing pursuant to the terms of the Note, this Security Instrument or the other Loan Documents, including, without limitation, any costs incurred in connection with a defeasance.

(iii)          No Event of Default shall have occurred and be continuing.

(iv)          Grantor shall (A) pay the Defeasance Deposit and (B) deliver to Lender (1) a security agreement, in form and substance reasonably satisfactory to Lender, creating a first priority lien on the Defeasance Deposit and the Federal Obligations purchased on behalf of Grantor with the Defeasance Deposit in accordance with the terms of this Section 15.01(b)(iv) (the “Security Agreement”); (2) an Officer’s Certificate certifying that the requirements set forth in this Section 15.01(b)(iv) have been satisfied; (3) an opinion of counsel for Grantor in form and substance reasonably satisfactory to Lender stating, among other things, that (x) Lender has a perfected security interest in the Defeasance Deposit and a first priority perfected security interest in the Federal Obligations purchased by Lender on behalf of Grantor, (y) the contemplated defeasance will not result in any deemed exchange pursuant to Section 1001 of the Code of the Note and will not adversely affect the Note’s or, if applicable, the undefeased Note’s status as indebtedness for Federal income tax purposes and (z) any trust formed as a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code (“REMIC”) in connection with a Securitization will not fail to maintain its status as a REMIC as a result of such defeasance; (4) in the event that only a portion of the Loan is being defeased, Grantor shall execute and deliver all necessary documents to split the Note into two substitute notes, one having a principal balance equal to the defeased portion of the Note (the “Defeased Note”) and one note having a principal balance equal to the undefeased portion of the Note (the “Undefeased Note”), the amortization schedule for which notes shall be calculated, in the case of a Defeased Note, or recalculated, in the case of an Undefeased Note, to amortize the respective principal balances of each on the same schedule as the Note (including, without limitation, the payment of the Principal Amount due on the Maturity Date); (5) a certificate, in form and substance reasonably satisfactory to Lender from a nationally recognized Independent certified public accountant confirming that the requirements of this Section 15.01(b) have been satisfied; and (6) such other certificates, documents, opinions or instruments as Lender may reasonably request.  Grantor hereby irrevocably appoints Lender as its agent and attorney-in-fact, coupled with an interest, for the purpose of using the Defeasance Deposit to purchase Federal Obligations which provide Scheduled Defeasance Payments, and Lender shall, upon receipt of the Defeasance Deposit, purchase such Federal Obligations on behalf of Grantor.  Grantor, pursuant to the Security Agreement or other appropriate document, shall authorize and direct that the payments received from the Federal Obligations shall be made directly to Lender and applied to satisfy the obligations of Grantor under the Defeased Note.  The Defeased Note and the Undefeased Note shall have identical terms as the Note, except for the principal balance.  A Defeased Note cannot be the subject of a further defeasance.

(v)           The Rating Agencies shall have confirmed in writing that any rating issued by the Rating Agencies in connection with the Securitization will not, as a result of the proposed defeasance, be downgraded, from the then current ratings thereof, qualified or withdrawn.

(vi)          If the Loan is to be defeased and Grantor is requesting a release of the Property in connection with such defeasance, such defeasance shall be to facilitate the disposition of the Property or in connection with any other customary transaction within the meaning of Treas. Reg. 1.860G-(2)(a)(8)(iii).

(vii)         In the event of a defeasance of the Loan in whole, but not in part, if Grantor shall continue to own any assets other than the Defeasance Deposit, Grantor shall establish or designate a special-purpose bankruptcy-remote successor entity acceptable to Lender (the “Successor Grantor”), with respect to which a substantive nonconsolidation opinion satisfactory in form and substance reasonably satisfactory to Lender has been delivered to Lender and Grantor shall transfer and assign to the Successor Grantor all obligations, rights and duties under the Note and the Security Agreement, together with the pledged Defeasance Deposit.  The Successor Grantor shall assume the obligations of Grantor under the Note and the Security Agreement and Grantor shall be relieved of its obligations hereunder and thereunder.  Grantor shall pay Ten and No/100 Dollars ($10.00) to the Successor Grantor as consideration for assuming such Grantor obligations.

(viii)        In the event the Loan is defeased in full in accordance with the terms hereof, Lender shall release all reserves, escrows and guaranties relating to the Loan to Grantor.

(c)           At any time subsequent to the Payment Date occurring in July 2007 (the “Lockout Expiration Date”), Grantor may prepay the Loan, in whole, but not in part, as of the last day of an Interest Accrual Period, in accordance with the following provisions:

(i)            Lender shall have received from Grantor, not less than thirty (30) days’, nor more than ninety (90) days’, prior written notice specifying the date proposed for such prepayment and the amount which is to be prepaid.

(ii)           Grantor shall also pay to Lender all interest due through and including the last day of the Interest Accrual Period in which such prepayment is being made, together with any and all other amounts due and owing pursuant to the terms of the Note, this Security Instrument or the other Loan Documents.

(iii)          Any partial prepayment shall be in a minimum amount not less than $25,000 and shall be in whole multiples of $1,000 in excess thereof.

(iv)          No Event of Default shall have occurred and be continuing.

(v)           Any partial prepayment of the Principal Amount, including, without limitation, Unscheduled Payments, shall be applied to the installments of principal last due hereunder and shall not release or relieve Grantor from the obligation to pay the regularly scheduled installments of principal and interest becoming due under the Note.

Section 15.02.  Release of Property.  If (A) Grantor defeases all or a portion of the Loan pursuant to Section 15.01(b) hereof to facilitate the disposition of the Property or in connection with any other customary transaction within the meaning of Treas. Reg. 1.860 G-(2)(a)(8)(iii) or (B) Grantor makes a prepayment pursuant to Section 15.01(c) hereof or (C) Grantor applies Loss Proceeds from the Property towards the repayment of the Debt or towards a defeasance, Lender shall, promptly, upon satisfaction of all the following terms and conditions, execute, acknowledge and deliver to Grantor a release of this Security Instrument (a “Release”) in recordable form with respect to the Property:

(a)           In the event of a prepayment or defeasance of the Loan in part, but not in whole, Grantor shall have defeased or prepaid, as applicable, a principal amount equal to the Allocated Loan Amount for the Cross-collateralized Property to be released multiplied by the Release Price Percentage (the “Release Price”).

(b)           In the event of a prepayment pursuant to Section 15.01(c) hereof or defeasance pursuant to Section 15.01(b) hereof, Lender shall have received from Grantor evidence in form and substance satisfactory to Lender that the pro forma Debt Yield immediately following the Release is at least equal to the greater of the Debt Yield as of the Closing Date and the Debt Yield immediately prior to effecting such Release, accompanied by an Officer’s Certificate stating that the statements, calculations and information comprising such evidence are true, correct and complete in all respects.

(c)           Grantor shall, at its sole cost and expense, prepare any and all documents and instruments necessary to effect the Release, all of which shall be subject to the reasonable approval of Lender, and Grantor shall pay all costs reasonably incurred by Lender (including, but not limited to, reasonable attorneys’ fees and disbursements, title search costs and endorsement premiums) in connection with the review, execution and delivery of the Release.

(d)           No Event of Default has occurred and is continuing.

(e)           If the General Partner is a “General Partner”, as defined in any other Cross-collateralized Mortgage, the General Partner shall have resigned as a general partner or managing member, as applicable, of Grantor.

Section 15.03.  Involuntary Prepayments.  Notwithstanding anything contained in this Security Instrument or in any other Loan Document, any application of sums by Lender towards the partial prepayment of the Debt, including, without limitation, those resulting from the application of Loss Proceeds, the application of any sums on deposit in the Curtailment Reserve Escrow Account or the application of sums received by Lender after the occurrence of an Event of Default, may be applied to sums due under this Security Instrument, the Note and the other Loan Documents in such order of priority as Lender may, in its sole and absolute discretion, elect.

ARTICLE XVI:  ENVIRONMENTAL COMPLIANCE

Section 16.01.  Covenants, Representations and Warranties.  (a) Grantor has not, at any time, and, to Grantor’s best knowledge after due inquiry and investigation, except as set forth in the Environmental Report, no other Person has at any time, handled, buried, stored, retained, refined, transported, processed, manufactured, generated, produced, spilled, allowed to seep, leak, escape or leach, or pumped, poured, emitted, emptied, discharged, injected, dumped, transferred or otherwise disposed of or dealt with Hazardous Materials on, to or from the Premises or any other real property owned and/or occupied by Grantor, and Grantor does not intend to and shall not use the Property or any part thereof or any such other real property for the purpose of handling, burying, storing, retaining, refining, transporting, processing, manufacturing, generating, producing, spilling, seeping, leaking, escaping, leaching, pumping, pouring, emitting, emptying, discharging, injecting, dumping, transferring or otherwise disposing of or dealing with Hazardous Materials, except for use and storage for use of heating oil, cleaning fluids, pesticides and other substances customarily used in the operation of properties that are being used for the same purposes as the Property is presently being used, provided such use and/or storage for use is in compliance with the requirements hereof and the other Loan

Documents and does not give rise to liability under applicable Legal Requirements or Environmental Statutes or be the basis for a lien against the Property or any part thereof.  In addition, without limitation to the foregoing provisions, Grantor represents and warrants that, to the best of its knowledge, after due inquiry and investigation, except as previously disclosed in writing to Lender, there is no asbestos in, on, over, or under all or any portion of the fire-proofing or any other portion of the Property.

(b)           Grantor, after due inquiry and investigation, knows of no seepage, leak, escape, leach, discharge, injection, release, emission, spill, pumping, pouring, emptying or dumping of Hazardous Materials into waters on, under or adjacent to the Property or any part thereof or any other real property owned and/or occupied by Grantor, or onto lands from which such Hazardous Materials might seep, flow or drain into such waters, except as disclosed in the Environmental Report.

(c)           Grantor shall not permit any Hazardous Materials to be handled, buried, stored, retained, refined, transported, processed, manufactured, generated, produced, spilled, allowed to seep, leak, escape or leach, or to be pumped, poured, emitted, emptied, discharged, injected, dumped, transferred or otherwise disposed of or dealt with on, under, to or from the Property or any portion thereof at any time, except for use and storage for use of heating oil, ordinary cleaning fluids, pesticides and other substances customarily used in the operation of properties that are being used for the same purposes as the Property is presently being used, provided such use and/or storage for use is in compliance with the requirements hereof and the other Loan Documents and does not give rise to liability under applicable Legal Requirements or be the basis for a lien against the Property or any part thereof.

(d)           Grantor represents and warrants that no actions, suits, or proceedings have been commenced, or are pending, or to the best knowledge of Grantor, are threatened with respect to any Legal Requirement governing the use, manufacture, storage, treatment, transportation, or processing of Hazardous Materials with respect to the Property or any part thereof.  Grantor has received no notice of, and, except as disclosed in the Environmental Report, after due inquiry, has no knowledge of any fact, condition, occurrence or circumstance which with notice or passage of time or both would give rise to a claim under or pursuant to any Environmental Statute pertaining to Hazardous Materials on, in, under or originating from the Property or any part thereof or any other real property owned or occupied by Grantor or arising out of the conduct of Grantor, including, without limitation, pursuant to any Environmental Statute.

(e)           Grantor has not waived any Person’s liability with regard to Hazardous Materials in, on, under or around the Property, nor has Grantor retained or assumed, contractually or by operation of law, any other Person’s liability relative to Hazardous Materials or any claim, action or proceeding relating thereto.

(f)            In the event that there shall be filed a lien against the Property or any part thereof pursuant to any Environmental Statute pertaining to Hazardous Materials, Grantor shall, within sixty (60) days or, in the event that the applicable Governmental Authority has commenced steps to cause the Premises or any part thereof to be sold pursuant to the lien, within fifteen (15) days, from the date that Grantor receives notice of such lien, either (i) pay the claim and remove the lien from the Property, or (ii) furnish (A) a bond satisfactory to Lender in the amount of the claim out of which the lien arises, (B) a cash deposit in the amount of the claim out of which the lien arises, or (C) other security reasonably satisfactory to Lender in an amount sufficient to discharge the claim out of which the lien arises.

(g)           Grantor represents and warrants that (i) except as disclosed in the Environmental Report, Grantor has no knowledge of any violation of any Environmental Statute or any Environmental Problem in connection with the Property,  nor has Grantor been requested or required by any Governmental Authority to perform any remedial activity or other responsive action in connection with any Environmental Problem and (ii) neither the Property nor any other property owned by Grantor is included or, to Grantor’s best knowledge, after due inquiry and investigation, proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency (the “EPA”) or on the inventory of other potential “Problem” sites issued by the EPA or has been identified by the EPA as a potential CERCLA site or included or, to Grantor’s knowledge, after due inquiry and investigation, proposed for inclusion on any list or inventory issued pursuant to any other Environmental Statute, if any, or issued by any other Governmental Authority.  Grantor covenants that Grantor will comply with all Environmental Statutes affecting or imposed upon Grantor or the Property.

(h)           Grantor covenants that it shall promptly notify Lender of the presence and/or release of any Hazardous Materials and of any request for information or any inspection of the Property or any part thereof by any Governmental Authority with respect to any Hazardous Materials and provide Lender with copies of such request and any response to any such request or inspection.  Grantor covenants that it shall, in compliance with applicable Legal Requirements, conduct and complete all investigations, studies, sampling and testing (and promptly shall provide Lender with copies of any such studies and the results of any such test) and all remedial, removal and other actions necessary to clean up and remove all Hazardous Materials in, on, over, under, from or affecting the Property or any part thereof in accordance with all such Legal Requirements applicable to the Property or any part thereof to the satisfaction of Lender.

(i)            Following the occurrence of an Event of Default hereunder, and without regard to whether Lender shall have taken possession of the Property or a receiver has been requested or appointed or any other right or remedy of Lender has or may be exercised hereunder or under any other Loan Document, Lender shall have the right (but no obligation) to conduct such investigations, studies, sampling and/or testing of the Property or any part thereof as Lender may, in its discretion, determine to conduct, relative to Hazardous Materials.  All costs and expenses incurred in connection therewith including, without limitation, consultants’ fees and disbursements and laboratory fees, shall constitute a part of the Debt and shall, upon demand by Lender, be immediately due and payable and shall bear interest at the Default Rate from the date so demanded by Lender until reimbursed.  Grantor shall, at its sole cost and expense, fully and expeditiously cooperate in all such investigations, studies, samplings and/or testings including, without limitation, providing all relevant information and making knowledgeable people available for interviews.

(j)            Grantor represents and warrants that all paint and painted surfaces existing within the interior or on the exterior of the Improvements are not flaking, peeling, cracking, blistering, or chipping, and do not contain lead or are maintained in a condition that prevents exposure of young children to lead-based paint, as of the date hereof, and that the current inspections, operation, and maintenance program at the Property with respect to lead-based paint is consistent with FNMA guidelines and sufficient to ensure that all painted surfaces within the Property shall be maintained in a condition that prevents exposure of tenants to lead-based paint.  To Grantor’s knowledge, there have been no claims for adverse health effects from exposure on the Property to lead-based paint or requests for the investigation, assessment or removal of lead-based paint at the Property.

(k)           Except as otherwise disclosed in the Environmental Report, Grantor represents and warrants that except in accordance with all applicable Environmental Statutes and as disclosed in the Environmental Report, (i) no underground treatment or storage tanks or pumps or water, gas, or oil wells are or have been located about the Property, (ii) no PCBs or transformers, capacitors, ballasts or other equipment that contain dielectric fluid containing PCBs are located about the Property, (iii) no insulating material containing urea formaldehyde is located about the Property and (iv) no asbestos-containing material is located about the Property.

Section 16.02.  Environmental Indemnification.  Grantor shall defend, indemnify and hold harmless the Indemnified Parties for, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, known or unknown, contingent or otherwise, whether incurred or imposed within or outside the judicial process, including, without limitation, reasonable attorneys’ and consultants’ fees and disbursements and investigations and laboratory fees arising out of, or in any way related to any Environmental Problem, including without limitation:

(a)           the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threat of release of any Hazardous Materials in, on, over, under, from or affecting the Property or any part thereof whether or not disclosed by the Environmental Report;

(b)           any personal injury (including wrongful death, disease or other health condition related to or caused by, in whole or in part, any Hazardous Materials) or property damage (real or personal) arising out of or related to any Hazardous Materials in, on, over, under, from or affecting the Property or any part thereof whether or not disclosed by the Environmental Report;

(c)           any action, suit or proceeding brought or threatened, settlement reached, or order of any Governmental Authority relating to such Hazardous Material whether or not disclosed by the Environmental Report; and/or

(d)           any violation of the provisions, covenants, representations or warranties of Section 16.01 hereof or of any Legal Requirement which is based on or in any way related to any Hazardous Materials in, on, over, under, from or affecting the Property or any part thereof including, without limitation, the cost of any work performed and materials furnished in order to comply therewith whether or not disclosed by the Environmental Report.

Notwithstanding the foregoing provisions of this Section 16.02 to the contrary, Grantor shall have no obligation to indemnify Lender for liabilities, claims, damages, penalties, causes of action, costs and expenses relative to the foregoing which result directly from Lender’s willful misconduct or gross negligence.  Any amounts payable to Lender by reason of the application of this Section 16.02 shall be secured by this Security Instrument and shall, upon demand by Lender, become immediately due and payable and shall bear interest at the Default Rate from the date so demanded by Lender until paid.

This indemnification shall survive the termination of this Security Instrument whether by repayment of the Debt, foreclosure or deed in lieu thereof, assignment, or otherwise.  The indemnity provided for in this Section 16.02 shall not be included in any exculpation of Grantor or its principals from personal liability provided for in this Security Instrument or in any of the other Loan Documents.  Nothing in this Section 16.02 shall be deemed to deprive Lender of any rights or remedies otherwise available to Lender, including, without limitation, those rights and remedies provided elsewhere in this Security Instrument or the other Loan Documents.

ARTICLE XVII:  ASSIGNMENTS

Section 17.01.  Participations and Assignments.  Lender shall have the right to assign this Security Instrument and/or any of the Loan Documents, and to transfer, assign or sell participations and subparticipations (including blind or undisclosed participations and subparticipations) in the Loan Documents and the obligations hereunder to any Person; provided, however, that no such participation shall increase, decrease or otherwise affect either Grantor’s or Lender’s obligations under this Security Instrument or the other Loan Documents.

ARTICLE XVIII:  MISCELLANEOUS

Section 18.01.  Right of Entry.  Lender and its agents shall have the right to enter and inspect the Property or any part thereof at all reasonable times, and, except in the event of an emergency, upon reasonable notice and to inspect Grantor’s books and records and to make abstracts and reproductions thereof.

Section 18.02.  Cumulative Rights.  The rights of Lender under this Security Instrument shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others.  No act of Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision.  Lender shall not be limited exclusively to the rights and remedies herein stated but shall be entitled, subject to the terms of this Security Instrument, to every right and remedy now or hereafter afforded by law.

Section 18.03.  Liability.  If Grantor consists of more than one Person, the obligations and liabilities of each such Person hereunder shall be joint and several.

Section 18.04.  Exhibits Incorporated.  The information set forth on the cover hereof, and the Exhibits annexed hereto, are hereby incorporated herein as a part of this Security Instrument with the same effect as if set forth in the body hereof.

Section 18.05.  Severable Provisions.  If any term, covenant or condition of the Loan Documents including, without limitation, the Note or this Security Instrument, is held to be invalid, illegal or unenforceable in any respect, such Loan Document shall be construed without such provision.

Section 18.06.  Duplicate Originals.  This Security Instrument may be executed in any number of duplicate originals and each such duplicate original shall be deemed to constitute but one and the same instrument.

Section 18.07.  No Oral Change.  The terms of this Security Instrument, together with the terms of the Note and the other Loan Documents constitute the entire understanding and agreement of the parties hereto and supersede all prior agreements, understandings and negotiations between Grantor and Lender with respect to the Loan.  This Security Instrument, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act on the part of Grantor or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

Section 18.08.  Waiver of Counterclaim, Etc.  BORROWER HEREBY WAIVES THE RIGHT TO ASSERT A COUNTERCLAIM, OTHER THAN A COMPULSORY COUNTERCLAIM, IN ANY ACTION OR PROCEEDING BROUGHT AGAINST IT BY LENDER OR ITS AGENTS, AND WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER OR IN ANY COUNTERCLAIM BORROWER MAY BE PERMITTED TO ASSERT HEREUNDER OR WHICH MAY BE ASSERTED BY LENDER OR ITS AGENTS, AGAINST BORROWER, OR IN ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS SECURITY INSTRUMENT OR THE DEBT.

Section 18.09.  Headings; Construction of Documents; etc.  The table of contents, headings and captions of various paragraphs of this Security Instrument are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.  Grantor acknowledges that it was represented by competent counsel in connection with the negotiation and drafting of this Security Instrument and the other Loan Documents and that neither this Security Instrument nor the other Loan Documents shall be subject to the principle of construing the meaning against the Person who drafted same.

Section 18.10.  Sole Discretion of Lender.  Whenever Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory shall be in the sole discretion of Lender and shall be final and conclusive, except as may be otherwise specifically provided herein.

Section 18.11.  Waiver of Notice.  Grantor shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Security Instrument specifically and expressly provides for the giving of notice by Lender to Grantor and except with respect to matters for which Grantor is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice.

Section 18.12.  Covenants Run with the Land.  All of the grants, covenants, terms, provisions and conditions herein shall run with the Premises, shall be binding upon Grantor and shall inure to the benefit of Lender, subsequent holders of this Security Instrument and their successors and assigns.  Without limitation to any provision hereof, the term “Grantor” shall include and refer to the borrower named herein, any subsequent owner of the Property, and its respective heirs, executors, legal representatives, successors and assigns.  The representations, warranties and agreements contained in this Security Instrument and the other Loan Documents are intended solely for the benefit of the parties hereto, shall confer no rights hereunder, whether legal or equitable, in any other Person and no other Person shall be entitled to rely thereon.

Section 18.13.  Applicable Law.  THIS SECURITY INSTRUMENT WAS NEGOTIATED IN NEW YORK, AND MADE BY BORROWER AND ACCEPTED BY LENDER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE WERE DISBURSED FROM NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.  THIS SECURITY INSTRUMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, PRIORITY, ENFORCEMENT AND FORECLOSURE OF THE LIENS AND SECURITY INTERESTS CREATED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PREMISES ARE LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS, AND THE DEBT OR OBLIGATIONS ARISING HEREUNDER.

Section 18.14.  Security Agreement.  (a)   (i)  This Security Instrument is both a real property mortgage, deed to secure debt or deed of trust, as applicable, and a “security agreement” within the meaning of the UCC.  The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Grantor in the Property.  This Security Instrument is filed as a fixture filing and covers goods which are or are to become fixtures on the Property.  Grantor by executing and delivering this Security Instrument has granted to Lender, as security for the Debt,  a security interest in the Property to the full extent that the Property may be subject to the UCC (said portion of the Property so subject to the UCC being called in this Section 18.14 the “Collateral”).  If an Event of Default shall occur, Lender, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the UCC, including, without limiting the generality of the foregoing, the right to take possession of the Collateral or any part thereof, and to take such other measures as Lender may deem necessary for the care, protection and preservation of the Collateral.  Upon request or demand of Lender following an Event of Default, Grantor shall, at its expense, assemble the Collateral and make it available to Lender at a convenient place acceptable to Lender.  Grantor shall pay to Lender on demand any and all expenses, including reasonable legal expenses and attorneys’ fees, incurred or paid by Lender in protecting its interest in the Collateral and in enforcing its rights hereunder with respect to the Collateral.  Any disposition pursuant to the UCC of so much of the Collateral as may constitute personal property shall be considered commercially reasonable if made pursuant to a public sale which is advertised at least twice in a newspaper in which sheriff’s sales are advertised in the county where the Premises is located.  Any notice of sale, disposition or other intended action by Lender with respect to the Collateral given to Grantor in accordance with the provisions hereof at least ten (10) days prior to such action, shall constitute reasonable notice to Grantor.  The proceeds of any disposition of the Collateral, or any part thereof, may be applied by Lender to the payment of the Debt in such priority and proportions as Lender in its discretion shall deem proper.  It is not necessary that the Collateral be present at any disposition thereof.  Lender shall have no obligation to clean-up or otherwise prepare the Collateral for disposition.

(ii)           The mention in a financing statement filed in the records normally pertaining to personal property of any portion of the Property shall not derogate from or impair in any manner the intention of this Security Instrument.  Lender hereby declares that all items of Collateral are part of the real property encumbered hereby to the fullest extent permitted by law, regardless of whether any such item is physically attached to the Improvements or whether serial numbers are used for the better identification of certain items.  Specifically, the mention in any such financing statement of any items included in the Property shall not be construed to alter, impair or impugn any rights of Lender as determined by this Security Instrument or the priority of Lender’s lien upon and security interest in the Property in the event that notice of Lender’s priority of interest as to any portion of the Property is required to be filed in accordance with the UCC to be effective against or take priority over the interest of any particular class of persons, including the federal government or any subdivision or instrumentality thereof.  No portion of the Collateral constitutes or is the proceeds of “Farm Products”, as defined in the UCC.

(iii)          If Grantor is at any time a beneficiary under a letter of credit now or hereafter issued in favor of Grantor, Grantor shall promptly notify Lender thereof and, at the request and option of Lender, Grantor shall, pursuant to an agreement in form and substance satisfactory to Lender, either (A) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to Lender of the proceeds of any drawing under the letter of credit or (B) arrange for Lender to become the transferee beneficiary of the letter of credit, with Lender agreeing, in each case, that the proceeds of any drawing under the letter to credit are to be applied as provided in this Security Instrument.

(iv)          Grantor and Lender acknowledge that for the purposes of Article 9 of the UCC, the law of the State of New York shall be the law of the jurisdiction of the bank in which the Central Account is located.

(v)           Lender may comply with any applicable Legal Requirements in connection with the disposition of the Collateral, and Lender’s compliance therewith will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(vi)          Lender may sell the Collateral without giving any warranties as to the Collateral. Lender may specifically disclaim any warranties of title, possession, quiet enjoyment or the like.  This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(vii)         If Lender sells any of the Collateral upon credit, Grantor will be credited only with payments actually made by the purchaser, received by Lender and applied to the indebtedness of Grantor.  In the event the purchaser of the Collateral fails to fully pay for the Collateral, Lender may resell the Collateral and Grantor will be credited with the proceeds of such sale.

(b)           Grantor hereby irrevocably appoints Lender as its attorney-in-fact, coupled with an interest, to file with the appropriate public office on its behalf any financing or other statements signed only by Lender, as secured party, or, to the extent permitted under the UCC, unsigned, in connection with the Collateral covered by this Security Instrument.

Section 18.15.  Actions and Proceedings.  Lender has the right to appear in and defend any action or proceeding brought with respect to the Property in its own name or, if required by Legal Requirements or, if in Lender’s reasonable judgment, it is necessary, in the name and on behalf of Grantor, which Lender believes will adversely affect the Property or this Security Instrument and to bring any action or proceedings, in its name or in the name and on behalf of Grantor, which Lender, in its discretion, decides should be brought to protect its interest in the Property.

Section 18.16.  Usury Laws.  This Security Instrument and the Note are subject to the express condition, and it is the expressed intent of the parties, that at no time shall Grantor be obligated or required to pay interest on the principal balance due under the Note at a rate which could subject the holder of the Note to either civil or criminal liability as a result of being in excess of the maximum interest rate which Grantor is permitted by law to contract or agree to pay.  If by the terms of this Security Instrument or the Note, Grantor is at any time required or obligated to pay interest on the principal balance due under the Note at a rate in excess of such maximum rate, such rate of interest shall be deemed to be immediately reduced to such  maximum rate and the interest payable shall be computed at such maximum rate and all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of the Note.  No application to the principal balance of the Note pursuant to this Section 18.16 shall give rise to any requirement to pay any prepayment fee or charge of any kind due hereunder, if any.

Section 18.17.  Remedies of Grantor.  In the event that a claim or adjudication is made that Lender has acted unreasonably or unreasonably delayed acting in any case where by law or under the Note, this Security Instrument or the Loan Documents, it has an obligation to act reasonably or promptly, Lender shall not be liable for any monetary damages, and Grantor’s remedies shall be limited to injunctive relief or declaratory judgment.

Section 18.18.  Offsets, Counterclaims and Defenses.  Any assignee of this Security Instrument, the Assignment and the Note shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to the Note, the Assignment or this Security Instrument which Grantor may otherwise have against any assignor of this Security Instrument, the Assignment and the Note and no such unrelated counterclaim or defense shall be interposed or asserted by Grantor in any action or proceeding brought by any such assignee upon this Security Instrument, the Assignment or the Note and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Grantor.

Section 18.19.  No Merger.  If Grantor’s and Lender’s estates become the same including, without limitation, upon the delivery of a deed by Grantor in lieu of a foreclosure sale, or upon a purchase of the Property by Lender in a foreclosure sale, this Security Instrument and the lien created hereby shall not be destroyed or terminated by the application of the doctrine of merger and in such event Lender shall continue to have and enjoy all of the rights and privileges of Lender as to the separate estates; and, as a consequence thereof, upon the foreclosure of the lien created by this Security Instrument, any Leases or subleases then existing and created by Grantor shall not be destroyed or terminated by application of the law of merger or as a result of such foreclosure unless Lender or any purchaser at any such foreclosure sale shall so elect.  No act by or on behalf of Lender or any such purchaser shall constitute a termination of any Lease or sublease unless Lender or such purchaser shall give written notice thereof to such lessee or sublessee.

Section 18.20.  Restoration of Rights.  In case Lender shall have proceeded to enforce any right under this Security Instrument by foreclosure sale, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely, then, in every such case, Grantor  and Lender shall be restored to their former positions and rights hereunder with respect to the Property subject to the lien hereof.

Section 18.21.  Waiver of Statute of Limitations.  The pleadings of any statute of limitations as a defense to any and all obligations secured by this Security Instrument are hereby waived to the full extent permitted by Legal Requirements.

Section 18.22.  Advances.  This Security Instrument shall cover any and all advances made pursuant to the Loan Documents, rearrangements and renewals of the Debt and all extensions in the time of payment thereof, even though such advances, extensions or renewals be evidenced by new promissory notes or other instruments hereafter executed and irrespective of whether filed or recorded.  Likewise, the execution of this Security Instrument shall not impair or affect any other security which may be given to secure the payment of the Debt, and all such additional security shall be considered as cumulative.  The taking of additional security, execution of partial releases of the security, or any extension of time of payment of the Debt shall not diminish the force, effect or lien of this Security Instrument and shall not affect or impair the liability of Grantor and shall not affect or impair the liability of any maker, surety, or endorser for the payment of the Debt.

Section 18.23.  Application of Default Rate Not a Waiver.  Application of the Default Rate shall not be deemed to constitute a waiver of any Default or Event of Default or any rights or remedies of Lender under this Security Instrument, any other Loan Document or applicable Legal Requirements, or a consent to any extension of time for the payment or performance of any obligation with respect to which the Default Rate may be invoked.

Section 18.24.  Intervening Lien.  To the fullest extent permitted by law, any agreement hereafter made pursuant to this Security Instrument shall be superior to the rights of the holder of any intervening lien.

Section 18.25.  No Joint Venture or Partnership.  Grantor and Lender intend that the relationship created hereunder be solely that of mortgagor and mortgagee or grantor and beneficiary or borrower and lender, as the case may be.  Nothing herein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Grantor and Lender nor to grant Lender any interest in the Property other than that of mortgagee, beneficiary or lender.

Section 18.26.  Time of the Essence.  Time shall be of the essence in the performance of all obligations of Grantor hereunder.

Section 18.27.  Grantor’s Obligations Absolute.  Grantor acknowledges that Lender and/or certain Affiliates of Lender are engaged in the business of financing, owning, operating, leasing, managing, and brokering real estate and in other business ventures which may be viewed as adverse to or competitive with the business, prospect, profits, operations or condition (financial or otherwise) of Grantor.  Except as set forth to the contrary in the Loan Documents, all sums payable by Grantor hereunder shall be paid without notice or demand, counterclaim, set-off, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and the obligations and liabilities of Grantor hereunder shall in no way be released, discharged, or otherwise affected (except as expressly provided herein) by reason of:  (a) any damage to or destruction of or any Taking of the Property or any portion thereof or any other Cross-collateralized Property; (b) any restriction or prevention of or interference with any use of the Property or any portion thereof or any other Cross-collateralized Property; (c) any title defect or encumbrance or any eviction from the Premises or any portion thereof by title paramount or otherwise; (d) any bankruptcy proceeding relating to Grantor, any General Partner, or any guarantor or indemnitor, or any action taken with respect to this Security Instrument or any other Loan Document by any trustee or receiver of Grantor or any other Cross-collateralized Borrower or any such General Partner, guarantor or indemnitor, or by any court, in any such proceeding; (e) any claim which Grantor has or might have against Lender; (f) any default or failure on the part of Lender to perform or comply with any of the terms hereof or of any other agreement with Grantor or any other Cross-collateralized Borrower; or (g) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not Grantor shall have notice or knowledge of any of the foregoing.

Section 18.28.  Publicity.  All promotional news releases, publicity or advertising by Manager, Grantor or their respective Affiliates through any media intended to reach the general public shall not refer to the Loan Documents or the financing evidenced by the Loan Documents, or to Lender or to any of its Affiliates without the prior written approval of Lender or such Affiliate, as applicable, in each instance, such approval not to be unreasonably withheld or delayed.  Lender shall be authorized to provide information relating to the Property, the Loan and matters relating thereto to rating agencies, underwriters, potential securities investors, auditors, regulatory authorities and to any Persons which may be entitled to such information by operation of law and may use basic transaction information (including, without limitation, the name of Grantor, the name and address of the Property and the Loan Amount) in press releases or other marketing materials.

Section 18.29.  Securitization Opinions.  In the event the Loan is included as an asset of a Securitization by Lender or any of its Affiliates, Grantor shall, within ten (10) Business Days after Lender’s written request therefor, at Grantor’s sole cost and expense, deliver opinions in form and substance and delivered by counsel reasonably acceptable to Lender and each Rating Agency, as may be reasonably required by Lender and/or the Rating Agency in connection with such securitization.  Grantor’s failure to deliver the opinions required hereby within such ten (10) Business Day period shall constitute an “Event of Default” hereunder.

Section 18.30.  Cooperation with Rating Agencies, etc.  Grantor covenants and agrees that in the event the Loan is to be included as an asset of a Securitization, Grantor  shall (a) gather any information reasonably required by each Rating Agency in connection with such a Securitization, (b) at Lender’s request, meet with representatives of each Rating Agency to discuss the business and operations of the Property, and (c) cooperate with the reasonable requests of each Rating Agency and Lender in connection with all of the foregoing as well as in connection with all other matters and the preparation of any offering documents with respect thereto, including, without limitation, entering into any amendments or modifications to this Security Instrument or to any other Loan Document which may be requested by Lender to conform to Rating Agency or market standards for a Securitization provided that no such modification shall modify (a) the interest rate payable under the Note, (b) the stated maturity of the Note, (c) the amortization of principal under the Note, (d) Section 18.32 hereof, (e) any other material economic term of the Loan or (f) any provision, the effect of which would materially increase Grantor’s obligations or materially decrease Grantor’s rights under the Loan Documents.  Grantor acknowledges that the information provided by Grantor to Lender may be incorporated into the offering documents for a Securitization and to the fullest extent permitted, Grantor irrevocably waives all rights, if any, to prohibit such disclosures including, without limitation, any right of privacy.  Lender and each Rating Agency shall be entitled to rely on the information supplied by, or on behalf of, Grantor and Grantor indemnifies and holds harmless the Indemnified Parties, their Affiliates and each Person who controls such Persons within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as same may be amended from time to time, for, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, known or unknown, contingent or otherwise, whether incurred or imposed within or outside the judicial process, including, without limitation, reasonable attorneys’ fees and disbursements that arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such information or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in such information or necessary in order to make the statements in such information, or in light of the circumstances under which they were made, not misleading.

Section 18.31.  Securitization Financials.  Grantor covenants and agrees that, upon Lender’s written request therefor in connection with a Securitization, Grantor shall, at Grantor’s sole cost and expense, promptly deliver (a) audited financial statements and related documentation prepared by an Independent certified public accountant that satisfy securities laws and requirements for use in a public registration statement (which may include up to three (3) years of historical audited financial statements) and (b) if, at the time one or more Disclosure Documents are being prepared in connection with a Securitization, Lender expects that Grantor alone or Grantor and one or more of its Affiliates collectively, or the Property alone or the Property and any other parcel(s) of real property, together with improvements thereon and personal property related thereto, that is “related”, within the meaning of the definition of Significant Obligor, to the Property (a “Related Property”) collectively, will be a Significant Obligor, Grantor shall furnish to Lender upon request (i) the selected financial data or, if applicable, net operating income, required under Item 1112(b)(1) of Regulation AB and meeting the requirements thereof, if Lender expects that the principal amount of the Loan, together with any loans made to an Affiliate of Grantor or secured by a Related Property that is included in a Securitization with the Loan (a “Related Loan”), as of the cut-off date for such Securitization may, or if the principal amount of the Loan together with any Related Loans as of the cut-off date for such Securitization and at any time during which the Loan and any Related Loans are included in a Securitization does, equal or exceed ten percent (10%) (but less than twenty percent (20%)) of the aggregate principal amount of all mortgage loans included or expected to be included, as applicable, in the Securitization or (ii) the financial statements required under Item 1112(b)(2) of Regulation AB and meeting the requirements thereof, if Lender expects that the principal amount of the Loan together with any Related Loans as of the cut-off date for such Securitization may, or if the principal amount of the Loan together with any Related Loans as of the cut-off date for such Securitization and at any time during which the Loan and any Related Loans are included in a Securitization does, equal or exceed twenty percent (20%) of the aggregate principal amount of all mortgage loans included or expected to be included, as applicable, in the Securitization.  Such financial data or financial statements shall be furnished to Lender within ten (10) Business Days after notice from Lender in connection with the preparation of Disclosure Documents for the Securitization and, with respect to the data or financial statements required pursuant to clause (b) hereof, (A) not later than thirty (30) days after the end of each fiscal quarter of Grantor and (B) not later than seventy-five (75) days after the end of each Fiscal Year; provided, however, that Grantor shall not be obligated to furnish financial data or financial statements pursuant to clauses (A) or (B) of this sentence with respect to any period for which a filing pursuant to the Securities Exchange Act of 1934 in connection with or relating to the Securitization is not required.

Section 18.32.  Exculpation.  Notwithstanding anything herein or in any other Loan Document to the contrary, except as otherwise set forth in this Section 18.32 to the contrary,

Lender shall not enforce the liability and obligation of Grantor or (a) if Grantor is a partnership, its constituent partners or any of their respective partners, (b) if Grantor is a trust, its beneficiaries or any of their respective Partners (as hereinafter defined), (c) if Grantor is a corporation, any of its shareholders, directors, principals, officers or employees, or (d) if Grantor is a limited liability company, any of its members (the Persons described in the foregoing clauses (a) - (d), as the case may be, are hereinafter referred to as the “Partners”) to perform and observe the obligations contained in this Security Instrument or any of the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Grantor or the Partners, except that Lender may bring a foreclosure action, action for specific performance, or other appropriate action or proceeding (including, without limitation, an action to obtain a deficiency judgment) solely for the purpose of enabling Lender to realize upon (i) Grantor’s interest in the Property, (ii) the Rent to the extent (x) received by Grantor (or received by its Partners) after the occurrence of an Event of Default, or (y) distributed to Grantor (or its Partners, but only to the extent received by its Partners) during or with respect to any period for which Grantor was required, but failed to deliver to Lender a Manager Certification accurate in all material respects confirming and certifying that all Operating Expenses with respect to the Property which had accrued as of the applicable date of such Manager Certification had been paid (or if same had not been paid, that Manager had taken adequate reserves therefor) (all Rent covered by clauses (x) and (y) being hereinafter referred to as the “Recourse Distributions”) and (iii) any other collateral given to Lender under the Loan Documents (the collateral described in the foregoing clauses (i) - (iii) is hereinafter referred to as the “Default Collateral”); provided, however, that any judgment in any such action or proceeding shall be enforceable against Grantor and the Partners only to the extent of any such Default Collateral.  The provisions of this Section shall not, however, (a) impair the validity of the Debt evidenced by the Note or in any way affect or impair the lien of this Security Instrument or any of the other Loan Documents or the right of Lender to foreclose this Security Instrument following the occurrence of an Event of Default; (b) impair the right of Lender to name Grantor as a party defendant in any action or suit for judicial foreclosure and sale under this Security Instrument; (c) affect the validity or enforceability of the Note, this Security Instrument, or any of the other Loan Documents, or impair the right of Lender to seek a personal judgment against Guarantor; (d) impair the right of Lender to obtain the appointment of a receiver; (e) impair the enforcement of the Assignment; (f) impair the right of Lender to bring suit for a monetary judgment with respect to fraud or material misrepresentation by Grantor, Guarantor or any Affiliate of Grantor or Guarantor in connection with this Security Instrument, the Note or the other Loan Documents, and the foregoing provisions shall not modify, diminish or discharge the liability of Grantor or the Partners with respect to same; (g) impair the right of Lender to bring suit for a monetary judgment to obtain the Recourse Distributions received by Grantor including, without limitation, the right to bring suit for a monetary judgement to proceed against any Partner, to the extent of any such Recourse Distributions theretofore distributed to and received by such Partner, and the foregoing provisions shall not modify, diminish or discharge the liability of Grantor or the Partners with respect to same; (h) impair the right of Lender to bring suit for a monetary judgment with respect to Grantor’s misappropriation of tenant security deposits or Rent, and the foregoing provisions shall not modify, diminish or discharge the liability of Grantor or the Partners with respect to same; (i) impair the right of Lender to obtain Loss Proceeds due to Lender pursuant to this Security Instrument; (j) impair the right of Lender to enforce the provisions of Sections 2.02(g), 12.01, 16.01 or 16.02, inclusive of this Security Instrument, even after repayment in full by Grantor of the Debt or to bring suit for a monetary judgment against Grantor or the Partners with respect to any obligation set forth in said Sections; (k) prevent or in any way hinder Lender from exercising, or constitute a defense, or counterclaim, or other basis for relief in respect of the exercise of, any other remedy against any or all of the collateral securing the Note as provided in the Loan Documents; (l) impair the right of Lender to bring suit for a monetary judgment with respect to any misappropriation or conversion of Loss Proceeds, and the foregoing provisions shall not modify, diminish or discharge the liability of Grantor or the Partners with respect to same; (m) impair the right of Lender to sue for, seek or demand a deficiency judgment against Grantor solely for the purpose of foreclosing the Property or any part thereof, or realizing upon the Default Collateral; provided, however, that any such deficiency judgment referred to in this clause (m) shall be enforceable against Grantor and the Partners (but only to the extent distributed to and actually received by such Partner) only to the extent of any of the Default Collateral; (n) impair the ability of Lender to bring suit for a monetary judgment with respect to damage, arson or waste to or of the Property by Grantor, Guarantor or any Affiliate of Grantor or Guarantor; (o) impair the right of Lender to bring a suit for a monetary judgment in the event of the exercise of any right or remedy under any federal, state or local forfeiture laws resulting in the loss of the lien of this Security Instrument, or the priority thereof, against the Property; (p) be deemed a waiver of any right which Lender may have under Sections 506(a), 506(b), 1111(b) or any other provision of the Bankruptcy Code to file a claim for the full amount of the Debt or to require that all collateral shall continue to secure all of the Debt; (q) impair the right of Lender to bring suit for monetary judgment with respect to any losses resulting from any claims, actions or proceedings initiated by Grantor (or any Affiliate of Grantor) alleging that the relationship of Grantor and Lender is that of joint venturers, partners, tenants in common, joint tenants or any relationship other than that of debtor and creditor; (r) impair the right of Lender to bring suit for a monetary judgment in the event of a Transfer in violation of the provisions of Article IX hereof; (s) impair the right of Lender to bring suit for a monetary judgment in the event that Grantor moves its principal place of business or its books and records relating to the Property which are governed by the UCC, or changes its name, its jurisdiction of organization, type of organization or other legal structure or, if it has one, organizational identification number, without first giving Lender thirty (30) days prior written notice or (t) impair the right of Lender to bring suit for a monetary judgment in the event that Grantor changes its name or otherwise does anything which would make the information set forth in any UCC Financing Statements relating to the Property materially misleading without giving Lender thirty (30) days prior written notice thereof.  The provisions of this Section 18.32 shall be inapplicable to Grantor if (a) any proceeding, action, petition or filing under the Bankruptcy Code, or any similar state or federal law now or hereafter in effect relating to bankruptcy, reorganization or insolvency, or the arrangement or adjustment of debts, shall be filed by or consented to by Grantor or, if Grantor colluded in such filing, or if Grantor shall institute any proceeding for its dissolution or liquidation, or shall make an assignment for the benefit of creditors or (b) Grantor or any Affiliate contests or in any material way interferes with, directly or indirectly (collectively, a “Contest”) any foreclosure action, UCC sale or other material remedy exercised by Lender upon the occurrence of any Event of Default whether by making any motion, bringing any counterclaim, claiming any defense, seeking any injunction or other restraint, commencing any action, or otherwise (provided that if any such Person obtains a non-appealable order successfully asserting a Contest, Grantor shall have no liability under this clause (b)), in which event Lender shall have recourse against all of the assets of Grantor including, without limitation, any right, title and interest of Grantor in and to the Property, any partnership interests in Grantor and any Recourse Distributions received by the Partners of Grantor (but excluding the other assets of such Partners to the extent Lender would not have had recourse thereto other than in accordance with the provisions of this Section 18.32).

Section 18.33.  Component Notes.  Lender, without in any way limiting Lender’s other rights hereunder, in its sole and absolute discretion, shall have the right at any time to require Grantor to execute and deliver “component” notes (including senior and junior notes), which notes may be paid in such order of priority as may be designated by Lender, provided that (a) the aggregate principal amount of such “component” notes shall equal the outstanding principal balance of the Loan immediately prior to the creation of such “component” notes, (b) the weighted average interest rate of all such “component” notes shall on the date created equal the interest rate which was applicable to the Loan immediately prior to the creation of such “component” notes, (c) the debt service payments on all such “component” notes shall on the date created equal the debt service payment which was due under the Loan immediately prior to the creation of such component notes and (d) the other terms and provisions of each of the “component” notes shall be identical in substance and substantially similar in form to the Loan Documents.  Grantor shall cooperate with all reasonable requests of Lender in order to establish the “component” notes and shall execute and deliver such documents as shall reasonably be required by Lender in connection therewith, all in form and substance reasonably satisfactory to Lender, including, without limitation, the severance of security documents if requested.  It shall be an Event of Default if Grantor fails to comply with any of the terms, covenants or conditions of this Section 18.33 after the expiration of ten (10) Business Days after notice thereof.

Section 18.34.  Substitution of the Property.  Subject to the terms and conditions set forth in this Section 18.34, Grantor shall have the one (1) time right to obtain a release of the lien of this Security Instrument (and the related Loan Documents) encumbering the Property (for purposes of this section only, hereinafter referred to as, “Substituted Property”) by substituting therefor its fee interest in another first class “upscale” hotel property of like kind and quality (which shall include, among other things, the franchise name and franchise system of the hotel currently being operated at the Substituted Property, the geographic diversity of the Substituted Property vis-à-vis the Cross-collateralized Properties, and markets and submarkets with, among other similarities, similar demographics, employment rates, vacancy rates, populations, absorption trends, accessibility and visibility and projected new rooms or renovations) acquired by Grantor (individually, a “Replacement Property” and collectively, the “Replacement Properties”). In addition, any such substitution shall be subject, in each case, to the satisfaction of the following conditions precedent: No Event of Default shall have occurred and be continuing and Lender shall have received a certificate from Grantor which would be acceptable to a prudent institutional Lender, effectuating a substitution in connection with a mortgage loan similar to the Loan confirming the foregoing.

(a)           Grantor shall have given Lender at least sixty (60) days prior written notice of its election to substitute the Substituted Property.

(b)           Grantor shall have paid to Lender a processing fee in an amount equal to $20,000.

(c)           Lender shall have received an MAI appraisal of the Replacement Property which would be acceptable to a prudent Institutional Lender originating a mortgage loan for its own portfolio which is similar to the Loan and dated no more than forty-five (45) days prior to the substitution by an appraiser acceptable to Lender, indicating a value of the Replacement Property that is at least equal to one hundred five percent (105%) of the value of the Substituted Property as of (i) the date hereof or (ii) the date immediately preceding the substitution, whichever is greater.

(d)           The Net Operating Income for the Replacement Property for each of the three (3) years immediately preceding the substitution must be equal to or greater than the Net Operating Income of the Substituted Property for each of those three (3) years.

(e)           After giving effect to the substitution, the Aggregate Debt Service Coverage is at least equal to the greater of (i) the Aggregate Debt Service Coverage as of the Closing Date or (ii) the Aggregate Debt Service Coverage as of the date immediately preceding the substitution.

(f)            Lender shall have received a phase 1 environmental report and, if recommended under the phase 1 environmental report, a phase 2 environmental report from a nationally recognized environmental consultant approved by Lender not less than forty-five (45) days prior to such release and substitution, which conclude that the Replacement Property does not contain any Hazardous Materials (except for cleaning and other products used in connection with the routine maintenance or repair of the Replacement Property or the operation thereof as a first class “upscale” hotel in full compliance with Environmental Statutes), is not subject to any risk of contamination from any off-site Hazardous Materials, and is not in violation of any Environmental Statutes.

(g)           Lender shall have received a physical conditions report with respect to the Replacement Property from a nationally recognized structural consultant approved by Lender in a form recognized and approved by Lender not less than forty-five (45) days prior to such release and substitution stating that the Replacement Property and its use comply in all respects with all applicable Legal Requirements (including, without limitation, zoning, subdivision and building laws) and that the Replacement Property is in good condition and repair and free of damage or waste.  If compliance with any Legal Requirements is not addressed by the physical conditions report, such compliance shall be confirmed by delivery to Lender of a certificate of an architect licensed in the State in which the Replacement Property is located, a letter from the municipality in which such Replacement Property is located, a certificate of a surveyor that is licensed in the State in which the Replacement Property is located (with respect to Development Laws and Use Requirements), an ALTA 3.1 zoning endorsement to the title insurance policy delivered pursuant to clause (l) below (with respect to zoning laws) or a subdivision endorsement to the title insurance policy delivered pursuant to clause (m) below (with respect to subdivision laws) to the extent such endorsements are available in the jurisdiction in which the Replacement Property is located. If the physical conditions report recommends that any repairs be made with respect to the Replacement Property, such physical conditions report shall either (i) include an estimate of the cost of such recommended repairs (in which case Grantor shall deposit into the Engineering

Escrow Sub-Account an amount equal to one hundred twenty-five percent (125%) of such estimated cost), or (ii) state the specific amounts that need to be reserved over time in order to meet the requirements of such replacements, but in no event less than four percent (4%) of gross revenues of the Property (in which case Grantor shall deposit such reserves into the Recurring Replacement Reserve Sub-Account on a monthly basis).  Grantor covenants to undertake any repairs, cleanup or remediation indicated in the physical conditions report before the earlier of (i) the time required by applicable Legal Requirements or (ii) the time recommended in the physical conditions report (not to exceed twelve (12) months).

(h)           Lender shall have received annual operating statements and occupancy statements for the Replacement Property for the three (3) most recently completed Fiscal Years and a current operating statement for the Substituted Property. Each of the statements required under this clause (i) shall be certified to Lender as being true and correct and accompanied by a certificate from Grantor certifying that there has been no adverse change in the financial condition of the Replacement Property since the date of such operating statements.

(i)            Lender shall have received (i) a copy of a deed conveying all of Grantor’s right, title and interest in and to the Substituted Property to a Person other than an Affiliate of Grantor in a bona fide arms’ length transaction, (ii) a copy of a deed conveying all of Replacement Property owner’s right, title and interest in and to the Replacement Property to Grantor in a bona fide arms’ length transaction, (iii) evidence that the Replacement Property owner is (x) Solvent at the time of the transfer of the Replacement Property, and (y) not an Affiliate of Grantor and (z) a letter from Grantor countersigned by a title insurance company acknowledging receipt of (1) the deeds and agreeing to record such deeds in the appropriate real estate records for the respective counties in which the Substituted Property and Replacement Property are located and (2) all required transfer taxes or charges and recording fees or other applicable fees and charges.

(j)            Grantor shall have executed, acknowledged and delivered to Lender (i) a mortgage, an assignment of leases and rents and two (2) UCC financing statements with respect to the Replacement Property, together with a letter from Grantor countersigned by a title insurance company acknowledging receipt of such mortgage, assignment of leases and rents and UCC-1 financing statements and agreeing to record or file, as applicable, such mortgage, assignment of leases and rents and one of the UCC-1 financing statements in the real estate records for the county in which the Replacement Property is located and to file one of the UCC-1 financing statements in the office of the Secretary of State of the State in which the Grantor is located, so as to effectively create upon such recording and filing valid and enforceable liens upon the Replacement Property, of first priority, in favor of Lender (or such other trustee as may be desired under local law), subject only to the Permitted Encumbrances and such other liens as are permitted pursuant to the Loan Documents, (ii) an environmental indemnity with respect to the Replacement Property, (iii) written confirmation from each Guarantor regarding such substitution, (iv) modifications to the Loan Documents as a prudent Institutional Lender would require when effectuating a substitution in connection with a mortgage loan similar to the Loan which such Institutional Lender has originated for its own portfolio.  The mortgage, assignment of leases and rents, UCC-1 financing statements and environmental indemnity shall be the same in form and substance as the counterparts of such documents executed and delivered with respect to the Substituted Property subject to modifications reflecting the Replacement Property as the property that is the subject of such documents and such modifications reflecting the laws of the State in which the Replacement Property is located as shall be recommended by the counsel admitted to practice in such state and delivering the opinion as to the enforceability of such documents required pursuant to clause (q) below. The mortgage encumbering the Replacement Property shall be cross-defaulted and cross-collateralized with the Cross-collateralized Mortgages encumbering the Cross-collateralized Properties.  The mortgage encumbering the Replacement Property shall secure all amounts evidenced by the Note.  The amount of the Loan allocated to the Replacement Property (such amount being hereinafter referred to as the “Substitute Allocated Loan Amount”) shall equal the Allocated Loan Amount of the Substituted Property.

(k)           Lender shall have received (i) a “tie-in” or similar endorsement to each title insurance policy insuring the lien of the existing Cross-collateralized Mortgages as of the date of the substitution available with respect to the title insurance policy insuring the lien of the mortgage with respect to the Replacement Property, (ii) a title insurance policy (or a marked, signed and redated commitment to issue such title insurance policy) insuring the lien of the mortgage encumbering the Replacement Property, issued by the title company that issued the title insurance policies insuring the liens of the Cross-collateralized Mortgages encumbering the applicable Cross-collateralized Properties and dated as of the date of the substitution, with reinsurance and direct access agreements that replace such agreements issued in connection with the title insurance policy insuring the lien of the Cross-collateralized Mortgage encumbering the Substituted Property, to the extent such agreements are available in the State in which the Replacement Property is located, and (iii) reasonably requested endorsements to the title policies delivered to Lender in connection with the Cross-collateralized Mortgages to reflect the substitution.  The title insurance policy issued with respect to the Replacement Property shall (i) provide coverage in the amount of the substitute release amount if the “tie-in” or similar endorsement described above is available or, if such endorsement is not available, in an amount equal to one hundred twenty-five percent (125%) of the value of Replacement Property, (ii) insure Lender that the mortgage creates a valid first lien on the Replacement Property encumbered thereby, free and clear of all exceptions from coverage other than Permitted Encumbrances and standard exceptions and exclusions from coverage (as modified by the terms of any endorsements), (iii) contain such endorsements and affirmative coverages as are contained in each title insurance policy insuring the lien of the existing Cross-collateralized Mortgages and (iv) name Lender as the insured. Lender also shall have received copies of paid receipts showing that all premiums in respect of such endorsements and title insurance policies have been paid.

(l)            Lender shall have received (i) an endorsement to the title insurance policy insuring the lien of the mortgage encumbering the Replacement Property insuring that the Replacement Property constitutes a separate tax lot or, if such an endorsement is not available in the state in which the Replacement Property is located, a letter from the title insurance company issuing such title insurance policy stating that the substitute policy constitutes a separate tax lot or (ii) a letter from the appropriate taxing authority stating that the Replacement Property constitutes a separate tax lot.

(m)          Lender shall have received a current title survey for the Replacement Property, certified to the title company and Lender and their successors and assigns, in the same form and having the same content as the certification of the survey of the Substituted Property prepared by a professional land surveyor licensed in the State in which the Replacement Property is located in accordance with the 1999 minimum standard detail requirements for ALTA/ACSM land title surveys, including items 2, 3, 4, 6, 7, 8, 9, 10, 11 and 13 from Table A. Such survey shall reflect the same legal description contained in the title insurance policy relating to the Replacement Property and shall include, among other things, a metes and bounds description of the real property comprising part of such Replacement Property. The surveyor’s seal shall be affixed to each survey and each survey shall certify that the surveyed property is not located in a “one-hundred-year flood hazard area.”

(n)           Lender shall have received valid certificates of insurance indicating that the requirements for the policies of insurance required for the Substituted Property hereunder have been satisfied with respect to the Replacement Property and evidence of the payment of all premiums payable for the existing policy period.

(o)           Grantor shall deliver or cause to be delivered to Lender (i) updates certified by Grantor of all organizational documentation related to Grantor and/or the formation, structure, existence, good standing and/or qualification to do business delivered to Lender in connection with the closing date; (ii) good standing certificates, certificates of qualification to do business in the State in which the Replacement Property is located (if required in such State) and (iii) if applicable, resolutions of the General Partner authorizing the substitution and any actions taken in connection with such substitution.

(p)           Lender shall have received the following opinions of Grantor’s counsel, all of which shall be in form and substance which would be acceptable to a prudent Institutional Lender originating a mortgage loan for its own portfolio which is similar to the Loan: (i) an opinion of counsel admitted to practice under the laws of the State in which the Replacement Property and, as applicable, the Cross-collateralized Properties, are located stating that the Loan Documents delivered with respect to the Replacement Property and, as applicable, the Cross-collateralized Properties, pursuant to clause (k) above are valid and enforceable in accordance with their terms, subject to the laws applicable to creditors’ rights and equitable principles, and that Grantor is qualified to do business and in good standing under the laws of the jurisdiction where the Replacement Property and, as applicable, the Cross-collateralized Properties, are located or that Grantor is not required by applicable law to qualify to do business in such jurisdiction; (ii) an opinion of counsel stating that the loan documents delivered pursuant to clause (k) above were duly authorized, executed and delivered by Grantor and that, to the best of Grantor’s counsel’s knowledge, the execution and delivery of such loan documents and the performance by Grantor of its obligations thereunder will not cause a breach of, or a default under, any agreement, document or instrument to which Grantor is a party or to which it or its properties are bound; (iii) an opinion of counsel stating that subjecting the Replacement Property to the lien of the related mortgage and the execution and delivery of the related loan documents does not and will not affect or impair the ability of Lender to enforce its remedies under all of the Loan Documents or to realize the benefits of the cross-collateralization provided for thereunder;

(iv) an update of the insolvency opinion indicating that the substitution does not affect the opinions set forth therein; (v) an opinion of counsel stating that the substitution and the related transactions do not constitute a fraudulent conveyance under applicable bankruptcy and insolvency laws; (vi) an opinion of counsel stating that the substitution does not constitute a “significant modification” of the Loan or “deemed exchange” of the Note under Treasury Regulation Section 1.860G-2(b) or otherwise cause any “real estate mortgage investment conduit” within the meaning of Section 860D of the Code (“REMIC”) to fail to maintain its status as a REMIC as a result of such substitution and (vii) such other opinions as a prudent Institutional Lender holding a mortgage loan in a REMIC which is similar to the Loan would require.

(q)           Lender shall have received copies of all tenant leases affecting the Replacement Property certified by Grantor as being true and correct. Lender shall have received a current rent roll of the Replacement Property certified by Grantor as being true and correct.

(r)            Grantor shall have delivered to Lender estoppel certificates from any lessee and other tenants of the Replacement Property. All such estoppel certificates shall indicate, among other things, that (i) the subject lease is a valid and binding obligation of the tenant thereunder, (ii) there are no defaults under such lease on the part of the landlord or tenant thereunder, (iii) the tenant thereunder has no defense or offset to the payment of rent under such leases, (iv) no rent under such lease has been paid more than one (1) month in advance, (v) the tenant thereunder has no option or right of first refusal under such lease to purchase all or any portion of the Replacement Property and (vi) all tenant improvement work required under such lease has been completed and the tenant under such lease is in actual occupancy of its leased premises.

(s)           Lender shall have received subordination, nondisturbance and attornment agreements on Lender’s then current form with respect to any leases which are not subordinate by their terms to the mortgage with respect to the Replacement Property.

(t)            Lender shall have received and approved each Operating Lease, lessee, thereunder, and the management agreement and manager relating to the Replacement Property.

(u)           Lender shall have received copies of all contracts and agreements relating to the leasing and operation of the Replacement Property together with a certification of Grantor attached to each such contract or agreement certifying that the attached copy is a true and correct copy of such contract or agreement and all amendments thereto.

(v)           Lender shall have received such other and further approvals, opinions, documents and information in connection with the substitution as a prudent Institutional Lender originating a mortgage loan for its own portfolio similar to the Loan would require.

(w)          If the Loan is part of a Securitization and the Property is one of the ten (10) largest Cross-collateralized Properties (by Allocated Loan Amount as of the Closing Date) or if more than ten percent (10%) in the aggregate (by Loan principal balance) has been or is proposed to be substituted, the Rating Agencies shall have confirmed in writing that any rating issued by the Rating Agencies in connection with the Securitization will not, as a result of the proposed substitution, be downgraded from the current ratings thereof, qualified or withdrawn.

(x)            If the Loan is not part of a Securitization, the Replacement Property shall be acceptable to Lender in all respects in its sole discretion.

(y)           Grantor shall have paid or reimbursed Lender for all third party out-of-pocket costs and expenses incurred by Lender (including, without limitation, reasonable attorneys fees and disbursements) in connection with the substitution and Grantor shall have paid all Ratings Agency fees, recording charges, filing fees, taxes and other expenses (including, without limitation, mortgage and intangibles taxes and documentary stamp taxes) payable in connection with the substitution.

(z)            Grantor shall submit to Lender, not less than thirty (30) days prior to the date of such substitution, a release of lien for the Substituted Property for execution by Lender which is in a form appropriate for the jurisdiction in which the Substituted Property is located.

(aa)         On or prior to the date of substitution, Grantor shall deliver an Officer’s Certificate dated as of the date of substitution certifying that the requirements set forth in this Section 18.34 have been satisfied.

Upon the satisfaction of the foregoing conditions precedent, as determined by Lender, Lender will release its lien from the Substituted Property and the Replacement Property shall be deemed to be the Property for purposes of the Cross-collateralized Mortgages and the Allocated Loan Amount with respect to the Substituted Property shall be deemed to be the Allocated Loan with respect to the Replacement Property for all purposes hereunder.

Section 18.35.  Certain Matters Relating to Property Located in the State of Florida.  With respect to the Property which is located in the State of Florida, notwithstanding anything contained herein to the contrary:

(a)           It is agreed that, in addition to existing indebtedness, any future advances made by the then holder of the Note to or for the benefit of Grantor or Grantor’s permitted assignees, whether such advances are obligatory or are made at the option of Lender, or otherwise, at any time within twenty (20) years from the date of this Security Instrument, with interest thereon at the rate agreed upon at the time of each additional loan or advance, shall be equally secured with and have the same priority as the Debt and be subject to all of the terms and provisions of this Security Instrument, whether or not such additional loan or advance is evidenced by a promissory note of Grantor and whether or not identified by a recital that it is secured by this Security Instrument; provided that, although the total amount of the indebtedness that may be secured may decrease to zero from time to time or may increase from time to time, the aggregate amount of outstanding Debt so secured at any one time shall not exceed the sum of two (2) times the Loan Amount, plus interest and disbursements made for the payment of taxes, levies or insurance on the Property with interest on such disbursements.  It is understood and agreed that this future advance provision shall not be construed to obligate Lender to make any such additional loans or advances.  It is further agreed that any additional note or notes executed and delivered under this future advance provision shall be included in the words “Note” or “Debt” wherever either appears in the context of this Security Instrument.  Grantor, for itself and its successors in title and its successors and permitted assigns, hereby expressly waives and relinquishes any rights granted under Section 697.04 of the Florida Statutes, or otherwise, to limit the amount of indebtedness that may be secured by this Security Instrument at any time during the term of this Security Instrument.  Grantor further covenants not to file for record any notice limiting the maximum principal amount that may be secured by this Security Instrument and agrees that any such notice, if filed, shall be null and void; and except as hereinafter provided, of no effect.  In the event that, notwithstanding the foregoing covenant, Grantor or its successor in title files for record any notice limiting the maximum principal amount that may be secured by this Security Instrument in violation of the foregoing covenant, the Debt shall, at the option of Lender, become immediately due and payable.

(b)           Notwithstanding anything to the contrary contained in this Security Instrument, Lender shall comply with the requirements of Section 501.137. Florida Statutes, as applicable, with respect to the payment of Impositions and insurance premiums from the Basic Carrying Costs Sub-Account so that the maximum tax discount available may be obtained with regard to the Premises and so that insurance coverage on the Property does not lapse.

(c)           The assignment of leases and rents contained in this Security Instrument is intended to provide Lender with all the rights and remedies of lenders pursuant to Section 697.07 of the Florida Statutes (hereinafter “Section 697.07”), as may be amended from time to time.  However, in no event shall this reference diminish, alter, impair, or affect any other rights and remedies of Lender, including but not limited to, the appointment of a receiver as provided herein, nor shall any provision in this Section diminish, alter, impair or affect any rights or powers of the receiver in law or equity or as set forth herein.  In addition, this assignment shall be fully operative without regard to value of the Property or without regard to the adequacy of the Property to serve as security for the obligations owed by Grantor to Lender, and shall be in addition to any rights arising under Section 697.07.  Further, except for the notices required hereunder, if any, Grantor waives any notice of default or demand for turnover of rents by Lender, together with any rights under Section 697.07 to apply to a court to deposit the Rents into the registry of the court or such other depository as the court may designate.

Section 18.36.  Certain Matters Relating to Property Located in the State of Illinois.  With respect to the Property which is located in the State of Illinois, notwithstanding anything contained herein to the contrary:

(a)           COMPLIANCE WITH ILLINOIS MORTGAGE FORECLOSURE LAW.

If any provision in this Security Instrument is determined to be inconsistent with any provision of the Illinois Mortgage Foreclosure Law (735 ILCS 5/15-1101 et seq., as amended) (the “IMFL”), the provisions of the IMFL shall take precedence over the provisions of this Security Instrument, but shall not invalidate or render unenforceable any other provisions of this Security Instrument that can be construed in a manner consistent with the IMFL.

If any provision of this Security Instrument shall grant to Lender any rights or remedies upon an Event of Default which are more limited than the rights that would otherwise be vested in Lender under the IMFL in the absence of such provision, Lender shall be vested with the rights granted in the IMFL to the full extent permitted by law.

Without limiting the generality of the foregoing, all expenses incurred by Lender to the extent reimbursable under Sections 15-1510 and 15-1512 of the IMFL, whether incurred before or after any decree or judgment of foreclosure, and whether enumerated in this Security Instrument, shall be added to the Debt secured by this Security Instrument or by the judgment of foreclosure.

Without limiting the generality of the foregoing, this Security Instrument also secures all future advances made pursuant to the terms of this Security Instrument or the other Loan Documents made after this Security Instrument is recorded, including but not limited to all monies so advanced by Lender in accordance with the terms of this Security Instrument to (A) preserve or restore the Property, (B) preserve the lien of this Security Instrument or the priority thereof or (C) enforce this Security Instrument, and, to the full extent permitted by Subsection (b)(5) of Section 15-1302 of the IMFL or other law, shall be a lien from the time this Security Instrument is recorded.

(b)           WAIVER OF STATUTORY RIGHTS.  GRANTOR ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS SECURITY INSTRUMENT IS A PART IS A TRANSACTION WHICH DOES NOT INCLUDE EITHER AGRICULTURAL REAL ESTATE (AS DEFINED IN SECTION 15-1201 OF THE IMFL), OR RESIDENTIAL REAL ESTATE (AS DEFINED IN SECTION 15-1219 OF THE IMFL), AND TO THE FULL EXTENT PERMITTED BY LAW, VOLUNTARILY AND KNOWINGLY WAIVES GRANTOR’S RIGHTS TO REINSTATEMENT AND REDEMPTION AS ALLOWED UNDER SECTION 15-1601(B) OF THE IMFL, AND TO THE FULL EXTENT PERMITTED BY LAW, THE BENEFITS OF ALL PRESENT AND FUTURE VALUATION, APPRAISEMENT, HOMESTEAD, EXEMPTION, STAY, REDEMPTION AND MORATORIUM LAWS UNDER ANY STATE OR FEDERAL LAW.

(c)           FIXTURE FILING.  THIS INSTRUMENT IS EFFECTIVE AND SHALL BE EFFECTIVE AS A FINANCING STATEMENT FILED AS A FIXTURE FILING WITH RESPECT TO ALL GOODS WHICH ARE OR ARE TO BECOME FIXTURES INCLUDED WITHIN THE PROPERTY AND IS TO BE FILED FOR RECORD OR REGISTERED IN THE REAL ESTATE RECORDS OF THE COUNTY IN WHICH THE PREMISES IS LOCATED.  THE ADDRESS OF LENDER [SECURED PARTY] AND THE MAILING ADDRESS OF BORROWER [DEBTOR] ARE SET FORTH WITHIN.  A PHOTOGRAPHIC OR OTHER REPRODUCTION OF THIS INSTRUMENT OR ANY FINANCING STATEMENT RELATING TO THIS INSTRUMENT SHALL BE SUFFICIENT AS A FINANCING STATEMENT.

(d)           MAXIMUM AMOUNT SECURED.  Grantor and Lender intend that this Security Instrument shall secure not only sums advanced as of the date hereof but also all advances provided for in the Loan Documents; provided however that the maximum amount secured by this Security Instrument shall in no event exceed two (2) times the Loan Amount.

(e)           BUSINESS LOAN.  Grantor represents and agrees that the obligations secured hereby constitute a business loan within the purview of such paragraph 1(c) of Section 4 of the Illinois Interest Act, 815 ILCS 205/1 et seq., as amended, transacted solely for the purpose of carrying on or acquiring the business of Grantor, and also constitutes a loan secured by a mortgage which comes within the purview of subparagraph 1(l) of said Section.

(f)            MATURITY DATE.  The maturity date of the Loan is the Payment Date occurring in                    , subject to any extensions provided in the Note.

(g)           MORTGAGEE-IN-POSSESSION.  In addition to any provision of this Security Instrument authorizing Lender to take or be placed in possession of the Premises, or for the appointment of a receiver, Lender shall have the right, in accordance with Sections 5/15-1701 and 5/15-1702 of the IMFL, to be placed in possession of the Premises or at its request to have a received appointed, and such receiver, or Lender, if and when placed in possession, shall have, in addition to any other powers provided in this Security Instrument, all powers, immunities and duties as provided for in Sections 2/15-1701 and 5/15-1702 of the IMFL.

(h)           INSURANCE.  Notwithstanding the provisions of Article III hereof, if Grantor fails to provide Lender evidence of the insurance coverages required pursuant to the provisions of this Security Instrument, Lender may purchase such insurance at Grantor’s expense to cover Lender’s interest in the Premises.  The insurance may, but need not, protect Grantor’s interest.  The coverages that Lender purchases may not pay any claim that Grantor makes or any claim that is made against Grantor in connection with the Premises.  Grantor may later cancel any insurance purchased by Lender but only after providing Lender with evidence that Grantor has obtained such insurance as required pursuant to Article III of this Security Instrument.  If Lender purchased insurance for the Premises, Grantor will be responsible for the costs of such insurance, including, without limitation, interest and any other charges which Lender may impose in connection with the placement of the insurance, until the effective date of the cancellation and the expiration of the insurance.  The cost of the insurance may be added to the Debt.  The cost of the insurance may be more than the cost of the insurance Grantor may be able to obtain on its own.

Section 18.37.  Certain Matters Relating to Property Located in the State of Indiana.  With respect to the Property which is located in the State of Indiana, notwithstanding anything contained herein to the contrary:

(a)           The following terms and references (for purposes of this Section only) shall mean the following:

(i)            “Applicable Law” means statutory and case law in the State, including, but not by way of limitation, Mortgages, Ind. Code 32-29, Mortgage Foreclosure Actions, Ind. Code 32-30-10, Receiverships, Ind. Code 32-30-5, and the Uniform Commercial Code - Secured Transactions, Ind. Code 26-1-9.1 (the “UCC”), as amended, modified and/or recodified from time to time; provided, however, if by reason of mandatory provisions of law, the perfection, the effect of perfection or nonperfection, and the priority of a security interests in any Collateral are governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to perfection, effect of perfection or non-perfection, and the priority of the security interests in any such Collateral.

(ii)           “County” means the County in the State in which the Property is located.

(iii)          “County Recorder” means the Recorder of the County.

(iv)          “State” means the state in which the Property is located.

(b)           Where any provision of this Security Instrument is inconsistent with any provision of Applicable Law regulating the creation or enforcement of a security interest in real or personal property, the provisions of Applicable Law shall take precedence over the provisions of this Security Instrument, but shall not invalidate or render unenforceable any other provisions of this Security Instrument that can be construed in a manner consistent with Applicable Law.

(c)           Notwithstanding any provision in this Security Instrument relating to a power of sale or other provision for sale of the Property upon default other than under a judicial proceeding, any sale of the Property pursuant to this Security Instrument will be made through a judicial proceeding.

(d)           Notwithstanding any provision in this Security Instrument purporting to irrevocably grant a security interest in the Property, upon the payment and satisfaction of this Security Instrument and upon the request of Grantor, Lender will file a release of this Security Instrument or other certification that this Security Instrument has been satisfied in the office of the recorder in the County.

(e)           In addition to any other obligation secured by this Security Instrument, this Security Instrument also secures:

future obligations and advances up to the maximum amount of two (2) times the Loan Amount (whether made as an obligation, made at the option of Lender, made after a reduction to a zero (0) or other balance, or made otherwise) to the same extent as if the future obligations and advances were made on the date of execution of this Security Instrument; and

future modifications, extensions, and renewals of any indebtedness or obligations secured by this Security Instrument.

(f)            To the extent the Applicable Law limits (i) the availability of the exercise of any of the remedies set forth herein, including without limitation the remedies involving the right of

Lender to exercise self-help in connection with the enforcement of the terms of this Security Instrument, or (ii) the enforcement of waivers and indemnities made by Grantor, such remedies, waivers, or indemnities shall be exercisable or enforceable, any provisions in this Security Instrument to the contrary notwithstanding, if, and to the extent, permitted by the laws in force at the time of the exercise of such remedies or the enforcement of such waivers or indemnities at the time of the execution and delivery of this Security Instrument.  Anything contained in this Security Instrument to the contrary, Lender shall enforce the terms and provisions of this Security Instrument subject to and in accordance with all applicable Legal Requirements and Applicable Law.

(g)           Anything contained herein or in Ind. Code 32-29-7-5 to the contrary notwithstanding, no waiver made by Grantor in this Security Instrument, or in any of the other terms and provisions of the Loan Documents, shall constitute the consideration for or be deemed to be a waiver or release by Lender of the right to seek a deficiency judgment against Grantor or any other Person or entity who may be personally liable for the Debt, which right to seek a deficiency judgment is hereby reserved, preserved and retained by Lender for its own behalf and its successors and assigns.

(h)           Part of the Property and Collateral is or may become fixtures.  It is intended that as to the fixtures, as such term is defined in Ind. Code 26-1-9.1-102(41), that are part of the Property, this Security Instrument shall be effective as a continuously perfected financing statement filed pursuant to Ind. Code 26-1-9.1-515 as a fixture filing from the date of the filing of this Security Instrument for record with the County Recorder.  In order to satisfy Ind. Code 26-1-9.1-502(a) and Ind. Code 26-1-9.1-502(b), the following information is hereby provided:

Name of Debtor:	Grantor is the “Debtor”

Address of Debtor:	See Section 11.01 of this Security Instrument

Type of Organization:	As set forth on the signature page hereof

State of Organization:	Delaware

Organization Number:	As set forth on the signature page hereof

Name of Secured Party:	Lender is the “Secured Party”

Address of Secured Party:	See Section 11.01 of this Security Instrument

Record Owner of Property:	Grantor

(i)            Grantor hereby acknowledges receipt of a copy of this Security Instrument in compliance with Lender’s obligation to deliver a copy of the fixture filing to Grantor pursuant to Section 9.1-502(f) of the UCC.

(j)            The final maturity date of the obligations secured hereby (including all extensions permitted pursuant to the terms of the Loan Documents) is the Payment Date occurring in                             , 201   .

(k)           The Property (i) does not contain any facility or facilities that are subject to reporting (by either Grantor or any tenant or lessee thereon or other person or entity in possession or occupancy of any portion thereof) under Section 312 of the federal Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. §11022); (ii) is not the site of any underground storage tanks; and (iii) is not listed on the Comprehensive Environmental Response, Compensation and Liability Information System (CERCLIS) in accordance with Section 116 of CERCLA (42 U.S.C. §9616).  By reason of the foregoing, the conveyance made by Grantor to Lender by this Security Instrument is not subject to the disclosure or other provisions of the Indiana Responsible Property transfer Law, Ind. Code 13-25-3.

(l)            If Lender exercises its rights under Section 13.02 (a)(viii) hereof and brings an action to recover judgment under the Note or any guaranty and during the pendancy of such action brings a separate action under this Security Instrument, such actions shall be consolidated.

(m)          The definition of Property shall include all refunds and rebates with respect to any tax or utility payments, regardless of the time period to which they relate.

(n)           All attorneys fees and expenses incurred by Grantor in connection with the enforcement of any of the terms of this Security Instrument shall include, without limitation, support staff costs and amounts expended in connection with litigation preparation and computerized research, telephone and telefax expenses, mileage, depositions, postage, photocopies, process service, videotapes, environmental testing and audits, environmental reviews and inspections and environmental clean-up and remediation.

(o)           Without limiting the scope of the assignment of Rents contained in this Security Instrument, the assignment of Rents set forth herein shall constitute an assignment of rents as set forth in Ind. Code 32-21-4-2 and thereby creates, and Grantor hereby grants to Lender, a security interest in the Rents that will be perfected upon the recording of this Security Instrument.

(p)           Subject to the terms and provisions of this Security Instrument, Grantor hereby irrevocably consents to the appointment of a receiver permitted under Applicable Law, which receiver, when duly appointed, shall have all of the powers and duties of receivers pursuant to Applicable Law.

(q)           The term “Debt” as defined in this Security Instrument shall include, without limitation, any judgment(s) or final decree(s) rendered to collect any money obligations of Grantor to Lender and/or to enforce the performance or collection of all covenants, agreements, other obligations and liabilities of the Grantor under this Security Instrument or any or all of the Loan Documents; provided, however, such Debt shall not include any judgment(s) or final decree(s) rendered in another jurisdiction, which judgment(s) or final decree(s) would be unenforceable by an Indiana Court pursuant to Ind. Code 34-54-3-4.  The obtaining of any judgment by Lender (other than a judgment foreclosing this Security Instrument) and any levy of any execution under any such judgment upon the Property shall not affect in any manner or to any extent the lien of this Security Instrument upon the Property or any part thereof, or any liens, powers, rights and remedies of Lender, but such liens, powers, rights and remedies shall continue unimpaired as before until the judgment or levy is satisfied.

(r)            Notwithstanding anything contained herein or the other Loan Documents to the contrary, the provisions in this Security Instrument regarding creation, validity, perfection, priority and enforceability of the lien and security interests created hereby, all warranties of title contained herein with respect to the Property and all provisions hereof relating to the realization of the security covered hereby with respect to the Property shall be governed by Applicable Law.

Section 18.38.  Certain Matters Relating to Property Located in the State of Kentucky.  With respect to the Property which is located in the Commonwealth of Kentucky, notwithstanding anything contained herein to the contrary:

(a)           The first paragraph of page 1 shall be amended to include “               County” in the address of the Lender.  KRS 382.430.

(b)           The Note has a maturity date of the Payment Date occurring in              , 201   .

(c)           The signature of the person who prepared the instrument is set forth on the cover page hereof, and such is deemed to be included as part of the preparer’s reference on the cover page hereof.  KRS 382.335.

(d)           With reference to KRS 382.520, it is acknowledged and agreed that this Security Instrument secures not only the initial advances under the Note but also all future advances and all other additional indebtedness, whether direct, indirect, future, contingent or otherwise, connected with or arising out of the Note and the Loan Documents, to the extent of not more than two (2) times the Loan Amount.  It shall be a default under this Security Instrument if Grantor requests a release, in the manner provided by KRS 382.250, of any portion of the lien securing any of the additional indebtedness secured by this Security Instrument prior to the date that all of the obligations have been paid and the Loan Documents have been terminated, and Grantor hereby waives any and all right to request such a release to the maximum extent permitted by law.

(e)           This Security Instrument is given to secure a loan or loans made, in whole or in part, for the purpose of erecting, improving and adding to a building or other improvements on the Premises.

(f)            FOR PURPOSES OF THE UNIFORM COMMERCIAL CODE THE FOLLOWING INFORMATION IS FURNISHED:

(i)            The name and address of the record owner of the real estate described in this instrument is:

the party set forth as Grantor on the signature page hereto c/o RLJ Urban Lodging Funds, 6903 Rockledge Drive, Suite 910, Bethesda, Maryland  20817

(ii)           the name and address of the Debtor (Grantor) is:

the party set forth as Grantor on the signature page hereto c/o RLJ Urban Lodging Funds, 6903 Rockledge Drive, Suite 910, Bethesda, Maryland  20817

(iii)          the name and address of the Secured Party (Lender) is:

Wachovia Bank, National Association, Commercial Real Estate Services, 8739 Research Drive URP 4, NC 1075, Charlotte, North Carolina  28262

(iv)          Information concerning the security interest evidenced by this instrument may be obtained from the Secured Party at its address above.

(v)                 This document covers goods which are or are to become fixtures.

Section 18.39.  Certain Matters Relating to Property Located in the State of Michigan.  With respect to the Property which is located in the State of Michigan, notwithstanding anything contained herein to the contrary:

(a)           Lender shall have all the rights, benefits and privileges set forth in this Security Instrument subject to the provisions of MCLA 554.231, MCLA 554.211 et seq. and MCLA 565.81 et seq.  It is the intention of the parties that the provisions of this Security Instrument, and all of the rights and powers granted or reserved to Lender hereunder, shall be construed and enforced to the broadest extent permissible under applicable Michigan law governing assignments of leases and rents including, without limitation, MCLA 554.231 et seq.  Any provision contained herein which would, as drafted, violate any provision of, or be in any respect unenforceable under, Michigan law shall be automatically deemed to be modified to the extent necessary, consistent with its purpose, to render such provision enforceable under Michigan law.

(b)           THIS SECURITY INSTRUMENT IS A “FUTURE ADVANCE MORTGAGE” PURSUANT TO M.C.L.A. 565.901.  ALL FUTURE ADVANCES UNDER THIS SECURITY INSTRUMENT OR UNDER ANY OF THE LOAN DOCUMENTS SHALL HAVE THE SAME PRIORITY AS IF THE FUTURE ADVANCE WAS MADE ON THE DATE THAT THIS SECURITY INSTRUMENT WAS RECORDED.  THIS SECURITY INSTRUMENT SHALL SECURE ALL INDEBTEDNESS OF BORROWER, ITS SUCCESSORS AND ASSIGNS, UNDER THIS SECURITY INSTRUMENT, WHENEVER AND HOWEVER INCURRED.  NOTICE IS HEREBY GIVEN THAT THE INDEBTEDNESS SECURED HEREBY MAY INCREASE AS A RESULT OF ANY DEFAULTS HEREUNDER BY

BORROWER DUE TO, FOR EXAMPLE AND WITHOUT LIMITATION, UNPAID INTEREST OR LATE CHARGES, UNPAID TAXES OR UNPAID INSURANCE PREMIUMS WHICH LENDER ELECTS TO ADVANCE PURSUANT TO THE TERMS OF THIS SECURITY INSTRUMENT, DEFAULTS UNDER LEASES THAT LENDER ELECTS TO CURE, ATTORNEYS’ FEES OR COSTS INCURRED IN ENFORCING THE LOAN DOCUMENTS OR OTHER EXPENSES INCURRED BY LENDER IN PROTECTING THE PREMISES, THE SECURITY OF THIS SECURITY INSTRUMENT OR LENDER’S RIGHTS AND INTERESTS.

(c)           Upon a default by Grantor, Lender, at Lender’s option, may declare all of the sums secured by this Security Instrument to be immediately due and payable without further demand.  Lender is hereby authorized and empowered to foreclose this Security Instrument and to sell the Property at public auction or venue pursuant to m.c.l.a. 600.3201 et seq. or judicially foreclose this Security Instrument under the provisions of m.c.l.a. 600.3101 et seq.  Grantor acknowledges that the power of sale herein granted may be exercised by Lender without prior judicial hearing.  Lender shall be entitled to collect all costs and expenses incurred in pursuing such remedies, including without limitation attorneys’ fees and costs.

(d)           This Security Instrument contains a power of sale which permits Lender to cause the Property to be sold by advertisement rather than pursuant to court action.  In a foreclosure by advertisement, there is no hearing involved and the only notice required is to publish notice in a local newspaper and to post a copy of the notice on the property.  Grantor hereby voluntarily and knowingly waives any right Lender may have by virtue of any applicable constitutional provision or statute to any notice or court hearing prior to the exercise of the power of sale, except as may be expressly required by the Michigan statute governing foreclosures by advertisement.  By execution of the Mortgage, Grantor represents and acknowledges that the meaning and the consequences of the foregoing have been discussed as fully as desired by Grantor with Grantor’s legal counsel.

(e)           As additional security for the Debt and performance of the covenants and agreements herein and in any other agreement contained, pursuant to Michigan Compiled Laws 554.231 et seq., as amended, Grantor hereby assigns and conveys to Lender and grants Lender security interests in any and all leases, written or unwritten, of the Property or any part thereof, heretofore, now or hereafter entered into and demising any part of the Property, and all rents, issues, income and profits derived from the use of the Property or any portion thereof, whether due or to become due.

(f)            Grantor’s failure, refusal or neglect to pay any taxes levied against the Property or any insurance premiums due upon policies of insurance covering the Property, shall constitute waste under Michigan Compiled Laws 600.2927, and Lender shall have a right to appointment of a receiver of the Property and of the earnings, income and profits thereof, with such powers as the Court making such appointment confers, and Grantor hereby irrevocably consents to such appointment in such event, and agrees to pay Lender’s costs and expenses incurred in such proceeding, including reasonably attorneys fees.  Payment by Lender for and on behalf of Grantor of any delinquent taxes, assessments, or insurance premiums payable by Grantor under the terms of this Security Instrument shall not cure the default herein described, nor shall it in any manner impair Lender’s right to the appointment of a receiver as set forth herein.

(g)           Grantors failure to pay taxes and/or assessments assessed against the Property, or any installment thereof, or any insurance premium upon policies covering the Property or any part thereof, shall constitute waste (although the meaning of the term “waste” shall not necessarily be limited to such nonpayment), as provided by Act No. 236 of the Public Acts of Michigan of 1961, as amended, and shall entitle Lender to all remedies provided for in such statute.  If Lender elects to seek a receiver under such statute, Grantor further agrees and consents to the appointment of a receiver under such statute.

(h)           Grantor understands that, upon the occurrence of an Event of Default, Lender hereby is authorized and empowered to sell the Property or to cause the same to be sold and to convey the same to the purchaser in any lawful manner, including but not limited to that provided by Chapter 32 of the Revised Judicature Act of Michigan, entitled “Foreclosure of Mortgage by Advertisement”, which permits Lender to sell the Property without affording Grantor a hearing or giving Grantor actual personal notice.  The only notice required under such Chapter 32 is to publish notice in a local newspaper and to post a copy of the notice on the Property.

(i)            In connection with Lender’s right to possession of the Property upon the occurrence of an Event of Default, Grantor acknowledges that it has been advised that there is a significant body of case law in Michigan that purports to provide that, in the absence of a showing of waste of a character sufficient to endanger the value of the mortgaged property, or other special factors, a mortgagor is entitled to remain in possession of mortgaged property, and to enjoy the income, rents and profits from the mortgaged property, during the pendency of foreclosure proceedings and until the expiration of the redemption period, even if the mortgage documents expressly provide to the contrary. Grantor further acknowledges that it has been advised that Lender recognizes the value of the security covered by this Security Instrument is inextricably intertwined with the effectiveness of the management, maintenance and general operation of the Property, and that Lender would not make the loan secured by this Security Instrument unless it could be assured that it would have the right to take possession of the Property in order to manage or to control management of the Property, and to enjoy the income, rents and profits from the Property, immediately upon the occurrence of an Event of Default, notwithstanding that foreclosure proceedings may not have been instituted, or are pending, or the redemption period may not have expired.  Accordingly, Grantor hereby knowingly, intelligently and voluntarily waives all right to possession of the Property from and after the occurrence of an Event of Default, upon demand for possession by Lender, and Grantor agrees not to assert any objection or defense to Lender’s request or petition to a court for possession.  The rights hereby conferred upon Lender have been agreed upon prior to any Event of Default, and the exercise by Lender of any such rights shall not be deemed to put Lender in the status of a “mortgagee in possession.”

(j)            For purposes of Article Nine of the Michigan Uniform Commercial Code, (a) Grantor is the “debtor” and is a limited liability company organized under the laws of the state of

Michigan, (b) the organization number assigned debtor by the state in which debtor is organized is B5179U, (c) Lender is the “secured party”, (d) information concerning the security interest created hereby may be obtained from Lender at its address set forth on page 1 of this Security Instrument, (e) Grantor’s mailing address is set forth on page 1 hereof; and (f) this financing statement is to be recorded in the real property records for the county in which the Property is located.

*   *   *   *   *

IN WITNESS WHEREOF, Grantor has duly executed this Security Instrument the day and year first above written.

Grantor’s Organizational Identification Number:			, Grantor
**[State “None” if applicable]**

	By:		,

its general partner

By:
Name:
Title:

Agreed to and Consented to by:

, Operating Tenant

By:
Name:
Title:

EXHIBIT A

Legal Description of Premises

EXHIBIT B

Summary of Reserves

See Cross-collateralization Agreement between Grantor and Lender of even date herewith.

EXHIBIT C

Initial Allocated Loan Amounts

See Cross-collateralization Agreement between Grantor and Lender of even date herewith.

EXHIBIT D

Required Engineering Work

See Cross-collateralization Agreement between Grantor and Lender of even date herewith.

EXHIBIT E

Form of Direction Letter

[Letterhead of Landlord]

[Name and Address of tenant]

Re: [Address of Premises]

Dear tenant:

You are hereby directed to make all future payments of rent and other sums due to Landlord under the Lease payable as follows:

Payable To:           [as currently being paid]

Address:

Please take particular care in making the check payable only to the above-mentioned names because only checks made payable to the referenced names will be credited against sums due by you to landlord.  Until otherwise advised in writing by Landlord and the above-mentioned bank (or its successor), you should continue to make your payments for rent and other sums as directed by the terms of this letter.

Thank you in advance for your cooperation with this change in payment procedures.

By:

EXHIBIT F

Property:
Location:
Cash Flow Statement for Month of:	Year:

	Current	Year to
	Month	Date
REVENUE
Net Rental Revenue
Other Revenue
Effective Gross Income

OPERATING EXPENSES
Common Area Maintenance
Payroll
Administration
Leasing
Service
Clean & Decorate
Utilities
Repairs & Maintenance
Taxes
Insurance
Management Fees
Other
Total Operating Expenses
Net Operating Income

RECURRING EXPENSES
To Include Expenses for: Carpet Replacement, Appliance Replacement, HVAC/Water Heater Replacement; Miniblinds/Drapes/Ceiling Fans:

NON-RECURRING EXPENSES

To Include Capital Expenses for: Playground, Major Signage, Lawns/Trees/Shrubs, Paving/Parking, Roof Replacement, Carpentry/Siding/Balconies, Exterior Paint, Major Concrete/Sidewalks, Foundations, Major Exterior, Boiler Replacement, Major HVAC Replacement, Plumbing Replace, Electrical Replace, Other Major, Fire & Storm, Ins. Loss Recovery:

Net Cash Flow

Certified By:
Name:
Title:
Management Company:

EXHIBIT G

CREDIT CARD PAYMENT DIRECTION LETTER

[Date]

Re:	(the “Company”)

Gentlemen:

                        (the “Processor”) has entered into arrangements pursuant to which Processor acts as credit card processing service provider with respect to certain credit card and debit card sales by Company and makes payments to Company in respect of such sales as set forth in the [Merchant Services Bankcard Agreement], dated                    between Processor and  Company (and together with any replacement agreement thereto, referred to herein as the “Card Processing Agreement”).

Please be advised that Company has entered or is about to enter into financing arrangements with                      (the “Lender”) pursuant to which Lender may from time to time make loans and advances and provide other financial accommodations to Company, secured by, among other things, all of Company’s right, title and interest in and to all deposit and other bank accounts and proceeds of the foregoing, including all amounts at any time payable by Processor to Company pursuant to the Card Processing Agreement or otherwise.

Notwithstanding anything to the contrary contained in the Card Processing Agreement or any prior instructions to Processor, unless and until Processor receives written instructions from Lender to the contrary, effective as of the day after the date of Processor’s written acknowledgement below all amounts payable by Processor to Company pursuant to the Card Processing Agreement or otherwise shall be sent by federal funds wire transfer or electronic depository transfer to the following bank account of Lender:

(the “Bank”)
ABA Number:
For the Account of:
its successors and assigns
Account Number:
Attn: , Fax:

In the event Processor at any time receives any other instructions from Lender with respect to the disposition of amounts payable by or through Processor to Company pursuant to the Card Processing Agreement or otherwise, Processor is hereby irrevocably authorized and directed to follow such instructions, without inquiry as to Lender’s right or authority to give such instructions.  Company and Lender acknowledge that (a) any instructions from Lender to Processor to change the account to which funds must be sent by a vice president or other officer of Lender to                      ; (b) such instructions shall only provide for funds to be sent to a single deposit account of Lender, in a manner with respect to the nature of the funds transfer and at times consistent with the payment practices of Processor as then in effect, unless otherwise agreed by  Processor.  The Company agrees to hold harmless Processor for any action taken by Processor in accordance with the terms of this letter and the Card Processing Agreement; and Lender shall complete such account change forms as Processor may require.  The Company hereby acknowledges that the account set forth above is owned by Company but is under the control of Lender.

Lender and Company hereby confirm and agree as follows:  (i) the Card Processing Agreement is in full force and effect and (ii) this Payment Direction Letter does not prohibit or limit any rights Processor possesses under the Card Processing Agreement, including but not limited to Processor’s right to debit, offset or charge back any amount owing to Processor under the Card Processing Agreement or any replacement or renewal thereof, against funds sent to or to be sent to the above referenced bank account.

This Payment Direction Letter cannot be changed, modified, or terminated, except by written agreement signed by Lender, Company and Processor.  Processor agrees to use reasonable efforts to ensure payment instructions are followed, but Lender and Company herein acknowledge that Processor shall incur no liability for changes or modifications wherein Processor has received instructions from Company or Lender to change deposit instructions.  The terms of this Payment Direction Letter shall be governed by the laws of the State of New York.

Please acknowledge your receipt of, and agreement to, the foregoing by signing in the space provided below.

Very truly yours,

(the “Company”)

By:
Name:
Title:

Date: